                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
   [ ] Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
   [x] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                           ANALYSIS & TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
   [ ] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


       1)    Title of each class of securities to which transaction applies:

       2)    Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)    Proposed maximum aggregate value of transaction:

       5)    Total fee paid:


[x] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

             --------------------------------------

       2)    Form, Schedule or Registration Statement No.:

             --------------------------------------

       3)    Filing Party:

             --------------------------------------

       4)    Date Filed:

             --------------------------------------

[A & T Logo]
                                                     ANALYSIS & TECHNOLOGY, INC.
                                                           P.O. BOX 220, ROUTE 2
                                                 NORTH STONINGTON, CT 06359-0220
                                                            PHONE (860) 599-3910
                                                                    www.aati.com


                                                                    May 21, 1999


            PROPOSED ACQUISITION TRANSACTION WITH ANTEON CORPORATION
                          YOUR VOTE IS VERY IMPORTANT.

Dear Shareholders:


     With the unanimous approval of our Board of Directors, we have entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which we would be acquired by Anteon Corporation of Fairfax, Virginia. Under the Merger Agreement, each share of our Common Stock would be converted into the right to receive $26.00 in cash. Analysis & Technology would become a wholly owned subsidiary of Anteon Corporation. If the merger occurs, you would receive cash and would have no continuing interest in the corporation.


     Anteon is a leading provider of information technology systems, services and solutions and other professional services to a wide range of customers within the U.S. federal government. Anteon's lines of business include information technology, systems engineering and technology management services. There is little overlap between our specific technical capabilities and clientele. We believe that the synergy possible will stimulate growth for both businesses. Being part of a larger corporation also should improve A&T's ability to bid and win the increasingly larger contracts which are part of our market environment.


     To complete the merger, the holders of at least two-thirds of our outstanding Common Stock must approve it. We have scheduled a special meeting on June 22, 1999 to take this vote. YOUR VOTE IS VERY IMPORTANT.


     Whether or not you plan on attending the special meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. A postage paid envelope is provided for returning your proxy. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the proposed merger. If you fail to return your card and do not vote at the meeting, your action will have the same effect as voting AGAINST the merger.

     Only shareholders of record as of April 26, 1999 are entitled to vote at the meeting. The date, time and place of the special meeting are as follows:


                            Tuesday, June 22, 1999


                            11:00 A.M.

                            The Mystic Hilton
                            20 Coogan Boulevard
                            Mystic, Connecticut

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF A&T AND ITS SHAREHOLDERS. THE BOARD ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. A&T SHAREHOLDERS SHOULD BE AWARE THAT, IN DETERMINING TO SELL A&T, THE DIRECTORS OF A&T HAD CERTAIN POTENTIALLY CONFLICTING INTERESTS. SOME OF THESE POTENTIALLY CONFLICTING INTERESTS COULD HAVE INFLUENCED THE BOARD OF DIRECTORS' APPROVAL OF THE MERGER AGREEMENT AND ITS RECOMMENDATION THAT THE A&T SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT. SEE "THE MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER" IN THE ATTACHED PROXY STATEMENT.

     The attached Proxy Statement provides you with detailed information about the proposed merger. Before you vote, we encourage you to read carefully the entire Proxy Statement, including the documents attached to the Proxy Statement and the copy of the 1998 Annual Report to Shareholders which is also enclosed.


     On behalf of your Board of Directors, we thank you for your continued support and again we urge you to vote FOR the approval of the Merger Agreement.

                                          Sincerely,
                                          /s/ Gary P. Bennett
                                          Gary P. Bennett
                                          Chairman, President and

                                          Chief Executive Officer

                          ANALYSIS & TECHNOLOGY, INC.

                                  P.O. BOX 220
                                    ROUTE 2
                      NORTH STONINGTON, CONNECTICUT 06359
                                 (860) 599-3910

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 22, 1999



     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Analysis & Technology, Inc. ("A&T") will be held at 11:00 A.M. on Tuesday, June 22, 1999 at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut, for the following purposes:


          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 7, 1999 (the "Merger Agreement"), among Anteon Corporation ("Anteon"), Buffalo Acquisition Corporation, a wholly owned subsidiary of Anteon ("Merger Sub"), and A&T pursuant to which (i) Merger Sub would merge with and into A&T (the "Merger") and (ii) each outstanding share of A&T Common Stock (other than shares the holders of which have exercised dissenters' rights under the Connecticut Business Corporation Act and shares owned by A&T, Anteon or Merger Sub or their wholly owned subsidiaries) would be converted into the right to receive $26.00 in cash; and

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Proxy Statement.

     The Board of Directors of A&T has fixed April 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, and accordingly, only holders of record of A&T's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

     Approval of the Merger Agreement requires the affirmative vote of two-thirds of the voting power of the outstanding Common Stock of A&T as of the record date.

     Shareholders owning shares of A&T Common Stock are entitled to assert dissenters' rights under the Connecticut Business Corporation Act.

     THE BOARD OF DIRECTORS OF A&T UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. A&T SHAREHOLDERS SHOULD BE AWARE THAT, IN DETERMINING TO SELL A&T, THE DIRECTORS OF A&T HAD CERTAIN POTENTIALLY CONFLICTING INTERESTS. SOME OF THESE POTENTIALLY CONFLICTING INTERESTS COULD HAVE INFLUENCED THE BOARD OF DIRECTORS' APPROVAL OF THE MERGER AGREEMENT AND ITS RECOMMENDATION THAT THE A&T SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT. SEE "THE MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER" IN THE ATTACHED PROXY STATEMENT.

                                          By Order of the Board of Directors of
                                          ANALYSIS & TECHNOLOGY, INC.
                                          /s/ David M. Nolf
                                          DAVID M. NOLF
                                          Executive Vice President and Secretary


May 21, 1999


     SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY FOR ANY REASON, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

PROXY STATEMENT


                          ANALYSIS & TECHNOLOGY, INC.
                                  P.O. BOX 220
                                    ROUTE 2
                    NORTH STONINGTON, CONNECTICUT 06359-0220
                                 (860) 599-3910
                            ------------------------

                   SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

                                ON JUNE 22, 1999



     This Proxy Statement is being furnished by the Board of Directors of Analysis & Technology, Inc., a Connecticut corporation ("A&T"), to the holders of A&T's Common Stock, no par value (the "A&T Common Stock"), in connection with the solicitation of proxies by the A&T Board of Directors for use at a special meeting of shareholders of A&T to be held at 11:00 A.M. on Tuesday, June 22, 1999, at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut (the "Special Meeting"), and at any adjournments thereof. The Board of Directors has fixed April 26, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting.



     This Proxy Statement, the accompanying Notice of Special Meeting and form of proxy are first being mailed to the shareholders of A&T on or about May 21, 1999.


     The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 7, 1999 (the "Merger Agreement"), among Anteon Corporation ("Anteon"), Buffalo Acquisition Corporation, a wholly owned subsidiary of Anteon ("Merger Sub"), and A&T pursuant to which Merger Sub would merge with and into A&T (the "Merger"), all on and subject to the terms and conditions contained therein. See "SUMMARY," "THE MERGER" and ANNEX A to this Proxy Statement.

     Upon consummation of the Merger each outstanding share of A&T Common Stock (other than shares the holders of which have exercised dissenters' rights under the Connecticut Business Corporation Act (the "CBCA") and shares owned by A&T, Anteon or Merger Sub and their wholly owned subsidiaries) will be converted into the right to receive $26.00 in cash. See "THE MERGER -- Dissenting Shareholders' Rights."

     The Board of Directors recommends that the shareholders of A&T approve the Merger Agreement.

     A&T Common Stock is listed and traded on The Nasdaq Stock Market, Inc. under the symbol "AATI." On March 5, 1999, the last business day prior to public announcement of the execution of the Merger Agreement, the high and low sale prices per share of A&T Common Stock on The Nasdaq Stock Market, Inc. were $22 and $21 5/8, respectively.


               THE DATE OF THIS PROXY STATEMENT IS MAY 21, 1999.

                             AVAILABLE INFORMATION


     A&T is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by A&T can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the following address: http://www.sec.gov. Since the A&T Common Stock is listed on The Nasdaq Stock Market, Inc. (NASDAQ: AATI), reports, proxy statements and other information relating to A&T can also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506, Attn: Regulatory Filings.



     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE, WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." A COPY OF SUCH DOCUMENTS (OTHER THAN CERTAIN EXHIBITS THERETO) IS AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO: ANALYSIS & TECHNOLOGY, INC., P.O. BOX 220, ROUTE 2, NORTH STONINGTON, CONNECTICUT 06359-0220, ATTN: ELAINE G. BECKWITH, INVESTOR RELATIONS MANAGER (TELEPHONE NUMBER (860) 599-3910). DOCUMENTS REQUESTED WILL BE SENT BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF THE REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY JUNE 15, 1999.


     No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by A&T. The delivery of this Proxy Statement shall not under any circumstances create any implication that there has been no change in the affairs of A&T since the date hereof or that the information contained or incorporated herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by A&T with the SEC (File No. 0-14161) under
Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement:


          (i) A&T's Annual Report on Form 10-K for the year ended March 31, 1998 (filed June 25, 1998), as amended by Amendment No. 1 (filed June 30, 1998) and Amendment No. 2 (filed May 5, 1999);


          (ii) A&T's Quarterly Reports on Form 10-Q for the periods ended June 30, 1998 (filed August 13, 1998), September 30, 1998 (filed November 30,
     1998) and December 31, 1998 (filed February 16, 1999); and

          (iii) A&T's Current Report on Form 8-K, dated March 7, 1999 (filed March 9, 1999).

                    DELIVERY OF ANNUAL AND QUARTERLY REPORTS

     A copy of A&T's 1998 Annual Report to Shareholders accompanies this Proxy Statement, and a copy of A&T's Quarterly Report on Form 10-Q for the period ended December 31, 1998 is attached to this Proxy Statement as ANNEX B.

                           FORWARD LOOKING STATEMENTS

     This Proxy Statement and the documents incorporated herein by reference contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements are based on expectations at the time they were made and are subject to a number of risks and uncertainties. Statements relating to A&T's or management's intentions, hopes, beliefs, expectations or predictions are forward-looking statements. A&T cautions readers that in addition to the important factors described elsewhere in this Proxy Statement and the documents incorporated herein by reference, the factors listed below, among others, sometimes have affected, and in the future could affect, A&T's actual results and could cause future results to differ materially from those contained in or indicated by any forward-looking statements made by, or on behalf of, A&T. There may be additional factors not enumerated which could have a similar impact, including factors which affect business generally, such as economic conditions.

     These factors include but are not limited to:

          (a) the risks of engaging in the government contracting business;

          (b) A&T's dependence upon congressional and contracting agency approvals;

          (c) A&T's dependence on the Navy as its principal customer; and

          (d) the competitive nature of A&T's business.

     Additional important factors include:

     - Budget reductions and Navy program funding priorities: While spending by the Navy, A&T's principal customer, is expected to be level for several years, A&T continues to be susceptible to changes in the Government's requirements and priorities. A&T's business can be adversely affected by reductions in Department of Defense programs that are important to A&T.

     - Product development and acceptance: The development of new customer-purchased products is complex and involves many risks. A&T's results could be adversely affected by such factors as development delays, increases in costs, and delays in customer purchases.

     - New ventures: A&T from time to time enters into new ventures, including some with other companies. While A&T believes that these new ventures are strategically important, there are substantial uncertainties associated with the development of new services, products, and technologies. Initial timetables for development and introduction of products may not be achieved. Cost and performance targets may not be feasible. External factors, such as development of competitive alternatives or government regulation, may cause anticipated markets not to develop or to evolve in unexpected directions.

     - Acquisitions: A&T's strategic plan calls for acquisition of companies in both its Engineering/IT and technology-based training businesses. A&T's results could be adversely affected by problems associated with the integration of the acquired businesses with A&T.


     - Year 2000: Third party failure to complete their Year 2000 conversion in a timely manner.


     In particular, the projections contained in this Proxy Statement under "A&T SUMMARY FINANCIAL PROJECTIONS" were based on a number of estimates and assumptions, some (but not all) of which are described therein. The estimates and assumptions underlying these projections involved judgments with respect to, among other things, future economic, competitive, regulatory and market conditions and future business conditions which, though considered by management of A&T to be reasonable at the time made, may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of A&T. There can be no assurance that the projections will be realized, and actual results may be materially greater or less than those shown. In light of the uncertainties inherent in forward-looking information of any kind, the inclusion of projections in this Proxy Statement should not be regarded as an indication that Anteon or anyone else who received this information considered or considers it a reliable indicator of future operating results, and this information should not be relied on as such.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    i
DELIVERY OF ANNUAL AND QUARTERLY REPORTS....................    i
FORWARD LOOKING STATEMENTS..................................    i
SUMMARY.....................................................    1
  Parties to the Merger.....................................    1
     Anteon and Merger Sub..................................    1
     A&T....................................................    1
  Special Meeting; Record Date..............................    1
  The Merger; Exchange Price................................    1
  Vote Required.............................................    2
  Effective Time............................................    3
  Recommendation of A&T's Board of Directors................    3
  Opinion of Financial Advisor..............................    3
  Dissenting Shareholders' Rights...........................    3
  Business Pending Consummation.............................    3
  Conditions to Consummation; Termination...................    4
  Interests of Certain Persons in the Merger................    4
  Selected Consolidated Financial Data......................    5
  Results of A&T's Operations for the Fiscal Year Ended
     March 31, 1999.........................................    6
GENERAL INFORMATION.........................................    8
  General...................................................    8
  Proxies and Voting........................................    8
VOTING SECURITIES AND PRINCIPAL HOLDERS.....................    9
  Security Ownership of Certain Beneficial Owners...........    9
  Security Ownership of Management..........................   10
THE MERGER..................................................   12
  Background and Reasons for the Merger; Recommendations of
     the A&T Board..........................................   12
  Fairness Opinion..........................................   15
  The Merger Agreement......................................   17
     General Description....................................   17
     Consideration..........................................   17
     A&T Stock Options......................................   18
     Conditions to the Merger...............................   18
     Conduct of Business Pending the Merger.................   19
     Representations and Warranties.........................   19
     Conversion of Certificates and Options.................   20
     Effective Time; Amendments; Termination................   20
     Fees and Expenses......................................   21
  Interests of Certain Persons in the Merger................   22

                                                              PAGE
                                                              ----
     Indemnification Rights.................................   22
     A&T Options............................................   22
     Change In Control Agreements...........................   23
     Deferred Compensation Plan.............................   24
  Material Federal Income Tax Consequences..................   25
  Dissenting Shareholders' Rights...........................   26
MARKET PRICES...............................................   28
SELECTED CONSOLIDATED FINANCIAL DATA........................   29
RESULTS OF A&T'S OPERATIONS FOR THE FISCAL YEAR ENDED MARCH
  31, 1999..................................................   32
A&T SUMMARY FINANCIAL PROJECTIONS...........................   33
INDEPENDENT ACCOUNTANTS.....................................   34
EXPERTS.....................................................   34
PROPOSALS OF SHAREHOLDERS...................................   34
OTHER MATTERS...............................................   35
ANNEX A:  AGREEMENT AND PLAN OF MERGER
ANNEX B:  ANALYSIS & TECHNOLOGY, INC. QUARTERLY REPORT ON FORM
          10-Q FOR THE PERIOD ENDED DECEMBER 31, 1998
ANNEX C:  OPINION OF QUARTERDECK INVESTMENT PARTNERS, INC.
ANNEX D:  SECTIONS 33-855 THROUGH 33-872 OF THE CONNECTICUT
          BUSINESS CORPORATION ACT

                                    SUMMARY

     The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement. This summary is not intended to be a summary of all material information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto and in the documents incorporated by reference in this Proxy Statement. A copy of the Merger Agreement is set forth in ANNEX A to this Proxy Statement and reference is made to the Merger Agreement for a complete description of the terms of the Merger. The corporation surviving the Merger is sometimes referred to in this Proxy Statement as the "Surviving Company." Shareholders are urged to read carefully the entire Proxy Statement, including the Annexes, and the A&T 1998 Annual Report to Shareholders which accompanies this Proxy Statement. As used in this Proxy Statement, the terms "A&T," "Anteon" and "Merger Sub" refer to such organizations, respectively, and, unless the context otherwise requires, such organizations and their respective subsidiaries.

PARTIES TO THE MERGER.

  Anteon and Merger Sub.

     Anteon is a corporation organized under the laws of Virginia. Merger Sub is a subsidiary of Anteon formed specifically for the purpose of effecting the acquisition of A&T by Anteon. Anteon is a leading provider of information technology systems, services and solutions and other professional services principally to a wide range of customers within the U.S. federal government. Anteon's business lines include information technology, systems engineering and technology management services. Functional areas of expertise include finance, logistics, transportation, health care, human resources, manufacturing and material technologies, C4I, avionics, and acquisition management. The principal executive offices of Anteon and Merger Sub are located at 3211 Jermantown Road, Fairfax, Virginia 22030 and their telephone number is (703) 246-0200. It is anticipated that A&T will be operated as a separate subsidiary of Anteon following the Merger.

  A&T.

     A&T was incorporated under Connecticut law in 1969. A&T and its subsidiaries provide engineering and information services and products and technology-based training systems, for the military, civil government agencies and private industry. A&T also designs, develops and prototypes mission-critical electronic systems for ships and aircraft, incorporating commercial off-the-shelf technology. The principal executive offices of A&T are located at Route 2, North Stonington, Connecticut 06359-0220, and its telephone number is
(860) 599-3910.

     Neither Anteon nor any of its affiliates controls, is controlled by or is under common control with A&T or any of its affiliates.

SPECIAL MEETING; RECORD DATE.


     The Special Meeting will be held on Tuesday, June 22, 1999 at 11:00 A.M., at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut, for the purpose of considering and voting upon a proposal to approve the Merger Agreement.



     The Board of Directors of A&T has fixed the close of business on April 26, 1999 as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). As of the Record Date, there were 3,678,774 shares of A&T Common Stock issued and outstanding and entitled to be voted at the Special Meeting.


     See "GENERAL INFORMATION."

THE MERGER; EXCHANGE PRICE.

     Under the terms of the Merger Agreement, Merger Sub would merge with and into A&T. Upon consummation of the Merger, each outstanding share of A&T Common Stock (other than shares the holders of which have exercised dissenters' rights under the CBCA and shares owned by A&T, Anteon and Merger Sub and their wholly owned subsidiaries) would be converted into the right to receive $26.00 in cash. Shareholders of A&T prior to the Merger will retain no continuing interest in A&T after completion of the Merger. See "THE MERGER -- Dissenting Shareholders' Rights."

VOTE REQUIRED.

     Under the CBCA, approval of the Merger Agreement requires the affirmative vote of two-thirds of the voting power of the outstanding shares of A&T Common Stock as of the Record Date.

     The directors and executive officers of A&T (including certain of their related interests) and Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C., and Jeffrey L. Gendell (collectively, "Tontine Partners") beneficially owned, as of the Record Date, and are entitled to vote at the Special Meeting, 1,324,550 shares of A&T Common Stock, which represents 36.0% of the A&T Common Stock entitled to be voted at the Special Meeting. (Such shares include shares allocated to the accounts of the directors and executive officers of A&T under the A&T Employee Stock Ownership Plan (the "ESOP"), the A&T Savings and Investment Plan and its Deferred Compensation Plan.) Accordingly, assuming that the directors and executive officers of A&T and Tontine Partners vote their shares of A&T Common Stock in favor of approval of the Merger Agreement, approval of the Merger Agreement will require the affirmative vote of the holders of an additional 30.7% of the shares of A&T Common Stock in order for the Merger Agreement to be approved.

     Approximately 14.2% of the outstanding A&T Common Stock is held by the ESOP. Participants in the ESOP have the right to direct how shares allocated to their accounts (whether vested or not) are to be voted by the trustees of the ESOP. Any shares for which participants have given directions to the trustees of the ESOP will be voted in accordance with such instructions. All A&T Common Stock held by the ESOP for which voting directions are not given to the trustees of the ESOP will be voted by the trustees in their discretion. The trustees of the ESOP, which consist of four A&T employees including V. Lehman Woods, Stephen
E. Johnston and Gerald Snyder, who are executive officers of A&T, have an obligation to act in accordance with their fiduciary duties to participants in exercising voting discretion over A&T Common Stock held by the ESOP.


     In addition, an aggregate of 226,953 shares of A&T Common Stock are held by the A&T Savings and Investment Plan and its Deferred Compensation Plan. Participants in the A&T Savings and Investment Plan have the right to direct how shares allocated to their accounts are to be voted. Shares held under this plan for which voting instructions are not received will be voted by the trustees in the same proportion as shares held therein for which voting instructions are received. T. Rowe Price Trust Company is the trustee of the A&T Savings and Investment Plan. Shares held in the Deferred Compensation Plan for persons for whom shares are also held under the A&T Savings and Investment Plan will be voted in accordance with any directions given with respect to the shares held for such persons under the A&T Savings and Investment Plan. Any shares held under the Deferred Compensation Plan for persons who hold shares under the A&T Savings and Investment Plan and who do not give voting directions for such shares or for persons who do not hold shares under the A&T Savings and Investment Plan will be voted by the trustee, T. Rowe Price Trust Company, as directed by the committee which administers the Deferred Compensation Plan (the "Deferred Compensation Plan Committee") in the exercise of the Deferred Compensation Plan Committee's discretion. The Deferred Compensation Plan Committee, which consists of three employees of A&T including Stephen E. Johnston and Jay W. Ryerson, who are executive officers of A&T, have an obligation to act in accordance with their fiduciary duties to participants in exercising voting discretion over A&T Common Stock held by the Deferred Compensation Plan.


     See "GENERAL INFORMATION -- Proxies and Voting."

     A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

EFFECTIVE TIME.

     Subject to the terms of the Merger Agreement regarding termination thereof, the effective time of the Merger (the "Effective Time") will be the time of filing all necessary documentation, together with any required related certificates, with the Secretary of the State of the State of Connecticut (or such later date as is set forth in such documentation). The Effective Time will occur upon the closing of the Merger (the "Closing") which will take place as soon as practicable following the satisfaction or waiver of all conditions precedent to consummation of the Merger, some of which are not under the control of Anteon or A&T. See "THE MERGER -- The Merger Agreement -- Effective Time; Amendments; Termination."

RECOMMENDATION OF A&T'S BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS OF A&T HAS APPROVED THE MERGER AGREEMENT BY UNANIMOUS VOTE, BELIEVES IT IS IN THE BEST INTERESTS OF A&T AND ITS SHAREHOLDERS AND RECOMMENDS ITS APPROVAL BY A&T'S SHAREHOLDERS. SEE "THE MERGER -- BACKGROUND OF THE MERGER." A&T'S SHAREHOLDERS SHOULD BE AWARE THAT, IN DETERMINING TO SELL A&T, THE DIRECTORS OF A&T HAD CERTAIN POTENTIALLY CONFLICTING INTERESTS. SOME OF THESE POTENTIALLY CONFLICTING INTERESTS COULD HAVE INFLUENCED THE BOARD OF DIRECTORS' APPROVAL OF THE MERGER AGREEMENT AND ITS RECOMMENDATION THAT THE A&T SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT. SEE "THE MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

OPINION OF FINANCIAL ADVISOR.

     Quarterdeck Investment Partners, Inc. ("Quarterdeck") has advised A&T's Board of Directors that, in its opinion, the consideration to be paid to shareholders of A&T and to holders of options to purchase A&T Common Stock ("A&T Options") set forth in the Merger Agreement is fair to such shareholders and option holders from a financial point of view. The full text of Quarterdeck's opinion, dated March 7, 1999, which describes the procedures followed, assumptions made and other matters in connection with rendering such opinion, is set forth in ANNEX C to this Proxy Statement and should be read in its entirety by A&T's shareholders. For further information regarding the opinion of Quarterdeck, see "THE MERGER -- Opinion of Financial Advisor." See also, "A&T SUMMARY FINANCIAL PROJECTIONS."

DISSENTING SHAREHOLDERS' RIGHTS.

     Under the CBCA, a shareholder owning shares of A&T Common Stock is entitled to dissent from the Merger and to receive cash from A&T, as the surviving corporation of the Merger, equal to the fair value of such shareholder's shares of A&T Common Stock.


     See "THE MERGER -- Dissenting Shareholders' Rights" and ANNEX D, which set forth the procedures to be followed by a holder of A&T Common Stock who wishes to exercise the right to dissent.


BUSINESS PENDING CONSUMMATION.

     In general, A&T has agreed in the Merger Agreement that it will, and will cause its subsidiaries to, conduct their respective businesses prior to the Effective Time only in the ordinary course of business consistent with past practices. During such period, A&T has agreed not to take certain actions, nor permit any of its subsidiaries to take certain actions, except as otherwise agreed to by Anteon or as specifically provided in the Merger Agreement, including, among other things;


     - issuing additional capital stock (other than upon exercise of A&T Options or pursuant to the ESOP, the A&T Savings and Investment Plan or its Deferred Compensation Plan);


     - selling significant portions of its assets;

     - paying dividends on the A&T Common Stock;

     - acquiring other businesses, incurring additional debt except in the ordinary course of business consistent with past practice, authorizing substantial additional capital expenditures or purchases of fixed assets or entering into or amending material contracts except in the ordinary course of business consistent with past practice;

     - increasing compensation except as described in the Merger Agreement; or

     - making changes in its accounting policies or procedures except as may be required under generally accepted accounting principles.

     See "THE MERGER -- The Merger Agreement -- Conduct of Business Pending the Merger."

CONDITIONS TO CONSUMMATION; TERMINATION.

     The obligation of each party to consummate the Merger is subject to the satisfaction or waiver of certain conditions, including:

          (a) the absence of any temporary restraining order, preliminary or permanent injunction or other order that would restrain or prohibit the consummation of the Merger;

          (b) approval of the Merger by the requisite vote of the shareholders of A&T;

          (c) the expiration or earlier termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").


     The Merger Agreement specifies certain additional conditions to the obligations of Anteon and Merger Sub and to the obligation of A&T to consummate the Merger. By letter dated April 19, 1999, the United States Federal Trade Commission notified A&T that A&T's request for early termination of the waiting period under the HSR Act had been granted on that date. A&T believes that it is not likely that either it or Anteon will waive any material condition to the Merger. In the event of any changes in the terms of the Merger, including the waiver of any condition, which would be material to the shareholders of A&T, A&T will circulate revised or supplemental proxy soliciting material to its shareholders.


     See "THE MERGER -- The Merger Agreement -- Conditions to the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER.

     Pursuant to the Merger Agreement, Anteon has agreed to cause the Surviving Company to honor A&T's obligations under its certificate of incorporation, bylaws or any indemnification agreement of A&T in effect on the date of the Merger Agreement to indemnify and hold harmless each present and former director, officer or employee of A&T or any of its subsidiaries from liabilities for acts or omissions occurring at or prior to the Effective Time.

     In addition, for a period of six years after the Effective Time, Anteon has agreed to maintain or cause to be maintained A&T's current directors' and officers' liability insurance (or comparable coverage). See "THE
MERGER -- Interests of Certain Persons in the Merger -- Indemnification Rights."

     The directors and executive officers of A&T hold A&T Options. In connection with the consummation of the Merger, these directors and executive officers will receive the economic benefit of such A&T Options whether they are by their terms exercisable or not. See "THE MERGER -- Interests of Certain Persons in the Merger -- A&T Options."

     A&T has entered into Change In Control Agreements with its executive officers. In the event that the employment of an executive officer is terminated within two years following a change in control or the executive officer quits under certain circumstances, the executive officer would be entitled to receive a lump-sum payment and certain other benefits. Pursuant to various agreements to which A&T and John A. Robic, the President of A&T's Interactive Media Corp. subsidiary, are parties, Mr. Robic will be entitled to receive various payments upon a change of control of A&T. He will also be entitled to receive a cash payment if he is still employed by Interactive Media Corp., A&T, an affiliate of A&T, or any successor thereof 18 months following a change in control of A&T or Interactive Media Corp. or if his employment is involuntarily terminated prior to that date other than for cause. For purposes of these Change In Control Agreements and the agreements with Mr. Robic, the Merger would constitute a change in control of A&T. See "THE MERGER -- Interests of Certain Persons in the Merger -- Change In Control Agreements."


     Shares of A&T Common Stock and other investments are held by the A&T Deferred Compensation Plan for the benefit of participants therein which include certain of the directors and executive officers of A&T. A&T's Deferred Compensation Plan has allowed certain directors and officers of A&T to defer receipt of some portion of their compensation from A&T. In the event of a change of control of A&T (which would include approval of the Merger Agreement by the A&T shareholders), the Deferred Compensation Plan Committee may, in its discretion, pay the value of deferred income accounts immediately. The Deferred Compensation Plan Committee has indicated that it will pay such amounts as of the Effective Time. As a result of the Merger, no participant in the Deferred Compensation Plan will receive any amount above the amounts deferred from such participant's compensation (and earnings on the amounts so deferred). See "THE MERGER -- Interests of Certain Persons in the Merger -- Deferred Compensation Plan."


SELECTED CONSOLIDATED FINANCIAL DATA.


     The following tables set forth certain selected consolidated financial information for A&T for the fiscal years ended March 31, 1998, 1997, 1996, 1995 and 1994 and for the nine months ended December 31, 1998 and 1997. This information should be read in conjunction with the consolidated financial statements of A&T, including the respective notes thereto, and the other documents incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." See also "RESULTS OF A&T'S OPERATIONS FOR THE FISCAL YEAR ENDED MARCH 31, 1999."


                          ANALYSIS & TECHNOLOGY, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

YEARS ENDED MARCH 31,                   1998        1997        1996        1995        1994
---------------------                 --------    --------    --------    --------    --------
Revenue from continuing
  operations........................  $159,956    $142,547    $122,924    $131,174    $129,359
Costs and expenses..................   152,011     135,777     116,670     125,222     124,000
                                      --------    --------    --------    --------    --------
Operating earnings from continuing
  operations........................     7,945       6,770       6,254       5,952       5,359
Interest expense, net...............       171         319         512         542         554
Other, net..........................      (570)        638         338         269         433
                                      --------    --------    --------    --------    --------
Earnings from continuing operations
  before income taxes...............     8,344       5,813       5,404       5,141       4,372
Income taxes on earnings from
  continuing operations.............     4,152       2,437       1,816       2,171       1,856
                                      --------    --------    --------    --------    --------
Net earnings from continuing
  operations........................  $  4,192    $  3,376    $  3,588    $  2,970    $  2,516
                                      --------    --------    --------    --------    --------
Discontinued operations:
Loss from discontinued operations,
  net of income tax (expense)
  benefit...........................        --          --        (195)       (197)        (17)
Loss on disposal of discontinued
  operations, net of income tax
  benefit...........................        --          --      (1,316)         --          --
                                      --------    --------    --------    --------    --------
Net earnings........................  $  4,192    $  3,376    $  2,077    $  2,773    $  2,499
                                      ========    ========    ========    ========    ========
Basic earnings per share:
  Continuing operations.............  $   1.19    $   0.96    $   0.99    $   0.84    $   0.76
  Discontinued operations...........        --          --       (0.42)      (0.05)      (0.01)
                                      --------    --------    --------    --------    --------
Basic earnings per share............  $   1.19    $   0.96    $   0.57    $   0.79    $   0.75
                                      --------    --------    --------    --------    --------

YEARS ENDED MARCH 31,                   1998        1997        1996        1995        1994
---------------------                 --------    --------    --------    --------    --------
Diluted earnings per common and
  common equivalent share:
  Continuing operations.............  $   1.07    $   0.93    $   0.96    $   0.80    $   0.71
  Discontinued operations...........        --          --       (0.40)      (0.05)      (0.01)
                                      --------    --------    --------    --------    --------
Diluted earnings per common and
  common equivalent share...........  $   1.07    $   0.93    $   0.56    $   0.75    $   0.70
                                      --------    --------    --------    --------    --------
Weighted average shares and common
  equivalent shares outstanding:
  Basic.............................     3,530       3,500       3,624       3,520       3,224
  Diluted...........................     3,850       3,609       3,741       3,704       3,550
Dividends per share.................  $   0.21    $   0.20    $   0.18    $   0.17    $   0.16
                                      --------    --------    --------    --------    --------
AT MARCH 31,
-----------

Working capital.....................  $ 14,455    $ 16,578    $ 19,789    $ 15,610    $ 12,676
Contract receivables................  $ 25,637    $ 24,693    $ 24,250    $ 27,322    $ 24,174
Total assets........................  $ 63,609    $ 57,813    $ 56,437    $ 61,003    $ 54,438
Long-term debt (including current
  installments).....................  $  2,490    $  2,803    $  3,081    $  7,242    $  4,631
Shareholders' equity................  $ 44,347    $ 39,989    $ 39,279    $ 37,174    $ 34,442
Equity per common share.............  $  12.27    $  11.61    $  10.73    $  10.45    $   9.91



NINE MONTHS ENDED DECEMBER 31,                                  1998        1997
------------------------------                                --------    --------
Revenue.....................................................  $124,671    $116,380
Costs and expenses..........................................   117,117     110,782
                                                              --------    --------
Operating earnings..........................................     7,554       5,598
Interest expense, net.......................................       301         115
Other, net..................................................       900        (855)
                                                              --------    --------
Earnings before income taxes................................     6,353       6,338
Income taxes................................................     2,804       3,267
                                                              --------    --------
Net earnings................................................  $  3,549    $  3,071
                                                              ========    ========
Basic earnings per common share.............................  $   0.98    $   0.88
Diluted earnings per common share...........................      0.88        0.80
                                                              ========    ========
Weighted average shares outstanding:
  Basic.....................................................     3,624       3,509
  Diluted...................................................     4,003       3,751
                                                              --------    --------
AT DECEMBER 31,
--------------

Working capital.............................................  $ 21,243    $ 18,910
Contract receivables........................................  $ 29,210    $ 30,056
Total assets................................................  $ 69,369    $ 65,360
Long-term debt (including current installments).............  $  7,365    $  5,790
Shareholders' equity........................................  $ 47,944    $ 43,368
Equity per common share.....................................  $  13.18    $  12.19


RESULTS OF A&T'S OPERATIONS FOR THE FISCAL YEAR ENDED MARCH 31, 1999.


     On May 6, 1999, A&T issued a press release announcing its operating results for the fiscal year ended March 31, 1999. Twelve-month comparisons to fiscal 1998 results exclude a net gain of $87,000 in 1998 resulting from a non-recurring after tax charge for capitalized software development and related costs and a non-recurring after tax gain related to the sale of A&T's interests in a joint venture.

     For the fiscal year ended March 31, 1999, A&T's net earnings increased 18.7% to $4.9 million from $4.1 million in fiscal 1998. Diluted earnings per share increased 14.3% to $1.20 from $1.05 for fiscal 1998. Basic earnings per share for fiscal 1999 increased 14.5% to $1.34 per share compared to $1.17 per share during fiscal 1998. Revenue for fiscal 1999 increased 15% to $170.4 million, compared to $160.0 million during fiscal 1998.



     For the quarter ended March 31, 1999, A&T reported a 18.0% increase in net earnings to $1.3 million, compared to $1.1 million during the fourth quarter of fiscal 1998. Diluted earnings per share increased 18.5% to $0.32 from the $0.27 reported for the fourth quarter of fiscal 1998. Basic earnings per share for the three-month period increased 16.1% to $0.36, compared to $0.31 for the fourth quarter of fiscal 1998. Revenue for the quarter ended March 31, 1999 increased 4.8% to $45.7 million, compared to $43.6 million for the fourth quarter of fiscal 1998.



     A&T's contractual backlog at March 31, 1999 was $775.8 million, an increase of 31.6% from the $589 million backlog reported as of March 31, 1998.


     The following table provides certain financial data for A&T as of March 31, 1999, for the fiscal year ended March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998. See also, "SELECTED CONSOLIDATED FINANCIAL DATA."

                          ANALYSIS & TECHNOLOGY, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                              THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                          YEAR ENDED      --------------------------
                                                        MARCH 31, 1999       1999           1998
                                                        --------------    -----------    -----------
                                                                          (UNAUDITED)    (UNAUDITED)
Revenue...............................................     $170,355         $45,684        $43,576
Operating earnings....................................       10,280           2,726          2,347
Earnings before income taxes..........................        8,750           2,398          2,006
Net earnings..........................................        4,871           1,323          1,121
Basic earnings per share..............................     $   1.34         $  0.36        $  0.31
Diluted earnings per common and common equivalent
  share...............................................     $   1.20         $  0.32        $  0.27
Weighted average shares and common equivalent shares
  outstanding:
  Basic...............................................        3,633           3,659          3,596
  Diluted.............................................        4,024           4,092          4,048



                                                              AT MARCH 31, 1999
                                                              -----------------
Current assets..............................................       $31,110
Property and equipment, net.................................        15,011
Other assets................................................        27,625
                                                                   -------
Total assets................................................       $73,746
Total liabilities...........................................        25,525
Shareholders' equity........................................        48,221
                                                                   -------
Total liabilities and shareholders' equity..................       $73,746

                              GENERAL INFORMATION

GENERAL.


     This Proxy Statement is being furnished by A&T to its shareholders in connection with the solicitation of proxies by the Board of Directors of A&T for use at the Special Meeting to be held on June 22, 1999, and any adjournments thereof, to consider and vote upon:


          (a) a proposal to approve the Merger Agreement; and

          (b) such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

PROXIES AND VOTING.

     It is important that all shareholders' votes be represented at the Special Meeting either in person or by proxy. Each proxy will be voted as directed by the shareholder. Signed proxies that are returned and do not contain contrary instructions will be voted in favor of the approval of the Merger Agreement.


     A proxy may be revoked at any time before such proxy is voted by delivering a written notice of revocation to the Secretary of A&T, by delivering an executed proxy bearing a later date to the Secretary of A&T or by appearing at the Special Meeting and voting in person.



     Participants in the ESOP and in the A&T Savings and Investment Plan are receiving instruction forms with this Proxy Statement rather than a proxy card. The instruction form is to be used by such participants to direct voting instructions to the trustees. Participants in the ESOP and the A&T Savings and Investment Plan have the right to direct how shares allocated to their accounts (whether vested or not) are to be voted by the trustees of those plans. Any shares for which participants have given directions to the trustees will be voted in accordance with such instructions. All A&T Common Stock held by the ESOP for which voting directions are not given to the trustees will be voted by the trustees in their discretion. In exercising such discretion, the trustees of the ESOP have an obligation to act in accordance with their fiduciary duties to participants in the ESOP. All A&T Common Stock held by the A&T Savings and Investment Plan for which voting instructions are not received will be voted by the trustee in the same proportion as shares held therein for which voting instructions are received.



     Shares of A&T Common Stock held in the Deferred Compensation Plan for persons for whom shares are also held under the A&T Savings and Investment Plan will be voted in accordance with any directions given with respect to the shares held for such persons under the A&T Savings and Investment Plan. Any shares held under the Deferred Compensation Plan for persons who hold shares under the A&T Savings and Investment Plan and who do not give voting directions for such shares or for persons who do not hold shares under the A&T Savings and Investment Plan will be voted by the trustee as directed by the Deferred Compensation Plan Committee in the exercise of the Deferred Compensation Plan Committee's discretion. In exercising such discretion, the Deferred Compensation Plan Committee has an obligation to act in accordance with its fiduciary duties to participants in the Deferred Compensation Plan.



     Each share of A&T's Common Stock entitles the holder thereof to one vote on the proposal to approve the Merger Agreement and on each other item of business properly presented at the Special Meeting. At the close of business on the Record Date, there were 3,678,774 shares of A&T Common Stock issued and outstanding. Approval of the Merger Agreement requires the affirmative vote of two-thirds of the A&T Common Stock entitled to vote at the Special Meeting.


     The vote required to approve the Merger Agreement is based on the total voting power entitled to be cast on the proposal. Broker nonvotes occur when a broker nominee does not vote on a matter at a meeting because it has not received instructions from the beneficial owner to vote and does not have discretionary authority to vote on such matter. FAILURES TO VOTE, ABSTENTIONS AND BROKER NONVOTES WITH RESPECT TO THE PROPOSAL TO APPROVE THE MERGER AGREEMENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THAT PROPOSAL. Returned proxies will be processed and tabulated under the supervision of independent Inspectors of Election.

     In addition to solicitation by mail, directors, officers and certain management employees of A&T may solicit proxies from A&T shareholders, either personally or by telephone, telegraph or other form of communication. Such persons will receive no additional compensation for such services. A&T has retained Morrow & Co., Inc. to assist in soliciting proxies at an estimated cost of $7,500, plus out-of-pocket expenses. All expenses associated with the solicitation of proxies in the form enclosed will be borne by A&T.

     THE BOARD OF DIRECTORS OF A&T HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES IT IS IN THE BEST INTERESTS OF A&T AND ITS SHAREHOLDERS AND RECOMMENDS ITS APPROVAL BY A&T SHAREHOLDERS. A&T SHAREHOLDERS SHOULD BE AWARE THAT, IN DETERMINING TO SELL A&T, THE DIRECTORS OF A&T HAD CERTAIN POTENTIALLY CONFLICTING INTERESTS. SOME OF THESE POTENTIALLY CONFLICTING INTERESTS COULD HAVE INFLUENCED THE BOARD OF DIRECTORS' APPROVAL OF THE MERGER AGREEMENT AND ITS RECOMMENDATION THAT THE A&T SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT. SEE "THE MERGER -- BACKGROUND OF THE MERGER" AND "-- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

     Set forth below is the name and address of, amount and nature of beneficial ownership and percent of A&T Common Stock owned as of April 26, 1999 or as of the date otherwise indicated by each person who is known by A&T to be the beneficial owner of more than 5% of the outstanding A&T Common Stock.


                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL        PERCENT OF
NAME AND ADDRESS                                                   OWNERSHIP            CLASS
----------------                                              --------------------    ----------
Jeffrey L. Gendell, et al. .................................        729,600(1)           19.9%
200 Park Avenue, Suite 3900
New York, New York 10166
Analysis & Technology, Inc. ................................        521,594(2)           14.2%
Employee Stock Ownership Plan
c/o Analysis & Technology, Inc.
P.O. Box 220, Route 2
North Stonington, Connecticut 06359
Fleet Financial Group, Inc. ................................        227,000(3)            6.2%
One Federal Street
Boston, Massachusetts 02110
Dimensional Fund Advisors, Inc. ............................        213,050(4)            5.8%
1299 Ocean Avenue
Santa Monica, California 90401


---------------

(1) Tontine Partners, L.P., Tontine Management, L.L.C, Tontine Overseas Associates, L.L.C., and Jeffrey L. Gendell filed Form 4's dated June 10, 1998 to report the purchase of an additional 9,300 shares of A&T Common Stock, therefore, making them the beneficial owners of 729,600 shares of A&T Common Stock as of May 31, 1998 with shared power to dispose of such shares. In addition, Tontine Partners, L.P. and Tontine Management, L.L.C. had shared voting and dispositive power for 259,920 shares, Tontine Overseas Associates, L.L.C. has shared voting and dispositive power for 469,680 shares, and Jeffrey L. Gendell had shared voting and dispositive power for 729,600 shares. Tontine Management, L.L.C. is the general partner of Tontine Partners, L.P. Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. which is the general partner of Tontine Partners, L.P. Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C.


(2) Includes 73,915 shares which are also reported as being beneficially owned by other parties named in the table under "Security Ownership of Management" and by all executive officers and directors as a group who are among the participants in the ESOP. The trustees of the ESOP only have a limited right to dispose of the shares held in the ESOP. The right to vote the allocated shares belongs to the employee beneficiaries in accordance with the number of shares credited to their accounts in the trust. Shares held by the ESOP for which voting directions are not given to the trustees of the ESOP will be voted by the trustees in their discretion.

(3) Fleet Financial Group, Inc. filed a Schedule 13G reporting beneficial ownership of A&T Common Stock as of December 31, 1998. According to such
    Schedule 13G, Fleet Financial Group, Inc. has sole voting power over 146,000 of such shares and sole dispositive power over all of them.

(4) Dimensional Fund Advisors, Inc. filed a Schedule 13G reporting beneficial ownership of A&T Common Stock as of December 31, 1998. According to such
    Schedule 13G, Dimensional Fund Advisors, Inc. has sole voting and dispositive power over all 213,050 shares.

SECURITY OWNERSHIP OF MANAGEMENT.


     As of April 26, 1999, all directors and executive officers of A&T held, directly or indirectly, as beneficial owners 1,146,072 shares of A&T Common Stock (including 551,122 shares which could be acquired on exercise of options within 60 days thereof, assuming that the A&T shareholders approve the Merger Agreement at the Special Meeting), such number representing 31.1% of the outstanding A&T Common Stock.


     Set forth below are the amount and percent of A&T Common Stock owned by each director and each of the executive officers of A&T named in the Summary Compensation Table in the Proxy Statement of A&T distributed in connection with its 1998 Annual Meeting of Shareholders (the "Named Executive Officers"). Each of the persons named serves as a director or executive officer of A&T and has a business address c/o A&T. Except as otherwise indicated, all such shares are owned directly by the person named.

                                                              NUMBER OF    PERCENT OF
NAME                                                           SHARES        CLASS
----                                                          ---------    ----------
Nelda S. Nardone............................................    175,172(1)     4.8%
Gary P. Bennett.............................................    156,815(2)     4.3%
David M. Nolf...............................................    148,916(3)     4.0%
James B. Fox................................................     88,196(4)     2.4%
Jay W. Ryerson..............................................     86,913(5)     2.4%
Larry M. Fox................................................     62,047(6)     1.7%
Joseph M. Marino............................................     61,157(7)     1.7%
Gerald Snyder...............................................     48,595(8)     1.3%
Dennis G. Punches...........................................     16,000(9)       *
Thurman F. Naylor...........................................     15,000(10)      *
Directors and Executive Officers as a Group (16 persons)....  1,146,072(11)    31.1%

---------------
  *  Less than 1%.

 (1) Includes 2,550 shares held by Mrs. Nardone's husband for which she may be said to have shared voting and investment powers, 5,077 shares held in the ESOP and 13,500 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (2) Includes 4,800 shares held by Mr. Bennett's wife for which Mr. Bennett may be said to have shared voting and investment powers, 7,460 shares held in the A&T Savings and Investment Plan, 17,960 shares held in the ESOP and 65,975 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (3) Includes 6,000 shares held by Mr. Nolf's wife and 26,400 shares held jointly by Mr. and Mrs. Nolf, for all of which Mr. Nolf may be said to have shared voting and investment powers, 19,289 shares held in the ESOP and 57,500 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (4) Includes 6,447 shares held by Mr. Fox's wife and 5,000 shares held jointly by Mr. and Mrs. Fox, for all of which Mr. Fox may be said to have shared voting and investment powers, 21,749 shares held in the A&T Deferred Compensation Plan and 13,500 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (5) Includes 300 shares held by Mr. Ryerson's wife for which Mr. Ryerson may be said to have shared voting and investment powers, 5,826 shares held in the A&T Savings and Investment Plan, 9,100 shares held in the ESOP and 54,500 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (6) Includes 4,234 shares held by Mr. Fox's wife, 11,215 shares held by Mr. Fox for a minor child, 8,100 shares held by Mr. Fox for a second minor child, and 600 shares held jointly by Mr. and Mrs. Fox, for all of which Mr. Fox may be said to have shared voting and investment powers, 6,542 shares held in the A&T Deferred Compensation Plan and 13,500 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (7) Includes 75 shares held jointly by Mr. and Mrs. Marino for which Mr. Marino may be said to have shared voting and investment powers, 612 shares held in the A&T Savings and Investment Plan, 3,231 shares held in the ESOP and 52,010 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (8) Includes 4,045 shares held in the A&T Savings and Investment Plan, 1,600 shares held in the ESOP and 35,612 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

 (9) Includes 13,500 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

(10) Includes 13,500 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

(11) Includes 28,238 shares held in the A&T Savings and Investment Plan, 43,711 shares held in the A&T Deferred Compensation Plan, 73,915 shares held in the ESOP and 551,122 shares subject to A&T Options which are exercisable within 60 days assuming the A&T shareholders approve the Merger Agreement at the Special Meeting.

                                   THE MERGER

     The following information relating to the Merger is qualified by reference to more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto, the documents incorporated herein by reference and A&T's 1998 Annual Report to Shareholders. A copy of the Merger Agreement is set forth in ANNEX A to this Proxy Statement and reference is made to it for a complete description of the terms of the Merger. Shareholders of A&T are urged to read the Merger Agreement carefully.

BACKGROUND AND REASONS FOR THE MERGER; RECOMMENDATIONS OF THE A&T BOARD.


     The Board of Directors held a regularly scheduled meeting on May 16, 1998. At that meeting, the Board discussed, among other things, various strategic alternatives available to A&T. Gary P. Bennett, Chairman, President and Chief Executive Officer of A&T, indicated that a consolidation of entities in the federal professional and technical services industry was occurring. As a result, A&T must compete in the marketplace with other companies that are larger and have greater resources than A&T. He noted that other companies were engaging in strategic partnerships or being acquired by larger prime contractors in response to this consolidation. He also noted the recent public offering of a company formed through a combination of a number of small training companies. The Board of Directors discussed various strategic alternatives available to A&T. The Board authorized Mr. Bennett to hire, on a consulting basis, financial advisors to enable the Board of Directors to become better informed about the strategic alternatives which might be available to A&T.


     On July 21, 1998, A&T entered into a consulting agreement with Quarterdeck pursuant to which Quarterdeck agreed to meet with management, review A&T's strategic plan and identify and analyze the alternatives available to A&T. Based upon its review, Quarterdeck identified several alternatives, including remaining independent, going private in a management-led buyout, a public offering of the common stock of A&T's Interactive Media Corp. subsidiary and a sale or merger of A&T, and discussed each with management in detail. In light of the ongoing consolidation in the federal professional and technical services marketplace, Quarterdeck recommended that the Board of Directors of A&T explore a sale of A&T as a means of maximizing value for A&T's shareholders.

     At the Board of Directors' regularly scheduled meeting on August 10, 1998, Mr. Bennett further reviewed with the Board of Directors the business trends which could affect A&T and its prospects. He again noted the consolidation occurring in the marketplace and indicated that a significant factor behind this consolidation was an expectation that the government would award larger contracts. Larger companies might have an advantage in competing as prime contractors for these larger contracts. Mr. Bennett informed the directors that a number of mid-size companies were aggressively pursuing a strategy of acquiring other companies in A&T's industry.

     The Board of Directors discussed a number of alternatives available to A&T. The alternatives included staying independent and pursuing A&T's strategic plan, repurchasing a significant block of the A&T Common Stock, going private in a management-led buyout, engaging in a public offering of the common stock of A&T's Interactive Media Corp. subsidiary and an outright sale of A&T.


     Mr. Bennett reported that management had considered six investment banking firms to advise A&T. Management recommended Quarterdeck based on Quarterdeck's knowledge of the federal professional and technical services industry. After discussion, the Board voted to hire Quarterdeck to help it further assess its strategic alternatives, including the possible sale of all or part of A&T. An engagement letter was executed with Quarterdeck on August 17, 1998.



     The Board of Directors held a special meeting on September 13, 1998. The sole purpose of the meeting was to review and analyze the strategic alternatives available to A&T. Representatives of Quarterdeck made a presentation to the directors in which they explained that changes in government procurement procedures favor companies with broad capabilities thus encouraging record levels of consolidation in A&T's industry. They noted that valuations for federal services companies are extremely cyclical and expressed their view that valuations in the current cycle might be reaching a peak. Quarterdeck explored a number of strategic alternatives available to A&T. They noted that: A&T could increase in size by acquiring a number of federal service companies and commercial training companies; it could merge with a similar size company to achieve a larger base in its federal service business; its management could pursue a leveraged buyout transaction; it could sell itself or its commercial business; or it could spin the commercial business out into a separate public company. Quarterdeck representatives led the directors through a discussion of the advantages and disadvantages of each of these alternatives.

     After extensive discussion, the Board of Directors voted to continue its examination of the alternative strategies available to it. It instructed Quarterdeck to develop further the alternatives presented to the Board at the meeting including generating a list of a limited number of companies with which A&T might strategically fit, followed by contacts with certain of those companies to determine whether mutually advantageous opportunities for the sale of, or combination with, A&T might be possible.

     With the assistance of Quarterdeck, the Board of Directors of A&T conducted an auction process designed to obtain the highest possible bids for A&T. As more fully described below, the process began in late October 1998 with the development of a Confidential Information Memorandum ("Memorandum"), the obtaining of confidentiality agreements from potential buyers before sending them the Memorandum, and the obtaining of indicative offers from recipients of the Memorandum.

     The Memorandum was written to provide potential buyers with general information regarding A&T, its historical and projected financial performance and the federal professional and technical services and commercial training marketplaces. See "A&T SUMMARY FINANCIAL PROJECTIONS." Additionally, the Memorandum provided information about A&T's customer base, its corporate structure and strategy and described in detail the business plans and operations of A&T's federal and commercial business units.

     Quarterdeck started the marketing process by contacting potential acquirers in late October 1998. It acquired from each interested potential acquirer a confidentiality agreement. During the marketing process, Quarterdeck contacted approximately 25 potential acquirers. Twenty of the companies contacted expressed an interest in a potential acquisition or partnership with A&T and were sent a copy of the Memorandum.

     Mr. Bennett provided an update on the process to the Board of Directors at its regularly scheduled meeting on November 7, 1998.

     Quarterdeck solicited indicative offers from the potential acquirers for the purchase of A&T on December 21, 1998. Of the 20 companies which received the Memorandum, nine submitted initial indications of interest. These indicative offers were submitted by a range of strategic and financial buyers (the "Bidders").


     The Board of Directors held a special meeting on December 23, 1998 to discuss the indicative offers which were received. At this meeting, Quarterdeck presented to the Board of Directors its analysis of each of the offers. After reviewing Quarterdeck's analysis and each of the indicative offers, the Board of Directors authorized Quarterdeck to provide four of the Bidders with the opportunity to meet with management to receive a presentation detailing the operations of A&T and to perform due diligence. The Board of Directors made the decision to proceed with the four Bidders based on the relative value of their indicative offers. Quarterdeck indicated to the Board of Directors that it thought other companies might submit indicative offers. The Board of Directors agreed that discussions could be held with such companies followed by management presentations if approved by Mr. Bennett. Thereafter, one of the Bidders withdrew from the process, three were added and another party was afforded a brief meeting with A&T's senior management and an opportunity to perform due diligence and a commercial training company was provided information on Interactive Media Corp. The commercial training company subsequently withdrew.


     At the regularly scheduled Board of Directors meeting held on February 6, 1999, Mr. Bennett provided an update to the Board of Directors on the status of the process.

     After all of the remaining participants had completed their due diligence reviews of A&T, Quarterdeck requested that final offers be submitted on February 24, 1999. Four of the remaining participants chose to submit final offers. Each of these offers was analyzed by both A&T's management and its financial and legal advisors.

     The Board of Directors held a special meeting on March 1, 1999 by telephone to review each of the final offers. At this meeting, representatives of Quarterdeck reviewed the information it had previously provided to the Board of Directors concerning trends in A&T's industry, provided updated information on valuation trends and the price performance of the A&T Common Stock and summarized each of the bids received. The Board of Directors authorized Quarterdeck to focus on the two Bidders who offered the highest per share price, emphasizing a desire to obtain an increase in the per share price of both offers. The Board of Directors further requested that the terms of the purchase agreement be fully negotiated to enable it to assess fully both offers.

     With authorization of the Board of Directors, A&T management and its financial and legal representatives conducted simultaneous negotiations with both parties. Favorable terms were successfully negotiated with both companies by March 6, 1999. During the purchase agreement negotiations Quarterdeck requested and received revised final offers from both companies for a cash purchase price. Anteon's offer of $26.00 per share was the higher.

     The Board of Directors held a special meeting by telephone on March 6, 1999 to thoroughly evaluate both offers and decide upon a course of action. In evaluating the offers, the Board of Directors requested an assessment from its financial advisors regarding the terms of each offer and the financial ability of each party to close the transaction. After reviewing both offers, the Board of Directors concluded that the proposal submitted by Anteon was superior because it offered the higher cash price per share and provided the shareholders of A&T with more favorable purchase agreement terms. At this meeting, Quarterdeck also expressed its oral opinion subject to certain factors, analyses and limitations which Quarterdeck described (which opinion was subsequently confirmed in writing) that, based upon the terms presented in Anteon's offer, as of the date of the opinion, the consideration proposed was fair, from a financial point of view, to the shareholders of A&T and to the holders of A&T Options.

     At its March 6, 1999 meeting, the A&T Board of Directors unanimously (a) approved the terms of the Merger Agreement and the transaction contemplated thereby, (b) directed that the Merger Agreement be submitted for approval by the A&T shareholders and (c) recommended that the A&T shareholders vote for approval and adoption of the Merger Agreement. In reaching this conclusion, the A&T Board of Directors, with the assistance of its financial and legal advisors, considered and analyzed a number of factors, including, without limitation, those specifically reviewed at the March 1, 1999 Board meeting. The material factors considered by the A&T Board of Directors in determining to approve the Merger Agreement were the following:

          (i) The oral presentation of Quarterdeck and its oral opinion (later confirmed in writing) that the Merger consideration was fair from a financial point of view to the holders of A&T Common Stock and to the holders of A&T Options;

          (ii) The terms of the Anteon proposal which were more favorable to the A&T shareholders than the terms of the proposal of the other Bidder;

          (iii) The likelihood that the transactions contemplated by the Merger Agreement would be successfully completed; and

          (iv) The long-term as well as the short-term interests of A&T; the interest of the A&T shareholders, long-term as well as short-term; and the impact of the Merger on various constituencies served by A&T, including, but not limited to its employees, customers, creditors, and suppliers, as well as the communities in which an office or other facility of A&T is located or which A&T otherwise serves.

     In view of the variety of factors considered in connection with its evaluation of the proposed Merger and the terms of the Merger Agreement, the A&T Board of Directors did not deem it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusion, and individual directors may have given different weights to different factors.

     The Board of Directors unanimously adopted a resolution recommending approval of the Merger Agreement by A&T's shareholders. A&T's shareholders should be aware that, in determining to sell A&T, the directors of A&T had certain potentially conflicting interests. Some of these potentially conflicting interests could have influenced the Board of Directors' approval of the Merger Agreement and its recommendation that the A&T shareholders vote to approve the Merger Agreement. See "THE MERGER -- Interests of Certain Persons in the Merger."

     The Merger Agreement was executed by both parties on March 7, 1999.

FAIRNESS OPINION.

     Quarterdeck was retained by A&T to render an opinion as to the fairness, from a financial point of view, to A&T's shareholders and to the holders of the A&T Options of the consideration to be paid by Anteon in the Merger. On March 6, 1999, Quarterdeck rendered its oral opinion to the A&T Board of Directors, and issued a written opinion dated March 7, 1999, that as of such date, and subject to the assumptions, factors and limitations stated in its opinion, the consideration to be received was fair to A&T's shareholders and the holders of A&T Options, respectively, from a financial point of view.

     In arriving at its opinion, Quarterdeck reviewed among other things, the Merger Agreement; certain publicly available business and financial information relating to A&T for recent years and interim periods to date; and certain internal financial and operating information, including financial forecasts and projections that were provided to Quarterdeck by A&T, taking into account its growth prospects and the markets in which it is involved. In addition, Quarterdeck held discussions with management regarding the business prospects, financial outlook and operating plans of A&T. No limitations were imposed by A&T on the scope of Quarterdeck's investigation.

     In reviewing the Merger Agreement, Quarterdeck took into account the financial terms of the merger as set forth in the Merger Agreement in relation to, among other things, (1) current and historical market prices and trading volumes of the A&T Common Stock; (2) the limited trading volume and public float of the A&T Common Stock; (3) the historical and projected earnings of A&T; and
(4) the performance in the public market of companies similar to A&T. Furthermore, Quarterdeck utilized a discounted cash flow analysis to analyze the present value of the future cash flow streams that A&T is expecting to generate. In addition to the foregoing, Quarterdeck performed such other studies, analyses and investigations and considered such other financial, economic and market criteria as it considered appropriate in arriving at its opinion.

     In rendering its opinion, Quarterdeck relied, without verification, upon the accuracy and completeness of all financial information and forecasts and other information provided to it by A&T or through publicly available sources. With respect to the financial projections and other information provided by A&T's management, Quarterdeck was advised that in management's opinion such forecasts and other information were reasonably prepared using the best currently available estimates and judgements as to the financial and operational timing and achievability thereof.

     See "A&T SUMMARY FINANCIAL PROJECTIONS."


     THE FULL TEXT OF THE WRITTEN OPINION OF QUARTERDECK DATED MARCH 7, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF QUARTERDECK WAS PREPARED FOR USE BY THE BOARD OF DIRECTORS OF A&T AND RELATES ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY A&T'S SHAREHOLDERS PURSUANT TO THE MERGER AND BY THE HOLDERS OF A&T OPTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF QUARTERDECK SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


     In preparing its opinion, Quarterdeck performed a wide variety of financial and comparative analyses as described below. The preparation of a fairness opinion is subject to certain complex financial analyses, the application of those methodologies to the circumstances at hand, and the global economic and equity market conditions at the time such opinion is prepared and accordingly does not lend itself to a summary description. As such, Quarterdeck has told A&T that it believes its analyses must be considered in their totality and that selected portions of such analyses could be misleading or create an incomplete view of the processes underlying such analyses and opinion.

     Selected Company Analysis. Quarterdeck compared selected historical stock market and balance sheet data and financial ratios for A&T to the corresponding multiples and ratios of the following selected federal professional and technical services companies: Advanced Communications Systems; BTG, Inc.; CACI International, Inc.; Dynamics Research Corporation; GRC International; and Nichols Research Corporation. Quarterdeck selected the companies used in this analysis based on a variety of characteristics including the similarity of their size, growth, profitability and customer base to that of A&T. The data and ratios Quarterdeck compared included, among other things, market value of invested capital (current stock price multiplied by the shares outstanding plus all indebtedness of the company plus any preferred stock outstanding) less cash and marketable securities ("MVIC") to: (a) last 12 months ("LTM") revenue and an average of the last 2 years' revenue; (b) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and last fiscal year EBITDA; (3) LTM earnings before interest and taxes ("EBIT") and last fiscal year EBIT. An analysis of MVIC to LTM revenues yielded a range of 0.30x to 1.10x with a mean and median of 0.60x as compared to 0.69x for the contemplated transaction. An analysis of MVIC to LTM EBITDA yielded a range of 2.7x to 11.2x with a mean and median of 7.5x and 7.3x, respectively, as compared to 9.86x for the contemplated transaction. An analysis of MVIC to LTM EBIT yielded a range of 8.9x to 15.3x with a mean and median of 12.6x and 12.2x, respectively, as compared to 14.03x for the contemplated transaction.


     Selected Transaction Analysis. Using publicly available information, Quarterdeck analyzed the purchase price and implied transaction value multiples paid in selected transactions in the federal professional and technical services industry, consisting of (acquirer/target): BTG, Inc./STAC, Inc.; Titan Corp./Visicom Laboratories; Titan Corp./Delfin Systems; Affiliated Computer Services/Betac International Corporation; Advanced Communications Systems/Semcor, Inc.; CACI International Inc./Questech, Inc.; Nichols Research/Mnemonic Systems Inc.; Litton/TASC; Titan Corp./Validity Corporation; Advanced Communications Systems/Advance Management, Inc.; Titan Corp./Horizon Technology; Advanced Communication Systems/ Integrated Systems Control; ITT Industries/-Kaman Sciences Corp.; TRW/BDM; CACI International Inc./ Government Systems, Inc.; Affiliated Computer Services/Computer Data Systems, Inc.; Northrop Grumman/ Logicon; Computer Data Systems, Inc./Analytical Systems Engineering. Quarterdeck selected the companies used in this analysis based upon a variety of characteristics including the similarity of their size, growth, profitability and customer base to that of A&T ("Selected Transactions"). Quarterdeck compared the purchase price paid (including total equity value plus assumption of any liabilities) in the Selected Transactions as multiples of LTM revenue, LTM EBITDA and LTM EBIT. All of the multiples were based upon information available at the time of the announcement of the transaction. Such analysis indicated that for the Selected Transactions (i) aggregate consideration as a multiple of LTM sales ranged from 0.40x to 1.0x with a mean and median of .80x (based on 17 of the identified transactions), as compared to 0.69x for the contemplated transaction, (ii) aggregate consideration as a multiple of LTM EBITDA ranged from 3.5x to 14.3x with a mean and median of 9.7x (based on seven of the identified transactions), as compared to 9.86x for the contemplated transaction, (iii) aggregate consideration as a multiple of LTM EBIT ranged from 3.6x to 21.5x with a mean and median of 10.3x (based on ten of the identified transactions), as compared to 14.03x for the contemplated transaction. Because information about each of the multiples described above was not publicly available for all of the transactions identified, Quarterdeck's computation of the mean and median multiples was based, in each case, only on transactions for which relevant information about the multiple was publicly available.



     Selected Premium Analysis. Using publicly available information, Quarterdeck reviewed the premiums paid in merger and acquisition transactions involving companies providing engineering and technical services to the federal government, consisting of (acquirer/target): CACI International Inc./Questech Inc.; General Electric Co. PLC/Tracor Inc.; Affiliated Computer Services/Computer Data Systems Inc.; Logicon/Geodynamics Corp. Quarterdeck compared the premium offered in these transactions for the period of 90, 120 and 180 days prior to the announcement of a transaction (the "Stated Period") with the premium offered by the Merger Consideration for A&T. This analysis indicated that the range of premiums offered during the Stated Period was from (6.9)% to 84.5% for the 90-day period, 0.1% to 110.9% for the 120-day period and 16.3% to 68.4% for the 180-day period and averaged 31.2%, 38.1% and 36.4%, respectively, compared to the premium offered to A&T of 31.5%, 34.6% and 33.6%, respectively.


     No company, transaction or business used in the "Selected Company Analysis" or the "Selected Transaction Analysis" as a comparable is identical to A&T or the Merger. Accordingly, the results of the foregoing are not entirely mathematical. Instead it involves complex considerations and judgements concerning differences in financial and operating characteristics of each of the businesses which could affect the multiples being used for comparison.

     Discounted Cash Flow Analysis. Quarterdeck performed a discounted cash flow analysis of A&T. Quarterdeck calculated a net present value of discounted free cash flows for fiscal years 1999 through 2002 using discount rates ranging from 10% to 13%. Quarterdeck calculated the terminal multiples in fiscal year 2002 to range from 6x EBIT to 9x EBIT. These terminal values were then discounted to their net present value using discount rates ranging from 10% to 13%. Using the foregoing terminal values and discounted cash flow values for A&T, the equity value per share ranged from $19.03 to $25.69 per share as compared to the equity value implied by the merger consideration of $26.00.

     Stock Trading History. Quarterdeck examined the history of the trading prices and volumes for the shares of A&T Common Stock. This analysis showed that during the six-month period from October 7, 1998 to March 7, 1999, the trading price of A&T Common Stock ranged from $15.60 to $23.00 with an average price of $18.32. The merger consideration represents a premium of 41.9% to the average stock price during that period. In addition this examination showed that during the same period, the average daily trading volume for the A&T Common Stock was less than 1% of the outstanding shares. Further, approximately 28% of the outstanding A&T Common Stock was, at the time of Quarterdeck's analysis, held by directors and executive officers of A&T or the ESOP.


     As described above, Quarterdeck's opinion to the Board of Directors of A&T was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary of the analyses performed by Quarterdeck does not purport to be a complete description of those analyses and is qualified by the full written opinion set forth in ANNEX C. Quarterdeck has consented to the inclusion of its opinion as ANNEX C and of the description of its opinion in this Proxy Statement.


     As part of its investment banking services, Quarterdeck regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions involving both listed and unlisted companies and their associated securities, primarily in the aerospace and defense and information technology/professional services industries. Quarterdeck received a fee of $100,000 from A&T for rendering its opinion. The fee rendered for its fairness opinion is not contingent upon the results of the Merger. In addition, Quarterdeck has acted as financial advisor to A&T in connection with the Merger. For its services as financial advisor, Quarterdeck received a retainer fee of $75,000 and will receive an additional fee estimated to be $1,274,945 contingent on consummation of the Merger plus its expenses estimated to be approximately $60,000.

THE MERGER AGREEMENT.

  General Description.

     The Merger Agreement provides that, at the Effective Time, Merger Sub will be merged into A&T, with A&T as the surviving corporation. The separate identity and existence of Merger Sub will cease upon consummation of the Merger and all property, rights, powers and franchises of each of A&T and Merger Sub will vest in the Surviving Company. Shareholders of A&T prior to the Merger will retain no continuing interest in A&T after completion of the Merger.

  Consideration.

     At the Effective Time, each share of A&T Common Stock outstanding immediately prior to the Effective Time, except for (i) shares owned by A&T, Anteon, Merger Sub or any wholly owned subsidiary of any of them and (ii) shares, if any, as to which statutory dissenters' rights are perfected and preserved, will be converted into the right to receive $26.00 in cash.

  A&T Stock Options.

     At the Effective Time, each outstanding A&T Option will automatically be converted into the right to receive cash (the "Option Consideration") equal to
(i) the excess of $26.00 over the exercise price per share provided in such A&T Option multiplied by (ii) the number of shares of A&T Common Stock covered by such A&T Option.

     Pursuant to the terms of each A&T Stock Option Plan (an "A&T Stock Option Plan") and the terms of the Stock Option Agreements between A&T and the holders of A&T Options (the "Stock Option Agreements"), A&T will, contemporaneously with the delivery of this Proxy Statement, deliver a notice to each holder of an A&T Option (the "Notice"). The Notice will specify that each A&T Option will thereafter be exercisable in full and will terminate as of the Effective Time. The Notice will also advise the holders of A&T Options that, under the terms of the Merger Agreement, any A&T Option that has not been exercised as of the Effective Time will be converted into the right to receive the Option Consideration. Finally, the Notice will advise the holders of A&T Options that they must sign and submit a Stock Option Conversion Form in order to receive the Option Consideration.

  Conditions to the Merger.

     The obligation of each party to consummate the Merger is subject to satisfaction of certain conditions. Such conditions are:

     - no temporary restraining order, preliminary, permanent injunction or other court order or legal restraint preventing consummation of the Merger is in effect, no litigation by a governmental entity seeking any of the foregoing has been commenced and no statute, rule, regulation or order making consummation of the Merger illegal has been enacted, entered, enforced or deemed applicable to the Merger;

     - the waiting period under the HSR Act has expired or been terminated (which condition has been satisfied by the letter dated April 19, 1999 from the United States Federal Trade Commission granting early termination of the waiting period); and

     - the A&T shareholders have approved the Merger Agreement by the necessary vote.

     The obligations of Anteon and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of additional conditions, including:

     - the continued accuracy of the representations and warranties of A&T contained in the Merger Agreement;

     - the performance by A&T, in all material respects, of its obligations under the Merger Agreement;

     - the obtaining of material consents relating to consummation of the Merger;

     - the absence of a material adverse effect on the business, assets, financial condition or results of operations of A&T and its subsidiaries; and

     - the absence of any condition in a required regulatory approval which would materially adversely impact the economic or business benefits of the Merger.

     The obligation of A&T to consummate the Merger is also subject to the satisfaction or waiver of certain conditions, including:

     - the continued accuracy of the representations and warranties of Anteon and Merger Sub contained in the Merger Agreement;

     - the performance by Anteon and Merger Sub, in all material respects, of their obligations under the Merger Agreement;

     - the obtaining of material consents relating to consummation of the Merger; and

     - the absence of a material adverse effect on the ability of Anteon or Merger Sub to consummate the Merger.

  Conduct of Business Pending the Merger.

     The Merger Agreement requires A&T to conduct its businesses prior to the Effective Time only in the ordinary course and consistent with past practice and to use its reasonable best efforts to preserve intact its business organization, to keep available the services of its present officers and key employees, to preserve the goodwill of customers and others and to pay its obligations to its creditors in the ordinary course of business. Similar obligations apply to the subsidiaries of A&T. A&T agrees in the Merger Agreement that, unless agreed upon with Anteon, A&T and its subsidiaries will not take specified actions. Among these actions are:


     - issuing additional capital stock (other than upon exercise of A&T Options or pursuant to the ESOP, A&T's Savings and Investment Plan or its Deferred Compensation Plan);


     - selling significant portions of its assets;

     - paying dividends on the A&T Common Stock;

     - acquiring other businesses, incurring additional debt except in the ordinary course of business consistent with past practice, authorizing substantial additional capital expenditures or purchases of fixed assets, entering into or amending material contracts except in the ordinary course of business consistent with past practice or incurring bid proposal or internal research and development expenditures in excess of disclosed and budgeted amounts;

     - increasing compensation except as described in the Merger Agreement; or

     - making changes in its accounting policies or procedures except as may be required under generally accepted accounting principles.

     Under the Merger Agreement, A&T cannot, directly or indirectly, initiate, solicit or encourage any person, entity or group (other than Anteon) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business or any similar transaction involving A&T (an "Alternative Transaction"). Notwithstanding the foregoing, in limited circumstances A&T may consider an Alternative Transaction if the Board of Directors of A&T determines in good faith after consultation with counsel that the failure to consider the Alternative Transaction would constitute a breach of its fiduciary duties to the A&T shareholders under applicable law. The Board must also determine in its good faith and reasonable judgment that the terms of the Alternative Transaction would be more favorable than the Merger.

  Representations and Warranties.

     The Merger Agreement contains customary mutual representations and warranties, relating to, among other things, (a) corporate organization and similar corporate matters; (b) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (c) the absence of litigation which could reasonably be expected to have a material adverse effect (which, in the case of A&T, means a material adverse effect on the business, assets, financial condition or results of operations of A&T and its subsidiaries and, in the case of Anteon, means a material adverse effect on its or Merger Sub's ability to consummate the Merger); and (d) the accuracy of information supplied by each of Anteon and A&T in connection with this Proxy Statement.

     In addition, the Merger Agreement contains additional customary representations and warranties of A&T relating to, among other things, (a) compliance with applicable laws; (b) the absence of material litigation; (c) filing of tax returns and payment of taxes; (d) matters relating to certain material contracts; (e) director and officer contracts, retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (f) insurance matters; (g) environmental matters; (h) intellectual property matters, including Year 2000 compliance; (i) absence of certain material changes or events from

March 31, 1998; (j) documents filed by A&T with the SEC and the accuracy of information contained therein; (k) title to properties; and (l) government contracts.

  Conversion of Certificates and Options.


     At the Effective Time, holders of certificates formerly representing shares of A&T Common Stock (other than certificates held by A&T shareholders who have exercised dissenters' rights under the CBCA) will cease to have any rights as A&T shareholders, and their certificates automatically will represent the right to receive the $26.00 per share into which their shares of A&T Common Stock will have been converted by the Merger. Promptly after the Effective Time, Anteon will instruct the payment agent selected by it (the "Payment Agent") to send written instructions and a letter of transmittal to each holder of record of A&T Common Stock (other than holders who have exercised dissenters' rights under the CBCA), indicating the method for exchanging such holder's stock certificates for cash. HOLDERS OF A&T COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE INSTRUCTIONS FROM THE PAYMENT AGENT.


     Holders of outstanding certificates for A&T Common Stock, upon proper surrender of such certificates to the Payment Agent, will be entitled to receive cash in an amount equal to the $26.00 per share multiplied by the number of shares of A&T Common Stock previously represented by the surrendered certificates (after giving effect to any required tax withholdings) without interest.

     Holders of A&T Options outstanding at the Effective Time will receive payment from the Payment Agent. The holder of each A&T Option then outstanding will be entitled to receive a cash payment equal to the difference between $26.00 and the exercise price per share of such A&T Option multiplied by the number of shares covered by such A&T Option.

  Effective Time; Amendments; Termination.

     The Closing will occur not later than the second business day after the satisfaction or waiver of the conditions to the Merger, or on another day mutually agreed to by Anteon and A&T. At the Closing, documents required to satisfy the conditions to the Merger of the respective parties will be exchanged. The Effective Time will be the time when appropriate documents are filed with the Secretary of the State of the State of Connecticut (unless a later time is specified therein). The Effective Time is dependent upon satisfaction of all conditions precedent, some of which are not under the control of Anteon or A&T. See "Conditions to the Merger."

     The Merger Agreement may be amended by the mutual consent of Anteon, Merger Sub and A&T at any time prior to the Effective Time. However, after approval of the Merger Agreement by the shareholders of A&T, no amendment can be made which requires further approval by such shareholders without such further approval.

     The Merger Agreement may be terminated:

     - by the mutual consent of Anteon and A&T;

     - by either Anteon or A&T if the Merger is not consummated by June 30, 1999 unless the failure to close is due to the failure of the party seeking to terminate to fulfill any obligations under the Merger Agreement;

     - by either Anteon or A&T if a court or governmental, regulatory or administrative agency or commission issues a non-appealable final order, decree or ruling or takes any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

     - by Anteon or A&T if a vote of the shareholders of A&T to approve the Merger Agreement is taken and the shareholders of A&T fail to approve the Merger Agreement;

     - by Anteon if (i) the Board of Directors of A&T withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Anteon or resolves to do any of the foregoing; (ii) the Board of Directors of A&T enters into any agreement respecting an Alternative

       Transaction other than a permitted confidentiality agreement, recommends to the shareholders of A&T an Alternative Transaction or has not rejected any proposal respecting an Alternative Transaction within 10 business days of the making thereof; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of A&T Common Stock is commenced (other than by Anteon or an affiliate of Anteon) and the Board of Directors of A&T fails within 10 business days of the commencement thereof to reject such offer or to recommend that the shareholders of A&T not tender their shares in such tender or exchange offer; or (iv) any person or group other than Anteon or its affiliates acquires beneficial ownership of at least one-third of the outstanding A&T Common Stock;

     - by A&T if its Board of Directors takes any of certain specified actions with respect to an Alternative Transaction but only if A&T pays the Termination Fee (as defined below) and pays the expenses of Anteon; and

     - by A&T or Anteon if the representations, warranties, covenants and agreement contained in the Merger Agreement are breached by the other party and such breach will result in a failure of the conditions in the Merger Agreement.

     A&T and Anteon are obligated to give the other notice of any event which could reasonably be expected to make any of their respective representations or warranties inaccurate or of any failure to comply with any of its covenants, conditions or agreements in the Merger Agreement. If the party to which such notice is given does not within 14 days object to the information in such notice then any breach of a representation or warranty which could be caused by the information contained in such notice or any failure of an obligation of the party delivering such notice which would result from such information will be deemed waived by the party receiving such notice.

  Fees and Expenses.

     In general, the Merger Agreement provides that Anteon and A&T will each pay its expenses relating to the Merger Agreement and the transactions contemplated thereby if the Merger is not consummated, or the Surviving Company will pay such expenses if the Merger is consummated. However, under certain circumstances, A&T will be obligated to pay a termination fee of $5 million (the "Termination Fee") to Anteon and to reimburse Anteon for expenses relating to the Merger Agreement and the Merger. In no event would A&T be obligated to pay more than one Termination Fee, and the aggregate of the Termination Fee and the reimbursed expenses of Anteon may not exceed $6 million. A&T would be obligated to make payment to Anteon in the following circumstances:

     - If A&T terminates the Merger Agreement by taking any of certain specified actions with respect to an Alternative Transaction or if Anteon terminates it based on (i) the A&T Board of Directors' withdrawing, modifying or changing its recommendation in favor of the Merger in a manner adverse to Anteon, (ii) A&T's entering into an agreement for an Alternative Transaction, (iii) the commencement of a tender or exchange offer for 20% or more of the A&T Common Stock that the A&T Board of Directors fails to reject or to recommend that the A&T shareholders not tender or (iv) the acquisition by any person or group other than Anteon or its affiliates of beneficial ownership of one-third or more of the outstanding A&T Common Stock, then A&T would be obligated to pay the Termination Fee and reimburse Anteon for its expenses in connection with the Merger Agreement and the Merger.

     - If the Merger Agreement is terminated by either A&T or by Anteon if the A&T shareholders fail to vote to approve the Merger Agreement and within one year A&T consummates an Alternative Transaction which provides for a higher price than the Merger Agreement (or enters into a definitive agreement for an Alternative Transaction which is concluded within 18 months), then A&T would be obligated to pay the Termination Fee and reimburse Anteon for its expenses in connection with the Merger Agreement and the Merger.


     While the foregoing summary of the Merger Agreement describes all provisions thereof which would be material to a shareholder of A&T in determining whether or not to vote to approve the Merger Agreement, it is qualified in its entirety by reference to the Merger Agreement (a copy of which is included as ANNEX A to this Proxy Statement).

INTERESTS OF CERTAIN PERSONS IN THE MERGER.

  Indemnification Rights.

     The Merger Agreement provides that Anteon will cause the Surviving Company to honor A&T's obligations under A&T's certificate of incorporation, bylaws or any indemnification agreement of A&T in effect on March 7, 1999. These obligations cover any acts or omissions occurring at or prior to the Effective Time. The persons who must be indemnified in accordance with these provisions include present and former directors, officers and employees of A&T or any of its subsidiaries. The obligation to indemnify requires indemnification (including indemnification for expenses) to the fullest extent permitted under applicable law and A&T's certificate of incorporation and bylaws. In the event of a merger, consolidation or sale of all or substantially all of the assets of Anteon, provision must be made so that Anteon's successors and assigns assume these indemnification obligations.

     In addition, Anteon agreed in the Merger Agreement to maintain or to cause to be maintained for six years after the Effective Time directors' and officers' liability insurance covering those persons currently covered by A&T's directors' and officers' liability insurance. This insurance, which will cover acts or omissions occurring prior to the Effective Time, will have terms with respect to coverage and amount no less favorable than those of A&T's current directors' and officers' liability insurance.

  A&T Options.

     Each of the A&T directors and executive officers currently holds A&T Options for the number of shares of A&T Common Stock set forth opposite the name of each in the second column of the following table. Assuming that the Merger occurs, the economic benefit which would accrue to each of the A&T directors and the executive officers from their A&T Options is the amount set forth in the third column of the table. The shares listed below covered by A&T Options are also included in the share ownership table under "VOTING SECURITIES AND PRINCIPAL HOLDERS -- Security Ownership of Management." See also, "THE
MERGER -- The Merger Agreement -- A&T Stock Options."

                                                     NUMBER OF SHARES
                                                        COVERED BY       ECONOMIC BENEFIT OF
NAME OF DIRECTOR OR EXECUTIVE OFFICER                  A&T OPTIONS         A&T OPTIONS(1)
-------------------------------------                ----------------    -------------------
James R. Lavoie....................................       58,950             $1,087,199
Gary P. Bennett....................................       65,975                996,046
David M. Nolf......................................       57,500                882,187
Jay W. Ryerson.....................................       54,500                825,187
Richard P. Mitchell................................       51,950                730,431
Joseph M. Marino...................................       52,010                729,239
Robert M. Gorman...................................       45,350                617,531
Gerald Snyder......................................       35,612                529,771
V. Lehman Woods....................................       30,950                441,193
Stephen E. Johnston................................       22,825                309,091
Larry M. Fox.......................................       13,500                189,063
Dennis G. Punches..................................       13,500                189,063
James B. Fox.......................................       13,500                188,437
Nelda S. Nardone...................................       13,500                160,000
Thurman F. Naylor..................................       13,500                160,000
John A. Robic......................................        8,000                 84,125

---------------
(1) The economic benefit relating to the A&T Options held by the directors and executive officers will be the same whether the holder elects to exercise his or her A&T Options prior to the Effective Time or to receive the Option Consideration.

  Change In Control Agreements.

     The Company has no employment agreements with any of its executive officers. In March 1997, A&T entered into Change In Control Agreements with each of its executive officers. These agreements were the result of a determination by the Board of Directors that it was important and in the best interests of A&T and its shareholders to ensure that, in the event of a possible Change in Control (as defined in the Change In Control Agreements) of A&T, the stability and continuity of management would be unimpaired, free of the distractions incident to any such change in control. For purposes of these agreements, approval of the Merger Agreement at the Special Meeting will constitute a "Change in Control."

     Benefits are payable under the Change In Control Agreements if a Change in Control occurs and within two years thereafter the officer's employment is terminated involuntarily other than for cause or disability or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Change in Control Agreements are:

     - a lump sum payment equal to either 24 or 18 months' compensation (base salary and target cash incentive bonus);

     - continued participation in A&T's employee benefit programs or equivalent benefits for 24 or 18 months following termination;

     - acceleration of exercisability of all previously granted stock options which have not yet vested; and

     - outplacement services until the earlier of the officer's reemployment or 24 or 18 months.

     Whether or not any payments are made to A&T's executive officers under the Change In Control Agreements depends on the actions of Anteon after the Effective Time. A&T is not aware of any intention of Anteon to terminate the employment of any of A&T's executive officers following the Merger. If Anteon terminates the employment of any of A&T's executive officers or if Anteon's actions allow any of the executive officers to quit under specified circumstances, payments would be due to such officer. The lump-sum payments which would be due under the Change In Control Agreements to each of the executive officers if payments become due (based on the base salary and target cash incentive bonus for fiscal 1999) would be the amounts set forth opposite the name of each of the executive officers in the following table:

                                                              ESTIMATED
                                                              LUMP-SUM
EXECUTIVE OFFICER                                              PAYMENT
-----------------                                             ---------
Gary P. Bennett.............................................  $825,359
David M. Nolf...............................................   725,846
Jay W. Ryerson..............................................   627,986
Robert M. Gorman............................................   389,122
Stephen E. Johnston.........................................   331,479
James R. Lavoie.............................................   344,358
Joseph M. Marino............................................   391,021
Richard P. Mitchell.........................................   378,860
Gerald Snyder...............................................   346,845
V. Lehman Woods.............................................   343,793

     John A. Robic is the president of the Interactive Media Corp. ("IMC") subsidiary of A&T. Mr. Robic became an employee of IMC on November 14, 1997, when IMC purchased the stock of UP, Inc. pursuant to a stock purchase agreement (the "Stock Purchase Agreement") between A&T, IMC, Mr. Robic and the other shareholders of UP, Inc. (collectively with Mr. Robic, the "Sellers"). The Stock Purchase Agreement provides for a contingent payment to be made to the Sellers in the event that the net profit of IMC reaches certain specified levels as of September 30, 1999 (the "Contingent Payment"). The Contingent Payment to all of the Sellers equals, at their election, either (a) 81,100 shares of IMC, (b) $2,250,000 in cash, or (c) a combination of shares and cash which equal the appraised value of the 81,100 IMC shares as of September 30, 1999. However, the Sellers may not elect to receive more than $2,250,000 in cash. Mr. Robic was a 40%
shareholder in UP, Inc. at the time of the sale. The Stock Purchase Agreement provides that the Sellers' right to receive the Contingent Payment accelerates if a change of control of A&T occurs prior to September 30, 1999. The Merger will constitute a change of control of A&T for purposes of the Stock Purchase Agreement. A&T believes that it is likely that the appraised value of the IMC common stock, determined as of September 30, 1999, in accordance with the terms of the Stock Purchase Agreement would be less than the cash payment alternative of $2,250,000. The Sellers have indicated to A&T that each currently intends to take the contingent payment in the form of cash.


     On November 14, 1997, Mr. Robic entered into an employment agreement with IMC. pursuant to which he became a senior vice president of IMC. Pursuant to the terms of that employment agreement, Mr. Robic received stock options to purchase 6,000 shares of A&T Common Stock. The employment agreement also provides that he would receive an option to purchase shares of IMC common stock in the event that he became eligible to receive the Contingent Payment but did not elect to receive it all in IMC common stock. In that event, Mr. Robic would receive an option to purchase the number of shares of IMC common stock equal to the difference between the number of shares of IMC common stock that Mr. Robic is eligible to receive as the Contingent Payment and the number of shares of IMC common stock that he actually elects to receive as a Contingent Payment under the Stock Purchase Agreement. This stock option would have a term of seven years. The exercise price would be the greater of $27.74 per share or the appraised value of the shares as of September 30, 1999. A&T's management estimates that the appraised value of the IMC common stock as of September 30, 1999 will be less than $27.74 per share. Mr. Robic has not indicated whether or not he would exercise this option should he receive it.


     Effective October 13, 1998, Mr. Robic entered into a stock option agreement with IMC (the "IMC Stock Option Agreement") pursuant to which Mr. Robic was granted an option to purchase 45,000 shares of IMC common stock at an exercise price of $11.78 per share. The IMC Stock Option Agreement provides that the percentage of vesting of the stock option accelerates to 100% upon a Parent Company Change of Control, as defined therein. The Merger will constitute a Parent Company Change of Control for purposes of the IMC Stock Option Agreement. The IMC Stock Option Agreement also provides that upon a Parent Company Change of Control, either IMC, A&T or their successor shall have the right to purchase Mr. Robic's IMC options. A&T estimates that, if Mr. Robic's IMC options were purchased as of the Effective Time, the aggregate purchase price would be approximately $5,000.

     On March 11, 1999, Mr. Robic entered into an amended and restated employment agreement (the "Amended Employment Agreement"). Under the terms of the Amended Employment Agreement, Mr. Robic was promoted to be the President of IMC. As an inducement to Mr. Robic to remain with IMC in the event of an A&T change of control, as defined in the Amended Employment Agreement, the Amended Employment Agreement provides that Mr. Robic will be eligible to receive a retention bonus in the amount of $480,000 if he is still employed by IMC, A&T, an affiliate of A&T, or any successor thereof eighteen months following an A&T change in control or a change in control of IMC, or if his employment is involuntarily terminated prior to that date other than for cause. The Merger will constitute an A&T change of control for purposes of the Amended Employment Agreement.

  Deferred Compensation Plan.


     Shares of A&T Common Stock and other investments are held by the A&T Deferred Compensation Plan for the benefit of participants therein which include certain of the directors and executive officers of A&T. Account balances in the Deferred Compensation Plan represent amounts which would have been paid at the time earned but for the election of the participant to defer receipt of such amounts (together with investment income on the amounts deferred). In the event of a change of control of A&T (which would include approval of the Merger Agreement by the A&T shareholders), the Deferred Compensation Plan Committee may, in its discretion, pay to participants the value of their deferred income accounts immediately upon the change of control. The Deferred Compensation Plan Committee has indicated an intention to do so as of the Effective Time. Any decision to pay the value of deferred income accounts would accelerate the payment of benefits; however, no additional amounts will be contributed by A&T to the Deferred Compensation Plan as a result of the Merger Agreement or the Merger. In the absence of a change of control, payments under the Deferred

Compensation Plan would begin within 120 days following retirement, termination of employment or death. However, a participant whose employment terminates at age 55 or more may defer payments to a specified age up to 65. Each of the directors and executive officers participating in the Deferred Compensation Plan may request payment in a lump sum or over a five-year or a ten-year period, although the Deferred Compensation Plan Committee has the final authority to determine the form of benefit payment. The following table sets forth the vested account balances held under the Deferred Compensation Plan for each of the directors and executive officers who participate in the Deferred Compensation Plan receipt of which would be accelerated upon occurrence of the Merger:



              NAME OF DIRECTOR OR                VESTED ACCOUNT
               EXECUTIVE OFFICER                    BALANCE
              -------------------                --------------
James B. Fox...................................     $840,000
Larry M. Fox...................................      395,000
Gary P. Bennett................................      167,000
David M. Nolf..................................      182,000
Jay W. Ryerson.................................      590,000
Robert M. Gorman...............................      114,000
Stephen E. Johnston............................      169,000
James R. Lavoie................................      189,000
Joseph M. Marino...............................      252,000
Richard P. Mitchell............................      287,000
Gerald Snyder..................................      654,000
V. Lehman Woods................................      591,000


MATERIAL FEDERAL INCOME TAX CONSEQUENCES.


     The following is a summary of the material federal income tax consequences of the Merger to holders whose shares of A&T Common Stock are converted to cash in the Merger (including pursuant to the exercise of dissenter's rights). The discussion applies only to holders of shares of A&T Common Stock in whose hands shares of A&T Common Stock are capital assets, and may not apply to shares of A&T Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of shares of A&T Common Stock who are in special tax situations (such as insurance companies, tax-exempt organizations or non-U.S. persons).


     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF SHARES OF A&T COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH SHAREHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER INCOME AND OTHER TAX LAWS.

     The receipt of cash for shares of A&T Common Stock pursuant to the Merger (including pursuant to the exercise of dissenter's rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable foreign, state, local and other income and other tax laws). In general, for federal income tax purposes, a holder of shares of A&T Common Stock will recognize gain or loss equal to the difference between his adjusted tax basis in the shares of A&T Common Stock converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of shares of A&T Common Stock (i.e., shares of A&T Common Stock acquired at the same cost in a single transaction) converted to cash in the Merger. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the date of sale (or, if applicable, the date of the Merger), the shares of A&T Common Stock were held for more than one year. With respect to Dissenting Shareholders exercising dissenter's rights, amounts, if any, which are or are deemed to be interest for federal income tax purposes will be taxed as ordinary income.

     Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%. Backup withholding generally applies if a shareholder:

          (a) fails to furnish to the Payment Agent the shareholder's social security number or taxpayer identification number ("TIN");

          (b) furnishes an incorrect TIN;

          (c) fails properly to include a reportable interest or dividend payment on such shareholder's federal income tax return; or

          (d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such shareholder's correct number and that such shareholder is not subject to backup withholding.

     Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are entitled to exemption from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Each shareholder should consult with such shareholder's own tax advisor as to qualification for exemption from backup withholding and the procedure for obtaining such exemption.

DISSENTING SHAREHOLDERS' RIGHTS.

     In accordance with the provisions of Sections 33-855 to 33-872 of the CBCA, a copy of which is set forth in ANNEX D, each A&T shareholder is entitled to dissent from, and will have the right to be paid the fair value of, all shares of A&T Common Stock owned by such shareholder in the event of, consummation of the Merger. For purposes of this "Dissenting Shareholders' Rights" section, "Corporation" includes A&T and the Surviving Company.

     As provided in CBCA Section 33-861(a), any A&T shareholder who wishes to assert dissenters' rights must (i) deliver to the Corporation before the vote is taken on the proposal to approve the Merger Agreement written notice of such shareholder's intent to demand payment for such shareholder's shares if the Merger is consummated; and (ii) not vote such shares for the proposal to approve the Merger.

     The rights of a holder of shares of A&T Common Stock to be paid the value of the shareholder's shares pursuant to Sections 33-855 to 33-872 of the CBCA shall be such shareholder's exclusive remedy as a holder of such shares with respect to the Merger, whether or not such shareholder proceeds as provided in such sections.

     As provided in CBCA Section 33-862, if the proposal to approve the Merger Agreement is approved and the Merger is consummated, no later than ten days after such consummation, the Corporation shall deliver a written notice to each shareholder who has satisfied the requirements of CBCA Section 33-861(a) described above (a "Dissenter"). The notice to Dissenters must:

     - state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     - inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     - supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement (i.e., March 8, 1999);

     - require that each shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before that date;

     - set a date by which the Corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date that the written notice is delivered by the Corporation; and

     - be accompanied by a copy of CBCA Sections 33-855 to 33-872.

     As provided in CBCA Section 33-863(a), a shareholder to whom the required notice to Dissenters is sent must (i) demand payment, (ii) certify whether such shareholder acquired beneficial ownership of such shares before the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement as set forth in the notice and (iii) deposit the certificate or certificates representing such shareholder's shares in accordance with the terms of the notice. A shareholder who does not demand payment or deposit such shareholder's share certificates, each by the date set forth in the notice, is not entitled to payment for his shares under CBCA Sections 33-855 to 33-872.

     Except as provided below, the Corporation shall pay each shareholder who makes a proper demand for payment pursuant to CBCA Section 33-863(a) the amount the Corporation estimates to be the fair value of such shareholder's shares, plus accrued interest, as provided in CBCA Section 33-865(a). Such payment must be accompanied by:

     - the Corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment; an income statement for that year; a statement of changes in shareholders' equity for that year; and the latest available interim financial statements;

     - a statement of the Corporation's estimate of the fair value of the shares;

     - an explanation of how the interest was calculated;

     - a statement of the shareholder's right to demand payment under CBCA
       Section 33-860; and

     - a copy of CBCA Sections 33-855 to 33-872.


     The Corporation may elect to withhold the payment required by Section 33-865 of the CBCA from a Dissenter unless such Dissenter was the beneficial owner of the A&T Common Stock on March 8, 1999 (the date of the first public announcement of the terms of the Merger). Under the CBCA, the Corporation may elect to treat holders of shares acquired on or after the public announcement date differently from persons who acquired their shares prior to such date to discourage people from buying shares for the purpose of dissenting. Accordingly, to the extent the Corporation elects to withhold payment to such a Dissenter at the time the corporate action is taken or the payment demand is received, the Corporation may condition its offer of payment on the Dissenter's agreement to accept the Corporation's estimate of the value of the shares, plus accrued interest, in full payment of such Dissenter's demand. The Corporation must send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the Dissenter's right to demand payment under Section 33-868 of the CBCA.


     Pursuant to CBCA Section 33-868, a Dissenter may notify the Corporation in writing of such Dissenter's own estimate of the fair value of his shares and the amount of interest due, and demand payment of the Dissenter's estimate, less any payment made by the Corporation under CBCA Section 33-865, if: (i) such Dissenter believes that the amount paid under CBCA Section 33-865 is less than the fair value of such Dissenter's shares or that the interest due is incorrectly calculated; or (ii) the Corporation fails to make payment under CBCA
Section 33-865 within 60 days after the date set for such Dissenter's payment demand. A Dissenter waives his or her right to demand payment under CBCA Section 33-868 unless the Dissenter notifies the Corporation of his or her demand in writing within 30 days after the Corporation makes payment for such Dissenter's shares.

     Pursuant to CBCA Section 33-871(a) and (b), if a Dissenter's demand for payment under CBCA Section 33-868 remains unsettled, the Corporation must commence a proceeding within 60 days after receipt of such Dissenter's demand for payment and petition the superior court for the judicial district where the Corporation's principal office is located to determine the fair value of such Dissenter's shares and accrued interest. If the Corporation fails to commence such proceeding within the prescribed time period, the Corporation must pay each Dissenter whose demand remains unsettled the amount demanded. All Dissenters making such demand for payment as described above, whose demands remain unsettled, wherever residing, would be made parties to the proceeding and all parties must be served with a copy of the petition. Dissenters not resident in Connecticut may be served by registered or certified mail or by publication as provided by law.

The jurisdiction of the court shall be plenary and exclusive. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

     The appraisers shall have the powers described in the order appointing them, or in any amendment to it. Each Dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of such Dissenter's shares, plus interest, exceeds the amount paid by the Corporation. The costs and expenses, including the reasonable compensation and expenses of court-appointed appraisers, of any such proceeding shall be determined by the court and shall be assessed against the Corporation, except that the court may assess costs against all or some Dissenters, in amounts the court finds equitable, to the extent the court finds that the Dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under CBCA Section 33-868.

     The court may also assess the fees and expenses of counsel and experts employed by any party, in amounts the court finds equitable: (i) against the Corporation in favor of any or all Dissenters if the court finds that the Corporation failed substantially to comply with the requirements of CBCA Sections 33-860 to 33-868, inclusive, or (ii) against either the Corporation or a Dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to rights provided by CBCA Sections 33-855 to 33-872, inclusive. If the court finds that the services of counsel for any Dissenter were of substantial benefit to other Dissenters similarly situated, and that such fees should not be assessed against the Corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the Dissenters who were benefitted.

     The foregoing is only a summary of the dissenters' rights of holders of A&T Common Stock. Any holder of A&T Common Stock who intends to exercise dissenters' rights should carefully review the text of the applicable provisions of the CBCA set forth in ANNEX D to this Proxy Statement and should also consult with such holder's attorney. The failure of a holder of A&T Common Stock to follow precisely the procedures summarized above and set forth in ANNEX D may result in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of A&T Common Stock, except as otherwise required by law.

                                 MARKET PRICES


     The following table sets forth the range of high and low sales prices per share of A&T Common Stock on The Nasdaq Stock Market, Inc. by quarter (as reported by Nasdaq) for each of the fiscal years ended March 31, 1998 and 1999 and for the first quarter of the fiscal year ending March 31, 2000. A&T had approximately 295 shareholders of record as of the Record Date.



                                                                    A&T
                                                               COMMON STOCK
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
1998
  First Quarter.............................................  $10.75   $ 9.25
  Second Quarter............................................   16.50    10.33
  Third Quarter.............................................   19.00    13.33
  Fourth Quarter............................................   24.13    17.00
1999
  First Quarter.............................................  $24.00   $19.00
  Second Quarter............................................   21.50    14.88
  Third Quarter.............................................   20.00    15.63
  Fourth Quarter............................................   26.00    16.50
2000
  First Quarter (through May 14, 1999)......................  $25.25   $22.50

     During the fiscal years ended March 31, 1998 and 1997, A&T paid an annual dividend to shareholders of record as of March 31, 1998 and 1997 of $0.21 and $0.20 per share, respectively. Under the terms of the Merger Agreement, A&T is not permitted, until the consummation of the Merger, to pay any additional dividends on the A&T Common Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables set forth certain selected consolidated financial information for A&T for the fiscal years ended March 31, 1998, 1997, 1996, 1995 and 1994 and for the nine months ended December 31, 1998 and 1997. This information should be read in conjunction with the consolidated financial statements of A&T, including the respective notes thereto, and the other documents incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                          ANALYSIS & TECHNOLOGY, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


YEARS ENDED MARCH 31,                           1998       1997       1996       1995       1994
---------------------                         --------   --------   --------   --------   --------
Revenue from continuing operations..........  $159,956   $142,547   $122,924   $131,174   $129,359
Costs and expenses..........................   152,011    135,777    116,670    125,222    124,000
                                              --------   --------   --------   --------   --------
Operating earnings from continuing
  operations................................     7,945      6,770      6,254      5,952      5,359
Interest expense, net.......................       171        319        512        542        554
Other, net..................................      (570)       638        338        269        433
                                              --------   --------   --------   --------   --------
Earnings from continuing operations before
  income taxes..............................     8,344      5,813      5,404      5,141      4,372
Income taxes on earnings from continuing
  operations................................     4,152      2,437      1,816      2,171      1,856
                                              --------   --------   --------   --------   --------
Net earnings from continuing operations.....  $  4,192   $  3,376   $  3,588   $  2,970   $  2,516
                                              --------   --------   --------   --------   --------
Discontinued operations:
Loss from discontinued operations, net of
  income tax (expense) benefit..............        --         --       (195)      (197)       (17)
Loss on disposal of discontinued operations,
  net of income tax benefit.................        --         --     (1,316)        --         --
                                              --------   --------   --------   --------   --------
Net earnings................................  $  4,192   $  3,376   $  2,077   $  2,773   $  2,499
                                              ========   ========   ========   ========   ========
Basic earnings per share:
  Continuing operations.....................  $   1.19   $   0.96   $   0.99   $   0.84   $   0.76
  Discontinued operations...................        --         --      (0.42)     (0.05)     (0.01)
                                              --------   --------   --------   --------   --------
Basic earnings per share....................  $   1.19   $   0.96   $   0.57   $   0.79   $   0.75
                                              --------   --------   --------   --------   --------
Diluted earnings per common and common
  equivalent share:
  Continuing operations.....................  $   1.07   $   0.93   $   0.96   $   0.80   $   0.71
  Discontinued operations...................        --         --      (0.40)     (0.05)     (0.01)
                                              --------   --------   --------   --------   --------
Diluted earnings per common and common
  equivalent share..........................  $   1.07   $   0.93   $   0.56   $   0.75   $   0.70
                                              --------   --------   --------   --------   --------
Weighted average shares and common
  equivalent shares outstanding:
  Basic.....................................     3,530      3,500      3,624      3,520      3,224
  Diluted...................................     3,850      3,609      3,741      3,704      3,550
Dividends per share.........................  $   0.21   $   0.20   $   0.18   $   0.17   $   0.16
                                              --------   --------   --------   --------   --------
AT MARCH 31,
Working capital.............................  $ 14,455   $ 16,578   $ 19,789   $ 15,610   $ 12,676
Contract receivables........................  $ 25,637   $ 24,693   $ 24,250   $ 27,322   $ 24,174
Total assets................................  $ 63,609   $ 57,813   $ 56,437   $ 61,003   $ 54,438
Long-term debt (including current
  installments).............................  $  2,490   $  2,803   $  3,081   $  7,242   $  4,631
Shareholders' equity........................  $ 44,347   $ 39,989   $ 39,279   $ 37,174   $ 34,442
Equity per common share.....................  $  12.27   $  11.61   $  10.73   $  10.45   $   9.91

NINE MONTHS ENDED DECEMBER 31,                                  1998        1997
------------------------------                                --------    --------
Revenue.....................................................  $124,671    $116,380
Costs and expenses..........................................   117,117     110,782
                                                              --------    --------
Operating earnings..........................................     7,554       5,598
Interest expense, net.......................................       301         115
Other, net..................................................       900        (855)
                                                              --------    --------
Earnings before income taxes................................     6,353       6,338
Income taxes................................................     2,804       3,267
                                                              --------    --------
Net earnings................................................  $  3,549    $  3,071
                                                              ========    ========
Basic earnings per common share.............................  $   0.98    $   0.88
Diluted earnings per common share...........................      0.88        0.80
                                                              ========    ========
Weighted average shares outstanding:
  Basic.....................................................     3,624       3,509
  Diluted...................................................     4,003       3,751
                                                              --------    --------
AT DECEMBER 31,
---------------
Working capital.............................................  $ 21,243    $ 18,910
Contract receivables........................................  $ 29,210    $ 30,056
Total assets................................................  $ 69,369    $ 65,360
Long-term debt (including current installments).............  $  7,365    $  5,790
Shareholders' equity........................................  $ 47,944    $ 43,638
Equity per common share.....................................  $  13.18    $  12.19

      RESULTS OF A&T'S OPERATIONS FOR THE FISCAL YEAR ENDED MARCH 31, 1999


     On May 6, 1999, A&T issued a press release announcing its operating results for the fiscal year ended March 31, 1999. Twelve-month comparisons to fiscal 1998 results exclude a net gain of $87,000 in 1998 resulting from a non-recurring after tax charge for capitalized software development and related costs and a non-recurring after tax gain related to the sale of A&T's interest in a joint venture.



     For the fiscal year ended March 31, 1999, A&T's net earnings increased 18.7% to $4.9 million from $4.1 million in fiscal 1998. Diluted earnings per share increased 14.3% to $1.20 from $1.05 for fiscal 1998. Basic earnings per share for fiscal 1999 increased 14.5% to $1.34 per share compared to $1.17 per share during fiscal 1998. Revenue for fiscal 1999 increased 15% to $170.4 million, compared to $160.0 million during fiscal 1998.



     For the quarter ended March 31, 1999, A&T reported a 18.0% increase in net earnings to $1.3 million, compared to $1.1 million during the fourth quarter of fiscal 1998. Diluted earnings per share increased 18.5% to $0.32 from the $0.27 reported for the fourth quarter of fiscal 1998. Basic earnings per share for the three-month period increased 16.1% to $0.36, compared to $0.31 for the fourth quarter of fiscal 1998. Revenue for the quarter ended March 31, 1999 increased 4.8% to $45.7 million, compared to $43.6 million for the fourth quarter of fiscal 1998.



     A&T's contractual backlog at March 31, 1999 was $775.8 million, an increase of 31.6% from the $589 million backlog reported as of March 31, 1998.


     The following table provides certain financial data for A&T as of March 31, 1999, for the fiscal year ended March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998. See also, "SELECTED CONSOLIDATED FINANCIAL DATA."

                          ANALYSIS & TECHNOLOGY, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                      THREE MONTHS ENDED
                                                                          MARCH 31,
                                                  YEAR ENDED      --------------------------
                                                MARCH 31, 1999       1999           1998
                                                --------------    -----------    -----------
                                                                  (UNAUDITED)    (UNAUDITED)
Revenue.......................................     $170,355         $45,684        $43,576
Operating earnings............................       10,280           2,726          2,347
Earnings before income taxes..................        8,750           2,398          2,006
Net earnings..................................        4,871           1,323          1,121
Basic earnings per share......................     $   1.34         $  0.36        $  0.31
Diluted earnings per common and common
  equivalent share............................     $   1.20         $  0.32        $  0.27
Weighted average shares and common equivalent
  shares outstanding:
  Basic.......................................        3,633           3,659          3,596
  Diluted.....................................        4,024           4,092          4,048



                                                              AT MARCH 31, 1999
                                                              -----------------
Current assets..............................................       $31,110
Property and equipment, net.................................        15,011
Other assets................................................        27,625
                                                                   -------
Total assets................................................       $73,746
Total liabilities...........................................        25,525
Shareholders' equity........................................        48,221
                                                                   -------
Total liabilities and shareholders' equity..................       $73,746

                       A&T SUMMARY FINANCIAL PROJECTIONS

     IN CONNECTION WITH THE DISCUSSIONS WITH ANTEON AND THE OTHER BIDDERS DESCRIBED ABOVE UNDER "BACKGROUND AND REASONS FOR THE MERGER," A&T PROVIDED FINANCIAL PROJECTIONS FOR FISCAL 2000 AND 2001 TO THE BIDDERS AND QUARTERDECK. THESE PROJECTIONS WERE NOT PREPARED WITH THE INTENT THAT THEY WOULD BE PUBLICLY DISTRIBUTED AND WERE GIVEN TO THE BIDDERS ONLY AFTER THEY EXECUTED CONFIDENTIALITY AGREEMENTS. THESE PROJECTIONS ARE INCLUDED IN THIS PROXY STATEMENT FOR THE SOLE AND LIMITED PURPOSE OF MAKING THE SHAREHOLDERS OF A&T AWARE OF CERTAIN NONPUBLIC INFORMATION THAT WAS PROVIDED TO THE BIDDERS AND QUARTERDECK.

     SHAREHOLDERS OF A&T ARE CAUTIONED NOT TO RELY ON THESE PROJECTIONS TO PREDICT PERFORMANCE FOR FISCAL 2000 OR 2001 OR FOR ANY OTHER PERIOD. A&T'S PERFORMANCE MAY VARY SUBSTANTIALLY FROM THAT INDICATED. THE PROJECTIONS SET FORTH BELOW CONSTITUTE FORWARD-LOOKING STATEMENTS AND WERE BASED UPON NUMEROUS ASSUMPTIONS. VARIOUS FACTORS WHICH ARE REFERRED TO IN A&T'S 1998 ANNUAL REPORT TO SHAREHOLDERS (WHICH ACCOMPANIES THIS PROXY STATEMENT) AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED DECEMBER 31, 1998 (WHICH IS ATTACHED HERETO AS ANNEX B), TOGETHER WITH THE INHERENT UNCERTAINTY OF ALL PROJECTIONS MAKE IT UNWISE FOR ANY SHAREHOLDER TO USE THESE PROJECTIONS TO MAKE CURRENT INVESTMENT DECISIONS, AND ANY SHAREHOLDER WHO DOES SO PROCEEDS AT HIS OR HER OWN RISK. SEE "FORWARD LOOKING STATEMENTS."

     The following is a summary of information that was provided by A&T to the Bidders and Quarterdeck with respect to the fiscal years ending March 31, 2000 and 2001. Not included herein are certain projections which were provided with respect to the fiscal year ended March 31, 1999, which A&T believes are no longer relevant since the fiscal year ended March 31, 1999 has ended. See "RESULTS OF A&T'S OPERATIONS FOR THE FISCAL YEAR ENDED MARCH 31, 1999." This information is based on estimates and assumptions made in October, 1998 reflecting the best then available estimates and judgments of the management of A&T as to the future performance of A&T and is subject to many factors that are out of the control of A&T. These projections exclude any effect of the Merger and assume the completion of certain acquisitions by A&T which may or may not occur. With respect to these potential future acquisitions, no assurance can be given that any such acquisition opportunity would be available to A&T or, if available, would be on terms acceptable to A&T and, if completed, would produce results comparable to the projected results.

     The projections set forth below were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections or financial forecasts.

                                                              FISCAL YEAR ENDING
                                                                  MARCH 31,
                                                              ------------------
                                                               2000       2001
                                                              -------    -------
                                                                (IN MILLIONS)
Revenues
  Information Technology....................................  $186.4     $212.2
  IMC.......................................................    33.7       40.5
                                                              ------     ------
          Total.............................................  $220.1     $254.7
Pre-tax income..............................................  $ 12.9     $ 16.3
Net income..................................................     7.2        9.1
EBIT
  Information Technology....................................  $ 10.3     $ 12.3
  IMC.......................................................     3.0        4.5
                                                              ------     ------
          Total.............................................  $ 13.3     $ 16.8
EBITDA
  Information Technology....................................  $ 14.1     $ 16.6
  IMC.......................................................     4.0        5.7
                                                              ------     ------
          Total.............................................  $ 18.1     $ 22.3

                                                                AT MARCH 31,
                                                              ----------------
                                                               2000      2001
                                                              ------    ------
                                                               (IN MILLIONS)
Assets......................................................  $ 81.4    $ 92.9
Shareholders' equity........................................    56.0      65.1


     The projections set forth above were prepared by A&T in October 1998. Forecasts of future financial performance and conditions for the fiscal years ending March 31, 2000 and 2001 could differ materially from the projections set forth above if A&T were to prepare projections based upon circumstances existing as of the date of this Proxy Statement. A&T does not intend, or have any duty or obligation, to disclose publicly updates or revisions to the projections set forth above to reflect circumstances existing or developments occurring after the preparation of such projections or to reflect the occurrence of unanticipated events. A&T's independent accountants have not examined or compiled the foregoing projections and, accordingly, do not provide any assurance with respect to them.

                            INDEPENDENT ACCOUNTANTS


     The Board of Directors approved KPMG LLP, independent accountants, to audit the books, records and accounts of A&T for the fiscal year ended March 31, 1999, which appointment was ratified by the A&T shareholders.



     KPMG LLP will audit the consolidated balance sheet as of the end of the fiscal year and related consolidated statements of earnings, changes in shareholders' equity and cash flows for the year in accordance with generally accepted auditing standards. The accounting firm also is responsible for the preparation of A&T's consolidated state and federal income tax returns. A&T has been advised by KPMG LLP that it has no material direct financial interest or any material indirect financial interest in A&T other than that arising from the firm's employment as independent accountants. It is expected that a representative of KPMG LLP will attend the Special Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions


                                    EXPERTS


     The consolidated balance sheets of A&T as of March 31, 1998 and 1997 and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the fiscal years in the three-year period ended March 31, 1998, included in A&T's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, have been incorporated herein in reliance on the report of KPMG LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.


                           PROPOSALS OF SHAREHOLDERS

     A&T will hold an Annual Meeting of Shareholders in 1999 only if the Merger is not consummated before the time of such meeting. In order for shareholder proposals to be eligible for inclusion in A&T's proxy statement for the 1999 Annual Meeting of Shareholders, if one is held, they must have been received by A&T at its principal office, P. O. Box 220, Route 2, North Stonington, Connecticut 06359, by March 3, 1999. Since no such shareholder proposals were received by that date, no shareholder proposal is eligible for inclusion in the proxy statement for the 1999 Annual Meeting of Shareholders, should one be held.

     If any shareholder proposes to make any proposal at the 1999 Annual Meeting of Shareholders, if one is held, which proposal will not be included in A&T's proxy statement for such meeting, such proposal must be received by May 17, 1999 to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act. The form of proxy distributed by the Board of Directors for any such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how A&T intends to exercise its discretion to vote on each such matter.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of A&T knows of no matters which will be presented for consideration at the Special Meeting other than as set forth in the Notice of Special Meeting accompanying this Proxy Statement. However, if any other matters shall come before the meeting or any adjournment or adjournments thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters. On any motion to adjourn the Special Meeting, only those shares represented by proxies entitled to vote FOR approval of the Merger Agreement will be voted by the named proxies FOR such adjournment.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               ANTEON CORPORATION

                      BUFFALO ACQUISITION CORPORATION AND

                          ANALYSIS & TECHNOLOGY, INC.

                           DATED AS OF MARCH 7, 1999

                               TABLE OF CONTENTS


ARTICLE I.  THE MERGER.......................................................   A-1
  SECTION 1.1.   The Merger; Closing.........................................   A-1
  SECTION 1.2.   Effective Time..............................................   A-1
  SECTION 1.3.   Effect of the Merger........................................   A-1
  SECTION 1.4.   Certificate of Incorporation and Bylaws.....................   A-2
  SECTION 1.5.   Directors and Officers......................................   A-2
  SECTION 1.6.   Merger Consideration; Cancellation of Securities............   A-2
  SECTION 1.7.   Transmittal of Merger Consideration.........................   A-2
  SECTION 1.8.   Stock Transfer Books........................................   A-3
  SECTION 1.9.   Dissenters' Rights..........................................   A-4

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   A-4
  SECTION 2.1.   Organization and Qualification; Subsidiaries................   A-4
  SECTION 2.2.   Capitalization..............................................   A-4
  SECTION 2.3.   Authority Relative to this Agreement........................   A-5
  SECTION 2.4.   SEC Filings; Financial Statements...........................   A-5
  SECTION 2.5.   Absence of Certain Changes or Events........................   A-6
  SECTION 2.6.   No Undisclosed Liabilities..................................   A-6
  SECTION 2.7.   No Violation................................................   A-7
  SECTION 2.8.   Absence Of Litigation.......................................   A-7
  SECTION 2.9.   Employee Benefit Plans; Employment Agreements...............   A-7
  SECTION 2.10.  Labor Matters...............................................   A-8
  SECTION 2.11.  Proxy Statement.............................................   A-8
  SECTION 2.12.  Taxes.......................................................   A-9
  SECTION 2.13.  Environmental Matters.......................................   A-9
  SECTION 2.14.  Brokers.....................................................  A-10
  SECTION 2.15.  Intellectual Property.......................................  A-11
  SECTION 2.16.  Compliance with Laws........................................  A-11
  SECTION 2.17.  Title to Properties.........................................  A-11
  SECTION 2.18.  Contracts and Property......................................  A-11
  SECTION 2.19.  Government Contracts........................................  A-12
  SECTION 2.20.  Opinion of Financial Advisor................................  A-12

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........
                                                                               A-12
  SECTION 3.1.   Organization and Qualification; Subsidiaries................  A-12
  SECTION 3.2.   Authority Relative to this Agreement........................  A-13
  SECTION 3.3.   Financing...................................................  A-13
  SECTION 3.4.   No Violation................................................  A-13
  SECTION 3.5.   Absence Of Litigation.......................................  A-13
  SECTION 3.6.   Proxy Statement.............................................  A-13

ARTICLE IV.  CONDUCT OF BUSINESS PENDING THE MERGER..........................  A-14
  SECTION 4.1.   Conduct of Business by the Company Pending the Merger.......  A-14
  SECTION 4.2.   No Solicitation.............................................  A-15

ARTICLE V.  ADDITIONAL AGREEMENTS............................................  A-16
  SECTION 5.1.   Proxy Statement.............................................  A-16
  SECTION 5.2.   Company Shareholders' Meeting...............................  A-16

  SECTION 5.3.   Access to Information; Confidentiality......................  A-17
  SECTION 5.4    Consents; Approvals.........................................  A-17
  SECTION 5.5.   Notification of Certain Matters.............................  A-17
  SECTION 5.6.   Further Assurances..........................................  A-18
  SECTION 5.7.   Employees, Employee Benefits................................  A-18
  SECTION 5.8.   Public Announcements........................................  A-19
  SECTION 5.9.   Conveyance Taxes............................................  A-19
  SECTION 5.10.  Indemnification, Exculpation and Insurance..................  A-19
  SECTION 5.11.  Election to Surviving Company's Board of Directors..........  A-20

ARTICLE VI.  CONDITIONS TO THE MERGER........................................  A-20
  SECTION 6.1.   Conditions to Obligation of Each Party to Effect the
                 Merger......................................................  A-20
  SECTION 6.2.   Additional Conditions to Obligations of Parent and Merger
                 Sub.........................................................  A-20
  SECTION 6.3.   Additional Conditions to Obligation of the Company..........  A-21

ARTICLE VII.  TERMINATION....................................................  A-22
  SECTION 7.1.   Termination.................................................  A-22
  SECTION 7.2.   Effect Of Termination.......................................  A-22
  SECTION 7.3.   Fees And Expenses...........................................  A-22

ARTICLE VIII.  GENERAL PROVISIONS............................................  A-23
  SECTION 8.1.   Effectiveness of Representations, Warranties and Agreements;
                 Knowledge, Etc. ............................................  A-23
  SECTION 8.2.   Notices.....................................................  A-23
  SECTION 8.3.   Certain Definitions.........................................  A-24
  SECTION 8.4.   Amendment...................................................  A-25
  SECTION 8.5.   Waiver......................................................  A-25
  SECTION 8.6.   Headings....................................................  A-25
  SECTION 8.7.   Severability................................................  A-25
  SECTION 8.8.   Entire Agreement............................................  A-25
  SECTION 8.9.   Assignment, Merger Sub......................................  A-25
  SECTION 8.10.  Parties In Interest.........................................  A-25
  SECTION 8.11.  Governing Law...............................................  A-25
  SECTION 8.12.  Counterparts................................................  A-25

                           COMPANY DISCLOSURE LETTER

Section 2.1       Organization and Qualification; Subsidiaries
Section 2.2       Capitalization
Section 2.5       Absence of Certain Changes or Events
Section 2.6       No Undisclosed Liabilities
Section 2.7       No Violation
Section 2.8       Absence of Litigation
Section 2.9(b)    Retiree Benefits
Section 2.9(c)    ERISA Compliance
Section 2.9(e)    Excess Parachute Payment
Section 2.9(f)    Company Employee Plan
Section 2.10      Labor Matters
Section 2.13(a)   License, Permits & Approvals
Section 2.13(b)   Pending or Threatened Claims
Section 2.13(c)   Hazardous Materials
Section 2.13(d)   National Priorities List
Section 2.15(a)   Company Intellectual Property Rights
Section 2.15(b)   Absence of Infringements
Section 2.15(c)   Year 2000 Compliance
Section 2.16      Compliance with Laws
Section 2.17      Title to Properties
Section 2.18      Contracts
Section 2.19      Government Contracts
Section 4.1(d)    Dividends and Other Distributions
Section 4.1(f)    Increases in Compensation, Etc.

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of March 7, 1999 (this "Agreement"), among Anteon Corporation, a Virginia corporation ("Parent"), Buffalo Acquisition Corporation, a Connecticut corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Analysis & Technology, Inc., a Connecticut corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to enter into a strategic business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the Merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Connecticut Business Corporation Act (the "CBCA") and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, pursuant to the Merger, each outstanding share of common stock of the Company, no par value per share (the "Company Common Stock" and each share, a "Share") shall be converted into the right to receive the Merger Consideration (as defined in Section 1.6(a)), upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.1.  THE MERGER; CLOSING.

     (a) The Merger. At the Effective Time (as defined in Section 1.2 hereof), and subject to and upon the terms and conditions of this Agreement and in accordance with the CBCA, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease upon the filing of a certificate of merger with the Secretary of the State of the State of Connecticut pursuant to the CBCA, and the Company shall continue as the surviving corporation being the successor to all the property, rights, powers, privileges, liabilities and obligations of both Merger Sub and the Company. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation" or the "Surviving Company."

     (b) The Closing. The closing of the Merger (the "Closing") shall take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to in writing by the parties hereto. The Closing will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, unless another place is agreed to in writing by the parties hereto.

     SECTION 1.2. EFFECTIVE TIME. Simultaneous with the Closing, the parties hereto shall cause the Merger to be consummated by filing all necessary documentation (the "Merger Documents"), together with any required related certificates, with the Secretary of the State of the State of Connecticut, in such form as required by, and executed in accordance with the relevant provisions of the CBCA (the time of such filing, or such later date as is set forth in the Certificate of Merger, being the "Effective Time").

     SECTION 1.3. EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 33-820 of the CBCA.

     SECTION 1.4. CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time the certificate of incorporation and bylaws of the Merger Sub, as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Company (the "certificate of incorporation" and "bylaws") until thereafter changed or amended as provided therein or by the CBCA, except that the name of the Surviving Company shall be changed to "Analysis & Technology, Inc."

     SECTION 1.5.  DIRECTORS AND OFFICERS.

     (a) Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws, until their respective successors are duly elected or appointed and qualified.

     (b) Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws.

     SECTION 1.6. MERGER CONSIDERATION; CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the Shares:

     (a) Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (excluding (i) any Shares to be canceled pursuant to Section 1.6(b) and (ii) Shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") of the Company who satisfy all of the requirements to demand payment for such Shares in accordance with Sections 33-855 through 33-872 of the CBCA) shall be converted into the right to receive Twenty-Six Dollars ($26.00) per share in cash (the "Merger Consideration").

     (b) Cancellation of Shares. Each Share owned by the Company, Parent, Merger Sub or any wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Stock Options. At the Effective Time, each outstanding option to purchase Company Common Stock (a "Stock Option") granted under the Company's existing stock option plans (collectively, the "Company Stock Option Plans"), whether or not then exercisable, shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into the right to receive cash in an amount (the "Option Consideration") equal to (i) the excess of the Merger Consideration over the exercise price per share provided in such Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Stock Option. The Company agrees to take all actions necessary, including, without limitation, the giving of appropriate notices to holders of Stock Options, so that at or before the Effective Time each Stock Option shall have been terminated or represent the right to receive solely the Option Consideration.

     (d) Common Stock of Merger Sub. Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Company. Each certificate of Merger Sub evidencing ownership of any common stock of Merger Sub shall evidence, from and after the Effective Time, ownership of such shares of the Surviving Company.

     SECTION 1.7.  TRANSMITTAL OF MERGER CONSIDERATION.

     (a) Payment Agent. At the Closing, Parent shall deposit, or shall cause to be deposited, with a payment agent selected by Parent prior to the Effective Time (the "Payment Agent"), for the benefit of the holders of Shares and Stock Options, the amount of the product of (i) the Merger Consideration multiplied by
(ii) the number of Shares then issued and outstanding minus the number of Dissenting Shares plus the amount of cash necessary to redeem the outstanding Stock Options in accordance with Section 1.6(c) hereof that have not theretofore been paid and cancelled in accordance with Section 1.6(c) (the "Payment Fund").

     (b) Payment Procedures. Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (the "Certificates") (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.7(d)) to the Payment Agent, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount (after giving effect to any required tax withholdings) equal to the Merger Consideration multiplied by the number of Shares theretofore represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such transferee if the Certificate formerly representing such Shares is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Promptly after the Effective Time, Parent and the Surviving Company shall cause the Payment Agent to mail to each holder of a Stock Option outstanding at the Effective Time (excluding any Stock Option for which payment already has been made by the Company pursuant to Section 1.6(c) hereof) a check with respect to all Stock Options held by such holder in an amount determined in accordance with
Section 1.6(c) hereof (after giving effect to any required tax withholdings). No interest will be paid or accrued on any amount payable pursuant to Section 1.6(c) hereof in respect of Stock Options.

     (c) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the shareholders of the Company or holders of Stock Options for 360 days after the Effective Time shall be paid to Parent. Any shareholders of the Company or holders of Stock Options who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of the applicable Merger Consideration upon due surrender of their Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.7(d)), in each case, without any interest thereon. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or Option Consideration payable to the holder of such Certificate or Stock Option would otherwise escheat to or become the property of any governmental authority), any such Merger Consideration or Option Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Payment Agent or any other Person shall be liable to any former holder of Shares or Stock Options for any amount properly delivered to a public official or governmental authority pursuant to applicable abandoned property, escheat or similar laws.

     (d) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and customary indemnification against loss by the Person claiming such Certificate to be lost, stolen or destroyed, the Payment Agent will pay in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration in respect thereof pursuant to Section 1.7(b) upon receipt by the Payment Agent of such affidavit and indemnification against loss.

     (e) Withholding Rights. Parent, the Surviving Corporation or the Payment Agent shall be entitled to deduct and withhold from the Merger Consideration or Option Consideration otherwise payable pursuant to this Agreement to any holder of Shares or Stock Options such amounts as Parent or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Stock Options in respect of which such deduction and withholding was made by Parent or the Payment Agent.

     SECTION 1.8. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, the Merger Consideration delivered upon the surrender of a Certificate in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificate, and there shall be no further registration of transfers on the records of the Company or the Surviving Company of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article I provided that the Payment Agent shall have received an appropriate letter of transmittal.

     SECTION 1.9. DISSENTERS' RIGHTS. No Dissenting Shareholder shall be entitled to receive payment of the applicable Merger Consideration pursuant to this Article I unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the CBCA, and any Dissenting Shareholder shall be entitled to only such rights as are granted by the CBCA with respect to the Shares owned by such Dissenting Shareholder. If any Person who would otherwise be deemed a Dissenting Shareholder shall have failed properly to perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such shares shall thereupon be treated as though such shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.6(a) hereof. The Company shall give Parent (i) prompt written notice of any dissenters' demands for payment, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to dissenters' rights and (ii) the opportunity to direct all negotiations with respect to dissenters under the CBCA. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to any demands for payment by Dissenting Shareholders, offer to settle or settle any such demands or approve any withdrawal of such demands.

                                  ARTICLE II.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 2.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Except as set forth on Section 2.1 of the separate written disclosure letter previously provided by the Company to Parent (the "Company Disclosure Letter"), the Company is a corporation and each of its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted, except where the failure to have such power, authority or Approval could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company and each subsidiary is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities make such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 2.2. CAPITALIZATION. The authorized capital stock of the Company consists of 11,250,000 shares of Company Common Stock. As of March 5, 1999, (i) 3,667,469 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) no shares of Company Common Stock were held by any subsidiary of the Company, and (iv) 928,976 shares of Company Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted pursuant to the Company's Stock Option Plans, its Savings and Investment Plan, its Employee Stock Ownership Plan and its deferred compensation plans. Except as set forth in
Section 2.2 of the Company Disclosure Letter, no shares of Company Common Stock have been issued between December 31, 1998 and the date hereof, other than pursuant to the Company Employee Plans (as defined below). Except as set forth in Section 2.2 of the Company Disclosure Letter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued Shares (or other equity interests) of the

Company or of any subsidiary of the Company or obligating the Company or any subsidiary of the Company to issue or sell any shares of, or other equity interests in, the Company or any subsidiary of the Company. All shares of Company Common Stock subject to issuance as aforesaid shall, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable.
Section 2.2 of the Company Disclosure Letter sets forth the number of issued and outstanding Stock Options and the exercise prices thereof, as of the date of this Agreement. Except as set forth in Section 2.2 of the Company Disclosure Letter, there are no obligations, contingent or otherwise, of the Company or of any subsidiary of the Company to repurchase, redeem or otherwise acquire any shares (or other equity interests) of Company Common Stock or the shares (or other equity interests) of any subsidiary of the Company. Except as set forth in
Section 2.2 of the Company Disclosure Letter, all of the outstanding equity interest of each subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such equity interests are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, transfer restrictions, preemptive rights, charges, or other encumbrances of any nature whatsoever (collectively, "Liens"), other than Liens for taxes not yet due and payable and Liens being negotiated in good faith and for which proper reserves exist. Except as set forth in Section 2.2 of the Company Disclosure Letter, there are no subsidiaries of the Company and the Company does not own, directly or indirectly, any capital stock or other equity interest in any corporation, limited liability company, partnership, joint venture or other entity other than nominal investments in shares of public companies that are comparable to the Company.

     SECTION 2.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary shareholder approval of this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement by at least two-thirds of the voting power of the outstanding Shares on the record date for determining Shares entitled to vote at the Company Shareholder's Meeting (as defined below) which constitutes the only shareholder approval required for consummation of the Merger). The provisions of Sections 33-841 and 33-845 of the CBCA are not applicable to this Agreement or the Merger. The board of directors of the Company has determined that it is advisable and in the best interest of the Company's shareholders for the Company to enter into a strategic business combination with Parent upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's shareholders approve this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to (i) the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditor's rights generally, (ii) the availability of equitable remedies, including specific performance and (iii) the enforceability of legal remedies insofar as such remedies may be subject to overriding considerations of public policy.

     SECTION 2.4.  SEC FILINGS; FINANCIAL STATEMENTS.

     (a) SEC Filings. The Company has filed all forms, reports, exhibits and other documents required to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997 and has made available to Parent (i) its Quarterly Report on Form 10-Q for the period ended December 31, 1998 and its Annual Report on Form 10-K for the fiscal year ended March 31, 1998, (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since March 31, 1998, (iii) all other reports or registration statements (other than reports on Forms 3, 4 or 5 filed on behalf of affiliates of the Company) filed by the Company with the SEC under the Exchange Act since March 31, 1998 or under the Securities Act since December 31, 1997, and (iv) all amendments, supplements and exhibits to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports
(i) when filed complied with the applicable requirements of the Securities Act or the Exchange Act and the SEC's rules thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary has any class of securities registered pursuant to the Exchange Act.

     (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports complies with applicable accounting requirements and the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as the case may be, and was prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     SECTION 2.5.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.5 of the Company Disclosure Letter or the Company SEC Reports filed and publicly available prior to the date hereof (the "Filed Company SEC Reports"), since March 31, 1998, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any Company Material Adverse Effect; (ii) any change by the Company in its accounting methods, principles or practices; (iii) any revaluation of any of the Company's or any subsidiary's assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business; (iv) any sale, pledge, disposition of or encumbrance upon a material amount of property of the Company or of any subsidiary, except in the ordinary course of business and consistent with past practice; (v) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock, (vi) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (vii) except as reflected in Section 2.2 of the Company Disclosure Letter, (x) any granting by the Company or any of its subsidiaries to any executive officer of the Company or Interactive Media Corporation of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of March 31, 1998, (y) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of March 31, 1998 or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer,
(viii) any damage, destruction or loss, whether or not covered by insurance, that has had or could reasonably be expected to have a Company Material Adverse Effect; (ix) any establishment or increase of benefits under any plan that would constitute a Company Employee Plan under Section 2.9; or (x) any material Tax (as defined below) election inconsistent with past practices or the settlement or compromise of any material Tax liability.

     SECTION 2.6.  NO UNDISCLOSED LIABILITIES.  Except as set forth in Section
2.6 of the Company Disclosure Letter or in the Filed Company SEC Reports, neither the Company nor any subsidiary of the Company has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, assets (including intangible assets), results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's balance sheet (including any related notes thereto) as of December 31, 1998 (the "1998 Company Balance Sheet"); (b) incurred in the ordinary course of business and not required under GAAP to be reflected on such balance sheet and not reasonably expected to have a Company Material Adverse Effect, (c) incurred since December 31, 1998 in the ordinary course of business and consistent with past practice and not reasonably expected to have a Company Material Adverse Effect or (d) for monetary obligations incurred, or payments made in connection with the transactions contemplated by this Agreement to Quarterdeck Investment

Partners, Inc. ("Quarterdeck") not in excess of amounts required by their fee letter, Cummings & Lockwood ("C&L") and KPMG, LLP ("KPMG").

     SECTION 2.7. NO VIOLATION. Except as set forth in Section 2.7 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, and the consummation by the Company of the transactions contemplated hereby will not: (i) conflict with or violate the certificate of incorporation or bylaws of the Company or any subsidiary of the Company, (ii) conflict with or violate in any material respect any federal, foreign, state, local or provincial law, statute, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any subsidiary of the Company or by which any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, or result in the creation of a Lien on any of the properties or assets of the Company or any subsidiary of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company or any of their respective properties are bound or affected, except in the case of clause (iii) for any such breaches, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 2.8. ABSENCE OF LITIGATION. Except as set forth in Section 2.8 of the Company Disclosure Letter or the Filed Company SEC Reports, (i) there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or against any subsidiary of the Company and (ii) there is no judgment, decree, injunction, rule or order outstanding against the Company or its subsidiaries other than, in each case, those that the outcome of which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Company's ability to consummate the Merger.

     SECTION 2.9.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.

     (a) Benefit Plans. For purposes of this Section 2.9: "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; "Company ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group within the meaning of section 414(b) of the Code, including the Company or which is under common control with the Company or any subsidiary of the Company; and "Company Employee Plans" means all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, employee pension, profit-sharing, savings, retirement, vacation, life, health, disability, accident insurance and other fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, as well as each such plan with respect to which the Company or a Company ERISA Affiliate could incur liability under applicable law, and excluding agreements with former employees under which the Company has no remaining monetary obligations.

     (b) Retiree Benefits. Except as set forth in Section 2.9(b) of the Company Disclosure Letter, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than coverage mandated by applicable law or benefits, the full cost of which is borne by the retiree.

     (c) ERISA Compliance. Except as set forth in Section 2.9(c) of the Company Disclosure Letter or as could not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and its subsidiaries have complied with ERISA, the Code and all laws and regulations applicable to the Company Employee Plans, and, particularly in the case of a Company Employee Plan that is an employee stock ownership plan, any laws and regulations governing securities, and each Company Employee Plan has been maintained and administered in compliance with its terms; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code
is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"), and nothing has occurred which could reasonably be expected to impair such determination; (iii) all payments due from the Company or any Company ERISA Affiliate to date have been made when due, or if payments have not been made, they have been properly accrued and recorded on the books of the Company; and (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or to the knowledge of the Company threatened with respect to such Company Employee Plans or against the assets of such Company Employee Plans.

     (d) Neither the Company nor any Company ERISA Affiliate maintains or contributes to, or has within the preceding six years maintained or contributed to, or has had during such period the obligation to maintain or contribute to, or may have any liability with respect to, any Company Employee Plan subject to Title IV of ERISA, or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA.

     (e) Except as set forth in Section 2.9(e) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement is not reasonably expected to result in any "excess parachute payment" under section 280G of the Code.

     (f) With respect to each Company Employee Plan, the Company has delivered or made available to Parent or Merger Sub a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent IRS determination letter, if applicable; (C) any summary plan description and other written communication (or a description of any oral communications) by the Company to its employees concerning the benefits provided under the Company Employee Plan; and for the most recent year (w) the Form 5500 and attached schedules, (x) audited financial statement, (y) actuarial valuation reports and (z) attorney's response to an auditor's request for information.

     (g) Prior to the Effective Time, the Company will take all steps necessary to provide that the Company's employee stock ownership plan is not obligated or permitted to invest in or hold employer securities from and after the Effective Time.

     SECTION 2.10. LABOR MATTERS. Except as set forth in Section 2.10 of the Company Disclosure Letter, (i) there are no lawsuits or administrative proceedings pending or, to the knowledge of the Company or any subsidiary of the Company, threatened, between the Company or any subsidiary of the Company and any of their respective employees or former employees, other than such pending or threatened lawsuits or administrative proceedings which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect; and (ii) neither the Company nor any subsidiary of the Company has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or of any subsidiary of the Company.

     SECTION 2.11. PROXY STATEMENT. The information supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the shareholders of the Company in connection with the meeting of the shareholders of the Company to consider approval of this Agreement (the "Company Shareholders' Meeting" and such proxy statement as amended or supplemented, the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders of the Company, at the time of the Company Shareholders' Meeting, or at the Effective Time: (i) contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, (ii) omit to state any material fact necessary in order to make the statements made therein not false or misleading; or (iii) omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

     SECTION 2.12.  TAXES.

     (a) Tax Definitions. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, goods and services, fringe benefits, withholding, sales, use, service, real or personal property, special assessments, common stock, license, payroll, withholding, employment, social security, accident compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (b) Tax Compliance. The Company and each subsidiary of the Company have timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them. Such returns and reports are correct and complete in all material respects, or requests for extensions to file such returns have been granted and have not expired, except to the extent such failures to file, to be current and complete, or to have such extensions granted and that remain in effect, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company and each subsidiary have timely paid or made adequate provision, in accordance with GAAP, on their books for the payment of all Taxes shown to be due on such Tax Returns. The charges, accruals and reserves on the books of the Company and each of its subsidiaries in respect of any liability for Taxes based on or measured by net income for any years not finally determined or with respect to which the applicable statute of limitations has not expired are adequate to satisfy any assessment for such Taxes for any such years. With respect to any period for which Tax Returns have not yet been filed, or with respect to which Taxes are not yet due or owing, the Company and each of its subsidiaries have made sufficient current accruals for such Taxes in accordance with GAAP. All Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable Laws.

     (c) Tax Deficiencies. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries for which adequate reserves are not maintained, except for deficiencies that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 2.13.  ENVIRONMENTAL MATTERS.

     (a) Licenses, Permits and Approvals. Except as set forth in Section 2.13(a) of the Company Disclosure Letter, each of the Company and its subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities (as defined below) which are required under any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Each of such Environmental Permits is in full force and effect and each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

     (b) Pending or Threatened Claims. Except as set forth in Section 2.13(b) of the Company Disclosure Letter, there is no Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, pending or threatened against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (c) Hazardous Materials. Except as set forth in Section 2.13(c) of the Company Disclosure Letter, to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material (as defined below) which could form the basis of any Environmental Claim against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such liabilities which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

     (d) National Priorities List. Except as set forth in Section 2.13(d) of the Company Disclosure Letter, to the knowledge of the Company, no site or facility now or previously owned or operated by the Company or any of its subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA").

     (e) Environmental Liens. To the Company's knowledge, no Liens have arisen under or pursuant to any Environmental Law on any site or facility owned by the Company or any of its subsidiaries, and no action of any Governmental or Regulatory Authority (as defined below) has been taken or, to the knowledge of the Company, is in process which could subject any of such properties to such Liens.

     (f) Reports and Studies. To the knowledge of the Company, the Company has delivered or otherwise made available for inspection to the Parent true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its subsidiaries and currently in their possession or control pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its subsidiaries, or regarding the Company's or any of its subsidiaries' compliance with applicable Environmental Laws.

     (g) Environmental Definitions. As used herein: (i) "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision; (ii) "Environmental Claim" means any written claim, action, cause of action, investigation, request for information or notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its subsidiaries, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (iii) "Environmental Law" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Material, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment; and (iv) "Hazardous Material" means (A) any petroleum or petroleum products, flammable materials, radioactive materials, friable asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCB's); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

     SECTION 2.14. BROKERS. No broker, finder or investment banker (other than Quarterdeck) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided Parent with a true and correct copy of the fee letter between the Company and Quarterdeck.

     SECTION 2.15.  INTELLECTUAL PROPERTY.

     (a) Company Intellectual Property Rights. Except as set forth in Section 2.15(a) of the Company Disclosure Letter, the Company and its subsidiaries own or have valid right to exclude others from using the inventions covered by the Company's patents, to use trademarks, trade names, service marks, designs, logos, Internet domain names, and any applications therefor, technology, know-how, trade secrets, computer software programs (including documentation related thereto) (the "Software") and tangible or intangible proprietary information or material that are used in or are under current development for possible use in the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), except for Company Intellectual Property Rights where the failure to validly own or validly have a right to use could not reasonably be expected to have a Company Material Adverse Effect.

     (b) Absence of Infringements. Except as set forth in Section 2.15(b) of the Company Disclosure Letter, neither the Company nor any subsidiary of the Company has received any notice of infringement of or violation of, and to the Company's knowledge, no claim is threatened that challenges the validity, enforceability, ownership or rights to use, sell or license any Company Intellectual Property Rights, and there are no infringements or violations by others with respect to, the Company Intellectual Property Rights, except for such infringements or violations that individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

     (c) Year 2000 Compliance. Except as set forth on Section 2.15(c) of the Company Disclosure Letter, all Software, hardware, databases, and devices that run under the control of a microprocessor used by the Company or any of its subsidiaries (collectively, the "Systems") and each of the products of the Company or any of its subsidiaries (the "Products") are Year 2000 Compliant, except for failures to be Year 2000 Compliant as would not have a Company Material Adverse Effect. As used herein, the term "Year 2000 Compliant" means that the Systems and Products accurately process date and time data (including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations.

     SECTION 2.16. COMPLIANCE WITH LAWS. Except as set forth in Section 2.16 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 2.16 of the Company Disclosure Letter or in the Filed Company SEC Reports, the Company and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses, authorizations, consents, approvals, and franchises, the absence of which would not in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 2.16 of the Company Disclosure Letter or in the Filed Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not in the aggregate have a Company Material Adverse Effect.

     SECTION 2.17. TITLE TO PROPERTIES. Each of the Company and its subsidiaries is the owner of good and marketable fee title to the land described in Section 2.17 of the Company Disclosure Letter and to all of the buildings, structures and other improvements located thereon (collectively, the "Owned Real Property") free and clear of all Liens, except as covered by a valid title insurance policy, as described in the Filed Company SEC Reports and the financial statements included therein, as separately described in Section 2.17 of the Company Disclosure Letter, liens for current taxes not yet due and Liens or title imperfections that will not have a Company Material Adverse Effect. The Owned Real Property constitutes all of the real property owned by the Company and its subsidiaries on the date hereof.

     SECTION 2.18. CONTRACTS AND PROPERTY. Neither the Company nor any of its subsidiaries is in default under any contract or agreement, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder, except for such defaults as in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company or any of its subsidiaries, no other party to any such contract or other agreement is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for such defaults as in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. Except as separately identified in Section 2.18 of the Company Disclosure Letter, no approval or consent of any person is needed in order that any contract or other agreement of the Company or any of its subsidiaries continue in full force and effect following the consummation of the transactions contemplated by this Agreement, except with respect to such contracts or other agreements the default of which in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has any knowledge of a claim, actual, pending or threatened, by any governmental agency, prime contractor, subcontractor, or supplier with respect to any contract, purchase order or agreement to which the Company or any of its subsidiaries is a party, except for such claims that could not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 2.19. GOVERNMENTAL CONTRACTS. Except as set forth in the Filed Company SEC Reports or Section 2.19 of the Company Disclosure Letter, no audit or review of any government contract, subcontract or agreement will result in the disallowance of, or claim for, any amount paid or payable to the Company under such contract, subcontract or agreement, whether as a result of excess payments, excess profit recapture or otherwise, except for such disallowances or claims that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has been terminated for default under any government contract, subcontract or agreement of the Company or any of its subsidiaries since January 1, 1996. There is no event, circumstance or claim which would lead the Company or any of its subsidiaries to believe that it will receive a termination for default under any currently effective government contract, subcontract or agreement of the Company or its subsidiaries. There is no event, circumstance or claim which would lead the Company or any of its subsidiaries to believe that it will receive a termination for convenience under any currently effective government contract, subcontract or agreement of the Company or its subsidiaries.

     SECTION 2.20. OPINION OF FINANCIAL ADVISOR. Quarterdeck has delivered to the Board of Directors of the Company its oral opinion to the effect that, as of the date of this Agreement, the Merger Consideration and the Option Consideration are fair to the Company's stockholders and option holders from a financial point of view, which opinion was or will promptly after the date of this Agreement be confirmed in writing and accompanied by an authorization to include a copy of that opinion in the Proxy Statement. The Company has delivered or will, promptly after receipt of such written opinion, deliver a signed copy of that written opinion to the Parent.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                                   MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company as follows:

     SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Parent and Merger Sub are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted, except where the failure to have such power, authority or Approvals could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined below). Parent and Merger Sub are each duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 3.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining any necessary shareholder approval of this Agreement by Merger Sub, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval by Parent as sole shareholder of Merger
Sub). The board of directors of Parent has determined that it is advisable and in the best interest of Parent's shareholders for Parent to enter into a strategic business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each in accordance with its terms subject to (i) the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditor's rights generally; (ii) the availability of equitable remedies, including specific performance and (iii) the enforceability of legal remedies insofar as such remedies may be subject to overriding considerations of public policy.

     SECTION 3.3. FINANCING. The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are not contingent upon the consummation of any financing transaction.

     SECTION 3.4. NO VIOLATION. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) conflict with or violate any Laws applicable to Parent or any subsidiary of Parent or by which any of their respective properties are bound or affected, or (iii) result in any breach of or constitutes a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, or result in the creation of a Lien on any of the properties or assets of Parent or any subsidiary of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any subsidiary of Parent is a party or by which Parent or any subsidiary of Parent or any of their respective properties are bound or affected, except in the case of clause (iii) for any such breaches, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 3.5. ABSENCE OF LITIGATION. (i) There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against Parent against any subsidiary of Parent and (ii) there is no judgment, decree, injunction, rule or order outstanding against Parent or its subsidiaries, other than, in each case those that the outcome of which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 3.6. PROXY STATEMENT. The information supplied by Parent to the Company for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to shareholders of the Company (or at the time of any subsequent amendment or supplement), at the time of the Company Shareholders' Meeting and at the Effective Time: (i) contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact; (ii) omit to state any material fact necessary in order to make the statements therein not false or misleading; or (iii) omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in a supplement to the Proxy Statement, Parent shall promptly inform Company.

                                  ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.1.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.
  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree, the Company will, and will cause each of the Company's subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to cause each of the Company's subsidiaries to use their reasonable best efforts, preserve intact the business organization of the Company and each of the Company's subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company's subsidiaries, to preserve the goodwill of customers, suppliers and all other persons having business relationships with the Company and the Company's subsidiaries and to pay its obligations to its creditors in the ordinary course of business consistent with its past practices. Without limiting the generality of the foregoing, the Company also covenants and agrees that during the same time period, unless Parent shall otherwise agree, neither the Company nor any subsidiary of the Company shall, directly or indirectly, do any of the following without the prior consent of Parent:

          (a) amend or otherwise change its certificate of incorporation or bylaws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any capital stock (except for the issuance of Shares issuable pursuant to Stock Options under the Company Stock Option Plans which options are outstanding on the date hereof and the issuance of Shares of Company Common Stock pursuant to the terms of the Company's Employee Stock Ownership Plan, the Company's Savings and Investment Plan and the Company's Deferred Compensation Plans);

          (c) sell, pledge, transfer, lease, license, grant, dispose of or encumber any assets (except for (i) sale of assets in the ordinary course of business and in a manner consistent with past practice, (ii) disposition of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $100,000 in the aggregate) provided that nothing in this Agreement shall prevent the Company from making any changes in the timing of the payment of benefits under the Company's deferred compensation plan;

          (d) (i) except as set forth in Section 4.1(d) of the Company Disclosure Letter, declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock (or other equity interest), except that a wholly-owned subsidiary may declare and pay a dividend to the Company, (ii) split, combine or reclassify the Company Common Stock (or other equity interest) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares any of its equity securities or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary (other than as disclosed in Section 2.2 of the Company Disclosure Letter) to repurchase, redeem or otherwise acquire, any of its securities;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership, association, trust, unincorporated organization, other entity or group or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of a subsidiary entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business; (iv) authorize any new capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $500,000 for the Company and its subsidiaries taken as a whole, (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e); (vi) authorize any bid and proposal ("B&P") expenditures in excess of $350,000, such amount representing one-third of the annual budget for B&P, or (vii) authorize any internal research and development ("IR&D") expenditure in excess of $50,000, such amount representing one-third of the annual budget for IR&D;

          (f) except as set forth in Section 4.1(f) of the Company Disclosure Letter, increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or of any subsidiary who are not officers of the Company in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of the Company or of any subsidiary of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

          (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except for changes which may be required under GAAP;

          (h) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

          (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its covenants under this Agreement in any material respect; or

          (k) waive, release, assign, settle or compromise any material rights, claims or litigation (including any confidentiality agreement), except as reasonably may be required to fulfill the Company's fiduciary duties to its shareholders.

     SECTION 4.2.  NO SOLICITATION.

     (a) Solicitation of Alternative Transactions. The Company shall not, and shall cause the Company's officers, directors or employees or any investment banker, financial advisor, representative, advisor, attorney or accountant retained by or on behalf of it or any subsidiary to not, initiate, solicit or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal to effect an Alternative Transaction (as defined below), or enter into discussions, negotiate with or enter into any agreement with any person or entity regarding an Alternative Transaction, or authorize any of the officers, directors or employees of the Company or its subsidiaries or any investment banker, financial advisor, representative, advisor, attorney, accountant or other representative retained by or on behalf of the Company or any subsidiary to take any such action; provided, however, that nothing contained in this subsection (a) shall prohibit the board of directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal by such person or entity relating to an Alternative Transaction if (A) the board of directors of the Company determines in good faith after consultation with C&L, that failure to consider the Alternative Transaction constitutes a breach of its fiduciary duties to the Company's shareholders under applicable law and the Alternative Transaction is a Superior Proposal (as defined below) and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company requires such person or entity to enter into a confidentiality agreement with the Company in customary form (but not less favorable to the Company than the Confidentiality Agreement (as defined below)), (ii) withdrawing or modifying its recommendation referred to in Section 5.1 following receipt of an unsolicited, bona fide proposal from a third party regarding an Alternative Transaction which is a Superior Proposal or entering into an agreement with such third party and terminating this Agreement pursuant to Section 7.1(f) hereof, if after duly considering the advice of C&L, the board of directors of the Company determines in good faith that failure to do so constitutes a breach of its fiduciary duties to the Company's shareholders under applicable law or (iii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Transaction.

     (b) Definitions. The following terms shall have the meanings set forth below:

          (i) "Alternative Transaction" means any (A) direct or indirect acquisition or purchase of Interactive Media Corporation or any business that constitutes 20% or more of the net revenues, net income or the assets of the Company and its subsidiaries, taken as a whole, (B) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 20% or more of any class of equity securities of the Company, or (D) merger, consolidation, business combination, capitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

          (ii) "Superior Proposal" means a bona fide proposal for an Alternative Transaction made by a third party on terms and conditions which the board of directors of the Company determines in its good faith and reasonable judgment to be more favorable than those contained in this Agreement.

     (c) Termination of Existing Discussions. The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing and shall use its best efforts to obtain the return from all such parties of all copies of any confidential information provided to such parties by the Company or its representatives that are still in the possession of such parties.

     (d) Communication of Restrictions. The Company shall use its reasonable best efforts to ensure that the officers, directors and employees of the Company and of each subsidiary of the Company and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.2.

     (e) Agreements With Others. Nothing in this Section 4.2 shall (i) permit the Company to terminate this Agreement or (ii) permit the Company to enter into any written agreement with respect to an Alternative Transaction during the term of this Agreement (it being agreed that during the term of this Agreement the Company shall not enter into any written agreement with any person that provides for, or in any way facilitates, an Alternative Transaction, other than a confidentiality agreement in the form referred to above), it being understood that Section 7.1(f) sets forth the sole right of the Company to terminate this Agreement in the circumstances specified in Section 4.2(a)(ii) above.

                                   ARTICLE V.

                             ADDITIONAL AGREEMENTS

     SECTION 5.1. PROXY STATEMENT. As promptly as practicable (but in no event later than fifteen (15) business days following the date hereof), the Company shall prepare and file with the SEC the Proxy Statement. Company shall ensure that, with respect to the preparation and filing of the Proxy Statement, Parent promptly receives (a) copies of all correspondence with the SEC, (b) copies of all distributed drafts of the Proxy Statement, and (c) adequate opportunity to comment substantively upon the aforementioned documents. The Proxy Statement shall, except under circumstances contemplated by Section 4.2(a)(ii), include the recommendation of the board of directors of the Company in favor of the approval of this Agreement.

     SECTION 5.2. COMPANY SHAREHOLDERS' MEETING. The Company shall call and hold the Company Shareholders' Meeting as promptly as practicable for the purpose of voting upon the approval of this

Agreement, and the Company shall use its reasonable best efforts to hold the Company Shareholders' Meeting as soon as practicable, subject to applicable law. The Company shall use its best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the CBCA and the certificate of incorporation and bylaws of the Company to obtain such approval, except under circumstances contemplated by Section 4.2(a)(ii).

     SECTION 5.3. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to applicable laws and to restrictions contained in confidentiality agreements to which such party is subject, the Company shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent and its financing sources, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, shall during such period furnish promptly to such persons all information concerning its business, properties and personnel as Parent may reasonably request, and shall make available to such persons the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's properties and personnel as Parent may reasonably request. Parent and its officers, employees, accountants and other representatives shall keep such information confidential in accordance with the terms of the letter agreement, entered into on November 16, 1998 (the "Confidentiality Agreement") between Parent and the Company. The Company shall file all reports required to be filed by it with the SEC between the date of this Agreement and the Effective Time and shall deliver to Parent copies of such reports promptly after the same are filed.

     SECTION 5.4. CONSENTS; APPROVALS. The Company and Parent shall each use their reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement, or for any application or other filing to be made pursuant to the rules and regulations of any governmental body in connection with the transactions contemplated by this Agreement. Except where prohibited by applicable statutes and regulations, and subject to the Confidentiality Agreement, each party shall promptly provide the other (or its counsel) with copies of all filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

     SECTION 5.5.  NOTIFICATION OF CERTAIN MATTERS.

     (a) Notification. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and further provided that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 6.2(b) or 6.3(b) unless the failure to give such notice results in material prejudice to the other party.

     (b) Notice of Objection. The party to which notice is given in accordance with this Section 5.5 that objects to the information contained in such notice, together with any prior notice under this Section 5.5 (without giving effect to any previous waiver or deemed waiver of the matters in such prior notice or notices) as a material breach of this Agreement must, within fourteen (14) calendar days of receipt of such notice, provide written notice of a material breach to the other party. If the party to which a notice is delivered in accordance with this Section 5.5 does not provide written notice as provided to the other party within such 14-day period, any breach of a representation or warranty which could be caused by the information contained in such notice or any failure of an obligation of the party delivering such notice which would result from such information shall be deemed waived by the party receiving such notice.

     SECTION 5.6.  FURTHER ASSURANCES.

     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The Company agrees to use all reasonable efforts to effect a filing pursuant to the Connecticut Transfer Act (C.G.S. sec. 22a-134 et seq.) with respect to the New London, Connecticut operations of the Company as described in Section 2.13 of the Disclosure Letter. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company which, in the reasonable judgment of Parent, would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement.

     (b) If, following the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation the right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 5.7.  EMPLOYEES, EMPLOYEE BENEFITS.

     (a) Affected Employees. Individuals who are employed by the Company and its subsidiaries as of the Effective Time shall remain employees of the Surviving Company and its subsidiaries following the Effective Time (each such employee, an "Affected Employee"); provided however that this Section 5.7 shall not be construed to limit the ability of the applicable employer to terminate the employment of any Affected Employee at any time.

     (b) Past Service Credit. Parent will, or will cause the Surviving Company to, give individuals who are employed by the Company and its subsidiaries as of the Effective Time full credit for purposes of eligibility, vesting, benefit accrual (excluding, however, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or any subsidiary of Parent for such Affected Employees' service with the Company or any subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time.

     (c) Limitations and Deductibles. Parent will, or will cause the Surviving Company to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     (d) Post Closing Coverage and Benefits. For a period of one year immediately following the Effective Time, the coverage and benefits provided to the Affected Employees who remain employed with the Surviving Company, Parent or any subsidiary of Parent pursuant to employee benefit plans or arrangements maintained by Parent, the Company, or any subsidiary of Parent shall be, in the aggregate, no less favorable than those provided to the employees of Parent.

     (e) Executive Agreements. As of the Effective Time, Parent shall assume and honor and shall cause the Surviving Company to honor in accordance with their terms all employment, severance, change of control, and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between the Company or any subsidiary of the Company and any director, officer or employee thereof (each an "Executive Agreement") except as otherwise expressly agreed between Parent and such person. Parent and the Company hereby agree that the approval of the Merger by the Company's shareholders shall constitute a "Change in Control" for purposes of any Executive Agreement and all other Company Employee Plans, pursuant to the terms of such plan. Parent's obligations under this Section 5.7(e) are intended to be for the benefit of, and shall be enforceable by, any Affected Employee to which such obligations relate.

     (f) Severance Pay. Parent shall, or shall cause the Surviving Company to, pay severance benefits to each of the Affected Employees (other than those who are parties to the Executive Agreements referred to in Section 5.7(e)) whose employment is terminated by the Company within ninety (90) days following the Effective Date equal to two weeks of the Affected Employee's base earnings on the date the Affected Employee's employment is terminated for each year of service with the Company or an affiliate, up to a maximum of six months of base earnings.

     SECTION 5.8. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NASDAQ Stock Market, Inc. if it has used all reasonable efforts to consult with the other party.

     SECTION 5.9. CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable by, and are imposed on, the Company in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     SECTION 5.10.  INDEMNIFICATION, EXCULPATION AND INSURANCE.

     (a) Indemnification. Parent shall cause the Surviving Corporation to honor the Company's obligations under the Company's certificate of incorporation, bylaws or any indemnification agreement of the Company in effect as of the date hereof to indemnify and hold harmless from liabilities for acts or omissions occurring at or prior to the Effective Time each present and former director, officer or employee of the Company or any of its subsidiaries to the fullest extent permitted under applicable law and the Company's certificate of incorporation and bylaws, including against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative. Parent shall also advance expenses, as incurred, to the fullest extent permitted under applicable law and any such applicable indemnification agreement, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. No request for indemnification has been received by the Company from any person who is party to an indemnification agreement with the Company and the Company does not have knowledge of any basis for such a request.

     (b) Successors and Assigns. In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this Section 5.10.

     (c) Directors and Officers Liability Insurance. For six years after the Effective Time, Parent shall maintain or cause to be maintained in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may substitute therefor policies of Parent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers.

     (d) Rights of Indemnified Parties.  The provisions of this Section 5.10:
(i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.11. ELECTION TO SURVIVING COMPANY'S BOARD OF DIRECTORS. Parent agrees to elect the Company's Chief Executive Officer, Gary P. Bennett, and the Company's Executive Vice President, Chief Financial and Administrative Officer, David M. Nolf, to the Surviving Company's board of directors at the Effective Time of the Merger and to have each of such persons continue to be elected and serve as directors for so long as he continues to be employed by the Surviving Company.

                                  ARTICLE VI.

                            CONDITIONS TO THE MERGER

     SECTION 6.1.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect and no litigation by any governmental entity seeking any of the foregoing shall have been commenced. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated.

          (c) Shareholder Approval. This Agreement shall have been approved by the requisite vote of the shareholders of the Company.

     SECTION 6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time, except (i) for the impact of the expenses incurred in connection with this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and
     (iii) that those representations and warranties contained in this Agreement that are not qualified by materiality or a Company Material Adverse Effect requirement shall be true and correct in all material respects, and that those representations and warranties that are qualified by materiality or a Company Material Adverse Effect requirement (or similar concepts) shall be true and correct, in each case, at the Effective Time, with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company.

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made ("Material Consents"), by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such Material Consents would not have a Company Material Adverse Effect.


          (d) Material Adverse Effect. Since the date of this Agreement, there shall not have been a Company Material Adverse Effect.



          (e) Government Actions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a consent or the lapse of a waiting period which is necessary for the consummation of the Merger ("Requisite Regulatory Approval"), imposes, in the reasonable judgment of Parent, any condition or restriction upon the Surviving Company or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon Parent or its subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement.


     SECTION 6.3. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except (i) for the impact of the expenses incurred in connection with this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and
     (iii) that those representations and warranties contained in this Agreement that are not qualified by materiality or a Parent Material Adverse Effect requirement shall be true and correct in all material respects, and that those representations and warranties that are qualified by materiality or a Parent Material Adverse Effect requirement (or similar concepts) shall be true and correct, in each case, at the Effective Time, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent.

          (c) Consents Obtained. All Material Consents required to be obtained or made by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, except where the failure to receive such Material Consents would not have a Parent Material Adverse Effect.

          (d) Material Adverse Effect. Since the date of this Agreement, there shall not have been a Parent Material Adverse Effect.

                                  ARTICLE VII.

                                  TERMINATION

     SECTION 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval hereof by the shareholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 1999 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by Parent or the Company if, at the Company Shareholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the shareholders of the Company shall not have been obtained;


          (e) by Parent, if (i) the board of directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing; (ii) the board of directors of the Company shall have entered into any agreement respecting any Alternative Transaction other than a Confidentiality Agreement permitted by Section 4.2(a)(i)(B) hereof, recommended to the shareholders of the Company an Alternative Transaction or shall not have rejected any proposal respecting an Alternative Transaction within 10 business days of the making thereof; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent), and the board of directors of the Company fails within 10 business days of the commencement thereof to reject such offer or recommends that the shareholders of the Company not tender their shares in such tender or exchange offer; or (iv) any person or group other than Parent or its affiliates acquires beneficial ownership of at least one-third of the outstanding shares of Company common stock;



          (f) by the Company, if it shall exercise the right specified in clause
     (ii) of Section 4.2(a) but only if it pays the Termination Fee and expenses contemplated by Section 7.3; or


          (g) by Parent or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Section 6.2(a) or 6.2(b), or Section 6.3(a) or 6.3(b), would not be satisfied (a "Terminating Breach"), provided, that if such Terminating Breach is curable within 30 days of such breach by Parent or the Company, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or the Company, as the case may be, continues during such 30-day period to exercise such reasonable best efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this
     Section 7.1(g).

     SECTION 7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except (i) as set forth in
Section 7.3 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

     SECTION 7.3.  FEES AND EXPENSES.

     (a) Except as set forth in this Section 7.3, (i) all fees and expenses incurred by the parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, if the Merger is not consummated or (ii) if the Merger is consummated, then the Surviving Company shall pay all such fees and expenses;

     (b) If: (1) the Company terminates this Agreement pursuant to Section 7.1(f); or (2) the Parent terminates this Agreement pursuant to Section 7.1(e)(i), (ii) or (iii); then the Company shall pay to the Parent, within one business day following such termination, a termination fee, in cash, of $5 million; provided, however, that the Company in no event shall be obligated to pay more than one such fee and the amount of fees paid under this Section 7.3(b) and the amount of expense reimbursement paid under Section 7.3(c) shall not exceed $6 million, in the aggregate.

     (c) If the Parent or the Company terminates this Agreement pursuant to
Section 7.1(d) and within one year of such termination the Company shall have consummated an Alternative Transaction, or shall have entered into a definitive purchase agreement respecting an Alternative Transaction which the Company shall have consummated within 18 months of such termination, pursuant to which the holders of the Common Stock have received consideration (including the value of any retained equity) equal to or greater than the Merger Consideration, then the Company shall pay to the Parent, within one business day following such consummation a fee, in cash, of $5 million, provided, however, that the Company in no event shall be obligated to pay more than one such fee and the amount of fees paid under this Section 7.3(c) and the amount of expense reimbursement paid under Section 7.3(d) shall not exceed $6 million, in the aggregate.

     (d) Upon the termination of this Agreement under circumstances in which the Company shall be obligated to pay a fee pursuant to Section 7.3(b) or 7.3(c), then the Company shall reimburse the Parent (not later than one business day after submission of statements therefor) for all actual documented out-of-pocket expenses incurred by or on behalf of it or its affiliates in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including without limitation, fees and disbursements payable to financing sources, investment bankers, counsel to the Parent, or Merger Sub or any of the foregoing, and accountants) ("expenses"). In all cases, the total amount of fees paid under Section 7.3(b), 7.3(c) and reimbursement of expenses under this
Section 7.3(d) shall not exceed $6 million.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

     SECTION 8.1. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; KNOWLEDGE, ETC.

     (a) Survival. Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be.

     (b) Company Disclosure Letter. Any disclosure made with reference to one or more sections of the Company Disclosure Letter shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent.

     SECTION 8.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or delivered by a nationally recognized overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt):

        (a) If to Parent or Merger Sub:

          Anteon Corporation
          3211 Jermantown Road
          Fairfax, Virginia 22030
          Attention:  Curtis Schehr, Esq.
                       Vice President and General Counsel

          With copies to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, New York 10019
          Attention:  Carl L. Reisner, Esq.

        (b) If to the Company:

           Analysis & Technology, Inc.
           P.O. Box 220
           North Stonington, CT 06359
           Attention:  David M. Nolf, Executive Vice President

           With copies to:

           Cummings & Lockwood
           CityPlace I -- 36th Floor
           185 Asylum Street
           Hartford, CT 06103
           Attention:  James I. Lotstein, Esq.

     SECTION 8.3. CERTAIN DEFINITIONS. For purposes of this agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "business day" means any day other than a U.S. federal holiday;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "knowledge" or "to the knowledge" when used with respect to Parent or of the Parent and its subsidiaries means the actual knowledge of an executive officer of Parent; when used with respect to the Company or the Company and its subsidiaries means the actual knowledge of an executive officer of the Company; in either case, assuming such executive officer made reasonable inquiry pertaining to the relevant subject matter;

          (e) "Company Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or could be reasonably expected to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries;


          (f) "Parent Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or could reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger;



          (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (h) "subsidiary" or "subsidiaries" of the Company, the Surviving Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Company, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, such amount of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, that the Company, the Surviving Company, Parent or such other person has the power to elect a majority of the directors or members of the governing body of such corporation or other legal entity.

     SECTION 8.4. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.5. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.6. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.8. ENTIRE AGREEMENT. This Agreement and the Company Disclosure Letter together constitute the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 8.9. ASSIGNMENT, MERGER SUB. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as otherwise expressly provided herein, nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Connecticut applicable to contracts executed and fully performed within the State of Connecticut, without regard to the conflicts of laws provisions thereof.

     SECTION 8.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ANTEON CORPORATION

                                          By:      /s/ JOSEPH M. KAMPF
                                            ------------------------------------
                                                   Name: Joseph M. Kampf
                                               Title: Chief Executive Officer

                                          BUFFALO ACQUISITION
                                          CORPORATION

                                          By:      /s/ JOSEPH M. KAMPF
                                            ------------------------------------
                                                   Name: Joseph M. Kampf
                                               Title: Chief Executive Officer

                                          ANALYSIS & TECHNOLOGY, INC.

                                          By:      /s/ GARY P. BENNETT
                                            ------------------------------------
                                                   Name: Gary P. Bennett
                                            Title: President and Chief Executive
                                                           Officer

                                                                 Annex B
                                   FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended    DECEMBER 31, 1998


                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

Commission file number    0-14161

                           ANALYSIS & TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

              Connecticut                                95-579365
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                  Route 2, North Stonington, Connecticut 06359
                     (Address of principal executive office)
                                   (Zip Code)

                                 (860) 599-3910
              (Registrant's telephone number, including area code)

  (Former name, former address, and former fiscal year, if changed since last report.)







     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No




     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

     As of the close of business on February 9, 1999, the registrant had outstanding 3,651,489 shares of Common Stock.

                                    CONTENTS



                                                                            PAGE

PART I.      FINANCIAL INFORMATION

             ITEM 1.         FINANCIAL STATEMENTS                              1

             ITEM 2.         MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION AND RESULTS OF
                             OPERATIONS                                        7

             ITEM 3.         QUANTITATIVE AND QUALITATIVE DISCLOSURES
                             ABOUT MARKET RISK                                12


PART II.     OTHER INFORMATION REQUIRED IN REPORT

             ITEM 1.         LEGAL PROCEEDINGS                                13

             ITEM 2.         CHANGES IN SECURITIES AND USE OF PROCEEDS        13

             ITEM 3.         DEFAULTS UPON SENIOR SECURITIES                  13

             ITEM 4.         SUBMISSION OF MATTERS TO A VOTE OF
                             SECURITY HOLDERS                                 13

             ITEM 5.         OTHER INFORMATION                                13

             ITEM 6.         EXHIBITS AND REPORTS ON FORM 8-K                 13

                          PART I. FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
    FOR THE QUARTERS AND NINE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                 DECEMBER 31,                      DECEMBER 31,
                                          --------------------------        --------------------------
                                            1998             1997             1998             1997
                                          ---------        ---------        ---------        ---------
Revenue                                   $  42,219        $  40,773        $ 124,671        $ 116,380

Costs & expenses                             39,536           38,466          117,117          110,782
                                          ---------        ---------        ---------        ---------

     Operating earnings                       2,683            2,307            7,554            5,598
                                          ---------        ---------        ---------        ---------

Other deductions (income):
     Interest expense                           166              105              377              208
     Interest income                             (4)             (32)             (76)             (93)
     Gain on sale of joint venture             --               --               --             (1,591)
     Equity in income of
       joint venture                           --               --               --                (17)
     Other, net                                 331              337              900              753
                                          ---------        ---------        ---------        ---------
                                                493              410            1,201             (740)
                                          ---------        ---------        ---------        ---------

Earnings before income taxes                  2,190            1,897            6,353            6,338

Income taxes                                    967              826            2,804            3,267
                                          ---------        ---------        ---------        ---------
     Net earnings                         $   1,223        $   1,071        $   3,549        $   3,071
                                          =========        =========        =========        =========


Basic earnings per common share           $    0.34        $    0.30        $    0.98        $    0.88
                                          ---------        ---------        ---------        ---------
Diluted earnings per common share         $    0.31        $    0.27        $    0.88        $    0.80
                                          =========        =========        =========        =========

Weighted average shares outstanding

     Basic                                    3,631            3,567            3,624            3,509
     Diluted                                  3,954            3,921            4,003            3,751





See accompanying notes to the consolidated financial statements.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
            (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


         ASSETS                                            DECEMBER 31, 1998 (UNAUDITED)      MARCH 31, 1998
         ------                                            -----------------------------      --------------
Current assets:
     Cash and cash equivalents                                     $           247            $           954
     Contract receivables                                                   29,210                     25,637
     Notes and other receivables                                               802                        665
     Prepaid expenses                                                        1,421                        832
                                                                   ---------------            ---------------
         Total current assets                                               31,680                     28,088

Property, buildings, and equipment, net                                     14,917                     14,886

Other assets:
     Goodwill, net of accumulated amortization                              16,889                     15,402
     Product development costs, net
       of accumulated amortization                                             367                        302
     Deferred Compensation Plan investments                                  3,943                      3,467
     Notes receivable                                                          407                        539
     Deposits and other                                                        672                        505
     Deferred income taxes                                                     494                        420
                                                                   ---------------            ---------------
                                                                            22,772                     20,635
                                                                   ---------------            ---------------

     TOTAL ASSETS                                                  $        69,369            $        63,609
                                                                   ===============            ===============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current installments of long-term debt                        $           341            $           329
     Accounts payable                                                          545                        439
     Accrued expenses                                                        8,601                     11,350
     Dividends payable                                                        --                          766
     Deferred income taxes                                                     950                        749
                                                                   ---------------            ---------------
         Total current liabilities                                          10,437                     13,633

Long-term debt, excluding current installments                               7,024                      2,161
Other long-term liabilities                                                  3,964                      3,468
                                                                   ---------------            ---------------
     TOTAL LIABILITIES                                                      21,425                     19,262
                                                                   ---------------            ---------------

Shareholders' equity:
     Common stock, $.083 stated value
       Authorized 11,250,000 shares; issued and
       outstanding, 3,637,779 shares at
       December 31, 1998 and 3,614,537
       shares at March 31, 1998                                                303                        301
     Additional paid-in capital                                              8,974                      8,928
     Retained earnings                                                      38,667                     35,118
                                                                   ---------------            ---------------
     TOTAL SHAREHOLDERS' EQUITY                                             47,944                     44,347
                                                                   ---------------            ---------------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $        69,369            $        63,609
                                                                   ===============            ===============






See accompanying notes to the consolidated financial statements.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
           FOR THE NINE-MONTH PERIODS ENDED DECEMBER 31, 1998 AND 1997
                             (AMOUNTS IN THOUSANDS)

                                                                         DECEMBER 31, 1998      DECEMBER 31, 1997
                                                                         -----------------      -----------------
OPERATING ACTIVITIES:
     Net earnings                                                        $         3,549        $         3,071
     ADJUSTMENTS TO RECONCILE NET EARNINGS TO
       NET CASH (USED) PROVIDED BY OPERATIONS:
       Gain on sale of joint venture                                                --                   (1,591)
       Equity in income of joint venture                                            --                      (17)
       New product development write-off                                            --                      281
       Depreciation and amortization of property,
          buildings and equipment                                                  1,748                  1,867
       Amortization of goodwill                                                      712                    492
       Amortization of product development costs                                     122                    108
       Provision for deferred income taxes                                           127                     87
       Loss on sale of equipment                                                      16                    117
       Decrease (increase) in:
          Contract receivables                                                    (3,573)                (2,900)
          Notes and other receivables                                                 (5)                   (50)
          Prepaid expenses                                                          (589)                   (28)
          Other assets                                                              (508)                  (376)
       Increase (decrease) in:
          Accounts payable and accrued expenses                                   (2,643)                  (178)
          Other long-term liabilities                                                496                    318
                                                                         ---------------        ---------------
          NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                          (548)                 1,201
                                                                         ---------------        ---------------

INVESTING ACTIVITIES:
     Additions to property, buildings, and equipment                              (1,703)                (2,126)
     Product development costs                                                      (187)                  (107)
     Proceeds from the sale of equipment                                               3                      9
     Proceeds from sale of joint venture                                            --                    3,000
     Acquisition of business units (net of cash acquired)                         (2,429)                (7,826)
                                                                         ---------------        ---------------
          NET CASH USED BY INVESTING ACTIVITIES                                   (4,316)                (7,050)
                                                                         ---------------        ---------------

FINANCING ACTIVITIES:
     Proceeds from long-term borrowings                                            5,120                  3,220
     Repayments of long-term debt                                                   (245)                  (233)
     Proceeds from sale of common stock                                              595                  1,261
     Repurchase of common stock                                                     (547)                  (683)
     Dividends paid                                                                 (766)                  (693)
                                                                         ---------------        ---------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES                                4,157                  2,872
                                                                         ---------------        ---------------

Decrease in cash and cash equivalents                                               (707)                (2,977)
          CASH AND CASH EQUIVALENTS:
           Beginning of period                                                       954                  2,977
                                                                         ---------------        ---------------
           End of period                                                 $           247        $          --
                                                                         ===============        ===============









     See accompanying notes to the consolidated financial statements.

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


1. The information furnished in the accompanying unaudited Consolidated Statements of Operations, Consolidated Balance Sheets, and Consolidated Statements of Cash Flows reflect all adjustments (consisting only of items of a normal recurring nature) which are, in the opinion of management, necessary for a fair statement of the Company's results of operations and financial position for the interim periods. These financial statements should be read in conjunction with the audited consolidated financial statements and notes included in the Company's Annual Report for the year ended March 31, 1998.

2. Statement of Financial Accounting Standards SFAS No. 128, Earnings Per Share (EPS), requires the disclosure of basic EPS, which is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding at the end of the period. Diluted EPS, which gives effect to all dilutive potential common shares outstanding, is also required. Options to purchase 125,750, 1,750 and 177,150 shares of common stock as of December 31, 1998, March 31, 1998, and December 31, 1997 respectively, were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of common shares.

3. On December 19, 1997, the Company's Board of Directors authorized a three-for-two stock split in the form of a stock dividend distributed on January 29, 1998 to shareholders of record as of the close of business on January 2, 1998. All references in the fiscal 1998 financial statements and schedules to average number of shares outstanding and per share amounts have been restated to reflect the stock split.

4. Statement of Financial Accounting Standards SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way that public business enterprises report information and operating segments in annual financial statements and requires reporting of selected information in interim financial reports. This statement is effective for fiscal years beginning after December 15, 1997. The Company has elected to apply the provisions of SFAS No. 131 beginning in the quarter ended June 30, 1998. The required disclosures for interim financial statements are presented below.

     The Company operates principally in two segments, Engineering and Information Technologies (Engineering/IT), and technology-based training, which it develops through its wholly-owned subsidiary, Interactive Media Corp. (Interactive Media). The Engineering/IT segment serves primarily the needs of the Department of Defense while the Interactive Media segment targets both government and commercial customers. Total revenue by segment includes both sales to unaffiliated customers, as reported in the Company's consolidated statements of earnings, and intersegment sales.

     The following tables present information about the Company's segments for the quarters and nine-month periods ended December 31, 1998 and December 31, 1997.



(Unaudited)
Quarter ended
December 31, 1998
(amounts in thousands)                     Engineering/IT        Interactive Media          Eliminations          Consolidated
------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers               $ 35,603                $  6,616                $   --                  $ 42,219
Intersegment sales                                 447                      14                    (461)                     --
------------------------------------------------------------------------------------------------------------------------------
                                              $ 36,050                $  6,630                $   (461)               $ 42,219
==============================================================================================================================
Operating earnings                            $  2,232                $    451                    --                  $  2,683
------------------------------------------------------------------------------------------------------------------------------
     Interest expense                                                                                                      166
     Interest income                                                                                                        (4)
     Other, net                                                                                                            331
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           493
------------------------------------------------------------------------------------------------------------------------------
     Earnings before income
     taxes                                                                                                            $  2,190
==============================================================================================================================






(Unaudited)
Nine months ended
December 31, 1998
(amounts in thousands)                     Engineering/IT          Interactive Media            Eliminations          Consolidated
----------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers               $ 105,187                $  19,484                $    --                  $ 124,671
Intersegment sales                                1,194                       95                   (1,289)                      --
----------------------------------------------------------------------------------------------------------------------------------
                                              $ 106,381                $  19,579                $  (1,289)               $ 124,671
==================================================================================================================================
Operating earnings                            $   6,596                $     958                $    --                  $   7,554
----------------------------------------------------------------------------------------------------------------------------------
     Interest expense                                                                                                          377
     Interest income                                                                                                           (76)
     Other, net                                                                                                                900
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             1,201
----------------------------------------------------------------------------------------------------------------------------------
     Earnings before income
     taxes                                                                                                               $   6,353
==================================================================================================================================

(Unaudited)
Quarter ended
December 31, 1997
(amounts in thousands)                     Engineering/IT        Interactive Media          Eliminations          Consolidated
------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers               $ 35,649                $  5,124                $   --                  $ 40,773
Intersegment sales                                 392                      11                    (403)                     --
------------------------------------------------------------------------------------------------------------------------------
                                              $ 36,041                $  5,135                $   (403)               $ 40,773
==============================================================================================================================
Operating earnings                            $  1,910                $    397                $   --                  $  2,307
------------------------------------------------------------------------------------------------------------------------------
     Interest expense                                                                                                      105
     Interest income                                                                                                       (32)
     Gain on sale of joint                                                                                                --
          venture
     Equity in income of joint                                                                                            --
          venture
     Other, net                                                                                                            337
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           410
------------------------------------------------------------------------------------------------------------------------------
     Earnings before income
     taxes                                                                                                            $  1,897
==============================================================================================================================





(Unaudited)
Nine months ended
December 31, 1997
(amounts in thousands)                      Engineering/IT          Interactive Media          Eliminations           Consolidated
----------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers               $ 103,400                $  12,980                $    --                  $ 116,380
Intersegment sales                                  591                       33                     (624)                      --
----------------------------------------------------------------------------------------------------------------------------------
                                              $ 103,991                $  13,013                $    (624)               $ 116,380
==================================================================================================================================
Operating earnings                            $   4,960                $     638                $    --                  $   5,598
----------------------------------------------------------------------------------------------------------------------------------
     Interest expense                                                                                                          208
     Interest income                                                                                                           (93)
     Gain on sale of joint                                                                                                  (1,591)
          venture
     Equity in income of joint                                                                                                 (17)
          venture
     Other, net                                                                                                                753
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              (740)
----------------------------------------------------------------------------------------------------------------------------------
     Earnings before income
     taxes                                                                                                               $   6,338
==================================================================================================================================

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         A summary of comparative results for the quarter and nine-month periods ended December 31, 1998 and December 31, 1997 is provided below. Results for the prior year nine-month period include a one-time after tax gain of $405,000 related to the sale of the Company's interest in Automation Software, Inc. (ASI) in July 1997, and a one-time after tax charge of $318,000 for the write-off of capitalized software development and related costs. The net effect of the ASI gain and the software charges was an after tax gain of $87,000. The comparisons in this discussion and analysis for the nine-month period exclude these non-recurring items.

                                   (UNAUDITED)
                         THREE MONTHS ENDED DECEMBER 31
             (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                           PERCENT
                                            1998             1997           CHANGE
                                           -------          -------        --------
Revenue
     Engineering/IT                        $35,603          $35,649          (0.1)%
     Interactive Media                       6,616            5,124          29.1%
                                           -------          -------
     Total                                  42,219           40,773           3.5%

Operating earnings
     Engineering/IT                          2,232            1,910          16.9%
     Interactive Media                         451              397          13.6%
                                           -------          -------
     Total                                   2,683            2,307          16.3%

Earnings before income taxes                 2,190            1,897          15.4%

Net earnings                                 1,223            1,071          14.2%

Basic earnings per common share               0.34             0.30          13.3%

Diluted earnings per common share             0.31             0.27          14.8%


                                   (UNAUDITED)
                          NINE MONTHS ENDED DECEMBER 31
             (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                             (EXCLUDING NON-
                                                        (INCLUDING NON-    (EXCLUDING NON-   RECURRING ITEMS)
                                                         RECURRING ITEMS)   RECURRING ITEMS)    PERCENT
                                             1998              1997              1997           CHANGE
                                           --------          --------          --------          ----
Revenue
     Engineering/IT                        $105,187          $103,400          $103,400           1.7%

     Interactive Media                       19,484            12,980            12,980          50.1%
                                           --------          --------          --------
     Total                                  124,671           116,380           116,380           7.1%

Operating earnings
     Engineering/IT                           6,596             4,960             5,490          20.1%
     Interactive Media                          958               638               638          50.2%
                                           --------          --------          --------
     Total                                    7,554             5,598             6,128          23.3%

Earnings before income taxes                  6,353             6,338             5,277          20.4%

Net earnings                                  3,549             3,071             2,984          18.9%

Basic earnings per common share                0.98              0.88              0.86          14.0%

Diluted earnings per common share              0.88              0.80              0.78          12.8%

     Revenue increased 3.5% to $42.2 million for the quarter ended December 31, 1998 from $40.8 million for the quarter ended December 31, 1997. For the nine-month period ended December 31, 1998 (the first nine months of fiscal
1999), revenue increased 7.1% to $124.7 million compared with $116.4 million in the first nine months of fiscal 1998. Revenue for the Company's Engineering/IT business was level at $35.6 million for the third quarter of fiscal 1999 compared to the third quarter of fiscal 1998. For the first nine months of fiscal 1999, the Company's Engineering/IT business grew 1.7% to $105.2 million from $103.4 million for the first nine months of fiscal 1998. Interactive Media's revenue increased 29.1% to $6.6 million for the third quarter of fiscal 1999 from $5.1 million for the third quarter of fiscal 1998. For the first nine months of fiscal 1999, Interactive Media's revenue increased 50.1% to $19.5 million from $13.0 million for the first nine months of fiscal 1998.

     Revenue for the Company's Engineering/IT business was adversely affected by a decrease in work subcontracted to other companies and a decrease in purchased materials. For the quarter and nine-month period work subcontracted to other companies and purchased materials for the Company's Engineering/IT business decreased $2.4 million and $5.1 million, respectively, over the same periods in fiscal 1998. Subcontracting is down because in some cases A&T is gaining market share, some subcontractors have gotten their own contracts, and some subcontractors' work has not been renewed by the customer. Purchases of materials are down due, in part, to a U.S. Navy mine clearing hardware contract that is nearing completion. Without the effect of subcontracts and materials, Engineering/IT revenue would have been up nearly 8% for the quarter.

     Interactive Media revenue was favorably affected by the acquisition of UP, Inc. in November of last year and by an expanded sales force. During the quarter, funded backlog for Interactive Media increased 35% from $9.7 million to $13.1 million.

     For the quarter and nine-month period ended December 31, 1998, operating earnings for the Company were $2.7 million and $7.6 million, respectively, compared with $2.3 million and $6.1 million, respectively, in the comparable quarter and nine-month period ended December 31,1997.

     Operating earnings as a percentage of revenue (operating margin) increased to 6.4% for the current quarter and 6.1% for the nine-month period ended December 31, 1998 compared with 5.7% and 5.3%, respectively, for the prior quarter and nine-month period ended December 31, 1997. Operating margin for Engineering/IT increased to 6.3% in the third quarter of fiscal 1999 from 5.4% in the third quarter of fiscal 1998. For the first nine months of fiscal 1999, operating margin for Engineering/IT increased to 6.3% from 5.3% for the first nine months of fiscal 1998. The reduction in lower margin subcontract and material revenue plus improved cost controls and good performance on contracts contributed to the Engineering/IT increase. Operating margin in the current quarter for Interactive Media decreased to 6.8% from 7.8% in the prior year quarter. The decrease was due in part to lower fees earned on projects, offset in part by a decrease in indirect expenses as a percentage of revenue. For the first nine months of fiscal 1999 operating margin for Interactive Media remained constant at 4.9% as compared to the first nine-months of fiscal 1998.

     Total other expenses as a percentage of revenue was 1.2% for the current quarter, compared to 1.0% for the prior year quarter. For the nine-months ended December 31, 1998, total other expenses as a percentage of revenue was 1.0% compared with 0.7% for the nine-month period ended December 31, 1997. For the current quarter and nine-month period, both interest expense and amortization of goodwill increased due to the Company's recent acquisitions, including a contingent payment to the former owners of UP, Inc. as discussed more fully below in "Liquidity and Capital Resources".

     Earnings before income taxes increased 15.4% to $2.2 million for the third quarter of fiscal 1999 from $1.9 million in the third quarter of fiscal 1998. For the first nine months of fiscal 1999, earnings before income taxes increased 20.4% to $6.4 million from $5.3 million for the same period in the prior fiscal year. The increases for the quarter and nine-month periods were due largely to higher revenue and improved margins.

     The Company's effective tax rates on earnings were 44.1% for the third quarter and for the first nine months of fiscal 1999 compared with 43.5% for the third quarter and first nine months of fiscal 1998. The higher tax rate is primarily due to the increase in amortization of goodwill, most of which is not deductible for tax purposes.

     Net earnings for the third quarter of fiscal 1999 were $1.2 million, compared with $1.1 million for the prior fiscal year quarter, an increase of 14.2%. For the first nine months of fiscal 1999, net earnings were $3.5 million compared to net earnings for the first nine months of fiscal 1998 of $3.0 million, an increase of 18.9%.

     Basic earnings per share increased 13.3% to $0.34 for the third quarter of fiscal 1999 compared with $0.30 for the third quarter of fiscal 1998. For the nine-month period ended December 31, 1998, basic earnings per common share increased 14.0% to $0.98 compared with $0.86 for the prior year. Diluted earnings per common share increased 14.8% to $0.31 for the current quarter compared with $0.27 for the prior year quarter. For the nine-month period ended December 31, 1998, diluted earnings per share increased 12.8% to $0.88 compared to $0.78 in the prior year.

     The weighted average number of common shares used to compute basic earnings per share was 3.6 million for the current and prior year third quarter and for the first nine months of fiscal 1999 compared with 3.5 million in the first nine months of fiscal 1998. The weighted average number of common shares used to compute diluted earnings per share was 4.0 million for the current and prior year third quarter and for the current nine-month period compared with 3.8 million for the nine-month period of fiscal 1998. The increase for the nine-month period was due primarily to the exercise of stock options and an increase in the number of stock options outstanding.

LIQUIDITY & CAPITAL RESOURCES

     For the nine-month period ended December 31, 1998, net cash used by operating activities totaled $548 thousand. Cash generated by net earnings, after consideration of non-cash charges for depreciation, was offset by an increase in contract receivables of $3.6 million and a decrease in accounts payable and accrued expenses of $2.6 million.

     Contract receivables totaled $29.2 million, $25.6 million and $30.1 million as of December 31, 1998, March 31, 1998, and December 31, 1997 and represented 42%, 40% and 46% of total assets at each of those dates. The average period for payment to the Company was 63 days at December 31, 1998, 54 days at March 31, 1998 and 66 days as of December 31, 1997. The collection period at December 31, 1998 is in the normal range for the Company.

     Net cash used by investing activities for the nine-months ended December 31, 1998 was $4.3 million. The primary use of this cash was for the addition of office equipment, the development of our new management information system, and for acquisitions including a contingent payment to the former owners of UP, Inc., acquired in November 1997, in accordance with the purchase agreement.

     Net cash provided by financing activities for the first nine months of fiscal 1999 totaled $4.2 million. The primary source of cash from financing activities was proceeds from borrowing under the Company's revolving credit agreement. Uses of cash included the payment of dividends and the repurchase of the Company's common shares. On May 31, 1997, the Company announced that it had expanded its share repurchase program. The Company's Board of Directors authorized the repurchase of an additional 450,000 shares or a total of up to 750,000 shares in amounts and at times and prices to be determined by the Company's management. Since the program was initiated in March 1996, the Company has repurchased 399,400 shares. Since March 31, 1998 the Company has repurchased 42,900 shares under this repurchase program at current market prices on the dates of purchase. There are approximately 3.6 million shares outstanding.

     Any capital needs not satisfied by cash generated from operations were, and in the future are expected to be, met with money borrowed by the Company under its revolving credit agreement. The total funds available to the Company under this agreement at December 31, 1998 were $20.0 million. Borrowing under the Company's revolving credit agreement was $5.1 million at December 31, 1998, and $3.2 million as of December 31, 1997. There was no borrowing under the Company's revolving credit agreement as of March 31, 1998.

     It is anticipated that the Company's existing cash, together with funds generated from operations and borrowings under its revolving credit agreement, will be sufficient to meet its normal working capital requirements for the foreseeable future.

     The Company believes that inflation has not had a material effect on its business.

YEAR 2000 READINESS DISCLOSURE

     Many financial information and operational systems in use today may not be able to interpret dates after December 31, 1999 because such systems allow only two digits to indicate the year in a date. As a result, such systems are unable to distinguish January 1, 2000 from January 1, 1900, which could have adverse consequences on operations and the integrity of information processing. Accordingly, some computer hardware and software, including programs embedded within equipment, may need to be modified prior to the year 2000 in order to function properly. This potential problem is referred to as the Year 2000 or Y2K issue. For purposes of this discussion, a product or system is Year 2000 compliant if it functions the same on or after January 1, 2000 as it did prior to that date.

     The Company established a task force in January 1998 to assess Year 2000 risks, identify and implement solutions to known problems, and report the results of the assessment. The task force examined the services and products the Company provides, its internal information technology (IT) software, facilities and infrastructure, and third party risks. The Company is approaching its Year 2000 readiness program in the following three phases: (1) assessment, (2) planning and preparation, and (3) implementation. The table below summarizes the Company's projected and actual progress over time:

    System Category                           Completion Dates
    ---------------                           ----------------

                                                Planning &
                              Assessment        Preparation       Implementation
                              ----------        -----------       --------------
Customer Services                 9/98            12/98               3/99
Internal IT Software              9/98            12/98               7/99
Facilities/Infrastructure         9/98            12/98               7/99

     A discussion of the Company's Year 2000 readiness program follows.

     Customer Services. The Company principally provides services to its customer base. Within the Company's Engineering/IT business unit, certain of these services involve delivery of software code or verification of the customers' testing of software. The Company's Interactive Media business unit provides services which result in custom designed computer based training materials. The services are typically provided in accordance with the specifications and requirements of the customer. The Company's services generally are not transactional or date sensitive in nature and therefore generally are not subject to Year 2000 problems. Currently, when services are provided that do involve Year 2000 issues, the services provided are Year 2000 compliant. For previously delivered services, the Company believes that its customers are responsible for their costs to achieve Year 2000 compliance. However, based on the present state of the Company's knowledge and of the law as it applies to this aspect of the Year 2000 issue, the Company is unable at this time to determine the full extent of exposure or to estimate the probable cost and timing of any required remediation.

     Internal IT Systems. The Company's Engineering/IT business embarked on a plan in 1996 to implement a comprehensive re-engineering of its business systems to better handle multiple business units or subsidiaries. As part of this scheduled plan the Company is upgrading or replacing all of its major existing business systems including upgrading a fixed asset accounting system and replacing an accounts receivable system that were not Year 2000 compliant. The decision to upgrade or replace these business systems was not accelerated as a result of the Year 2000 issue but was scheduled as part of its business systems re-engineering plans. Accordingly, the cost for this upgrade and replacement are not considered Year 2000 costs.

     The Company is using a combination of purchased applications software and custom-built software in its business system upgrade. The existing non-compliant software is being upgraded or replaced with software that is Year 2000 compliant. The Company is not repairing or rewriting any existing applications software to resolve Year 2000 issues. The scheduled implementation date for the new business systems is 1 April 1999.

     The Company's Interactive Media business unit uses Deltek System I purchased software for its business applications. While this purchased software is not currently Year 2000 compliant, the vendor has represented that it will provide at no cost a system upgrade that will make its system compliant. This upgrade is scheduled to be installed and tested by 1 July 1999.

     Facilities and Infrastructure. The Company is upgrading and testing its facilities and infrastructure (buildings and related environmental systems, network and telephone systems, security systems, alarms, desktop computers and related operating systems and applications software) to achieve Year 2000 compliance. Much of the Company's facilities and infrastructure is relatively new and Year 2000 compliant. This is the case for most of the Company's desktop computers which are replaced at the end of their three-year lease term in accordance with the Company's standard practice. With a combination of relatively new equipment and upgrades and procedural changes to address non-compliance problems, the Company believes the Year 2000 issue will not pose significant operational problems for the Company's facilities and infrastructure. The system changes identified to address the facility and infrastructure Year 2000 issues are scheduled to be finished by July 1, 1999.

     Costs for Year 2000 Compliance. The Company believes that total costs for its Year 2000 compliance activity will not be material to the Company's results of operations, liquidity and capital resources and are not expected to exceed $100,000. Costs related to the Year 2000 issue have been expensed as incurred and are funded through operating cash flows. The primary costs incurred to date have been to conduct the initial assessment of Year 2000 potential issues and develop a corrective action plan. Cost estimates are based on currently available information. The Company has not deferred any critical information technology projects because of its Year 2000 program efforts.

     Year 2000 Risks Faced by the Company. The Year 2000 issue may also create risk for the Company due to unforeseen problems from third parties with whom the Company deals. The Company has contacted its key suppliers, customers, and other third parties to determine the possible impact on its business. Most of the third parties with whom the Company does business are engaged in executing their own Year 2000 readiness efforts. Accordingly, the Company cannot fully evaluate the Year 2000 risks from those parties. However, to date, there has been no indication that a third party's failure to be Year 2000 compliant would create a significant operational problem for the Company. The Company does not plan to use any independent verification and validation processes to assure the reliability of third party responses. While the Company now routinely assesses all data for Year 2000 compliance, the Company completed its initial assessment of third party risks in September 1998.

     The Company is heavily dependent upon the effectiveness of its primary customers' systems, principally in the U.S. Government, for the administration of contracts and payment of the Company's invoices. The Company's reasonably likely worst case Year 2000 scenario is that the Company's payments from the U.S. Government would be significantly delayed. The Company and the Professional Service Council (PSC) to which the Company belongs, have made inquiries regarding the status of compliance efforts by the Company's main government payment office, DFAS-Columbus. The following information was received via a January 11, 1999 PSC Action Update: "PSC received a letter from DFAS regarding its Y2K compliance schedule...stating that 77% of DFAS's systems are Y2K compliant and 100% will be compliant by the end of March 1999." If DFAS is not successful in becoming Year 2000 compliant the Company believes it has adequate availability of funds under its revolving credit agreement to fund any reasonable increase in accounts receivable due to government payment delays.

     While the Company has plans in place to address known Year 2000 issues under its control, an infrastructure problem outside of its control could disrupt Company operations depending on the nature and severity of the problems. The Company expects that most utilities and service providers would be able to restore service interruptions caused by Year 2000 problems within days. However, more pervasive system problems involving multiple providers could last longer depending on the complexity of the systems and the effectiveness of their contingency plans.

     Although the Company is dedicating reasonable resources towards attaining Year 2000 readiness, there is no assurance it will be successful in its efforts to identify and address all Year 2000 issues. Even if the Company acts in a timely manner to complete all of its assessments and identifies, develops and implements remediation plans believed to be adequate, some problems may not be identified or corrected in time to prevent material adverse consequences to the Company. The discussion above regarding estimated completion dates, costs, risks and other forward-looking statements regarding Year 2000 is based on the Company's best estimates given information that is currently available and is subject to change. As the Company continues to progress with its Year 2000 initiatives, it may discover that actual results will differ materially from these estimates.

     The information provided above constitutes a "Year 2000 Readiness Disclosure" for purposes of the Year 2000 Information and Readiness Disclosure Act.

FORWARD-LOOKING STATEMENTS

     This report contains forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to a number of risks and uncertainties. Statements relating to the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements set forth in the paragraphs above discuss the Company's liquidity and capital resources and Year 2000 Readiness Disclosure. The Company cautions readers that actual results could differ materially from those in the forward-looking statements. The factors that could cause actual results to differ materially include the following: general economic conditions, Navy program funding priorities, budget reductions in defense programs, delays in the development and acceptance of new commercial products and pricing pressures from competitors, and third party failures to complete their "Year 2000" conversions in a timely manner. A more complete discussion of business risk factors is included in the Company's Form 10-K for the year ended March 31, 1998.


ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

                  PART II. OTHER INFORMATION REQUIRED IN REPORT


ITEM 1.           LEGAL PROCEEDINGS

                  NONE.

ITEM 2.           CHANGES IN SECURITIES

                  NONE.

ITEM 3.           DEFAULTS UPON SENIOR SECURITIES

                  NONE.

ITEM 4.           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                  NONE.

ITEM 5.           OTHER INFORMATION

                  NONE.

ITEM 6.           EXHIBITS AND REPORTS ON FORM 8-K

                  a.   EXHIBITS

                           4 FIFTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT AND REVOLVING CREDIT NOTE DATED DECEMBER 30, 1998

                           11       EARNINGS PER SHARE CALCULATION

                           27       FINANCIAL DATA SCHEDULE

                  b.   REPORTS ON FORM 8-K

                       None.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    ANALYSIS & TECHNOLOGY, INC.


Date:      February 12, 1999        /s/Gary P. Bennett
                                    Gary P. Bennett
                                    President and CEO



Date:     February 12, 1999         /s/David M. Nolf
                                    David M. Nolf
                                    Executive Vice President/
                                    Chief Financial and Administrative Officer

[QUARTERDECK LETTERHEAD]                                      Annex C




March 7, 1999

The Board of Directors
Analysis & Technology, Inc.
Route 2
P.O. Box 220
North Stonington, CT 06359-0220

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Analysis & Technology, Inc. ("A&T" or the "Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger (the "Agreement"), dated March 7, 1999, by and among the Company, Anteon Corporation ("Parent") and Buffalo Acquisition Corporation, a wholly owned subsidiary of Parent ("Merger Sub"). As more fully described in the Merger Agreement, (i) Merger Sub will be merged into A&T (the "Merger") and (ii) each outstanding share of common stock of A&T ("Shares") will be converted into the right to receive $26.00 per share in cash (the "Merger Consideration").

The Agreement further provides that each holder of an A&T stock option will receive a cash payment equal to the excess of (a) the Merger Consideration multiplied by the number of Shares subject to such option ("Option Shares") that is vested and exercisable (including those options that become exercisable as a result of the Merger) over (b) the exercise price per share of such option multiplied by the Option Shares.

In arriving at our opinion, we interviewed management regarding the business prospects, financial outlook and operating plans of the Company, and reviewed certain publicly available business and financial information relating to the Company for recent years and interim periods to date. We also reviewed certain internal financial and operating information, including financial forecasts and projections that were provided to us by the Company taking into account the growth prospects of the Company and the marketplaces in which A&T is involved. Additionally, we reviewed a copy of the Agreement.

We also compared certain financial data from the Company to similar data for certain other companies, the securities of which are publicly traded, which we believe are comparable to the Company, and we considered the financial terms of recent acquisitions and business combination transactions in the federal engineering and information technology industry specifically.

We utilized a discounted cash flow analysis to analyze the present value of the future cash flow streams that the Company is expecting to generate. In addition, we reviewed certain publicly available information concerning the trading of, and the trading market for, the Shares including without limitation the average trading price of A&T over the past sixty (60) days. We have also considered the limited trading volume and public float of the Shares in evaluating the Merger

Consideration. We have also reviewed the premiums paid in comparable merger and acquisition transactions in relation to the premium represented by the Merger Consideration to the market price of the shares at different times prior to the execution of the Agreement. We have also performed such other studies, analyses and investigations as we considered appropriate.

In soliciting offers, we marketed the Company to a broad spectrum of potential acquirers, including both strategic and financial buyers. The marketing process was conducted over a four (4) month period. During the marketing period multiple potential buyers were provided the opportunity to meet with management, review detailed financial and operating information about the Company, and perform due diligence.

In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available, and we have not attempted to independently verify any of such information. We have assumed, with your consent, that the financial forecasts and projections provided to us by the Company were prepared in good faith and on the basis reflecting the best currently available judgements and estimates of the Company's management. We have also assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the most recent financial statements made available to us. In addition, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. Our opinion is necessarily based on the economic and market conditions and other circumstances as they exist and are evaluated by us on the date hereof. Although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

We have relied on advice of the counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Merger and the Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to Parent's and Merger Sub's obligations thereunder.

As part of our investment banking services, we engage in the valuation of businesses and their securities in connection with mergers and acquisitions involving both listed and unlisted companies and their associated securities, primarily in the aerospace and defense and information technology/professional services industries. We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services upon consummation of the Merger. We will also receive a fee from the Company for rendering this opinion. The fee rendered for this opinion is not contingent upon the results of the Merger.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Agreement and may not be used by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent or as required under applicable law or by the Securities and Exchange Commission ("SEC"). This letter may be included in the proxy statement you file with the SEC and you distribute to your shareholders with respect to the Merger. This letter does not constitute a recommendation to any shareholder to vote in favor of the Merger and should not be relied upon by any shareholder as such a recommendation. Further, this opinion addresses only the financial fairness as of the date hereof of the Merger Consideration to be received by the shareholders of the Company, and it does not address any other aspect of the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Merger Consideration to be received by the shareholders of the Company and by the holders of A&T stock options pursuant to the Agreement is fair from a financial point of view to such shareholders and option holders as of the date hereof.



                                  Very truly yours,

                                  QUARTERDECK INVESTMENT PARTNERS, INC.

                                  By:         /s/ JON B. KUTLER
                                     ----------------------------------
                                       Jon B. Kutler
                                       President

                                                                         ANNEX D

   SECTIONS 33-855 THROUGH 33-872 OF THE CONNECTICUT BUSINESS CORPORATION ACT

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     SECTION 33-855. DEFINITIONS. As used in Sections 33-855 to 33-872, inclusive:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

          (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     SECTION 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
     (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
     (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

     SECTION 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     SECTIONS 33-858 AND 33-859.  RESERVED FOR FUTURE USE.

PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     SECTION 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

     (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

     SECTION 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     SECTION 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

     (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

          (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

     SECTION 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     SECTION 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     SECTION 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

     SECTION 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

     SECTION 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

     SECTION 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

JUDICIAL APPRAISAL OF SHARES

     SECTION 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

     SECTION 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

PROXY                                                                     PROXY

                           ANALYSIS & TECHNOLOGY, INC.
                              P.O. BOX 220, ROUTE 2
                       NORTH STONINGTON, CONNECTICUT 06359

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  The undersigned hereby appoints Gary P. Bennett and David M. Nolf as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Analysis & Technology, Inc. (the "Company") held of record by the undersigned on April 26, 1999, at the Special Meeting of Shareholders of the Company to be held on June 22, 1999 or any adjournment thereof.

                           (Continued on reverse side)



                           -- FOLD AND DETACH HERE --

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                              PLEASE MARK
                                              YOUR VOTES AS   /X/
                                              INDICATED IN
                                              THIS EXAMPLE

1. Proposal to approve the Agreement and Plan of Merger, dated as of March 7, 1999, among Anteon Corporation, Buffalo Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of Anteon, and the Company pursuant to which (i) Merger Sub would merge with and into the Company and (ii) each outstanding share of the Company's Common Stock (other than shares the holders of which have exercised dissenters' rights under the Connecticut Business Corporation Act and shares owned by the Company, Anteon or Merger Sub or their wholly owned subsidiaries) would be converted into the right to receive $26.00 in cash.

            FOR                   AGAINST                ABSTAIN

            / /                     / /                    / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                  The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

                                  Each person named to the left is asked to sign this proxy exactly as his or her name appears, including the title "Executor," "Trustee," etc., if the same is indicated. If more than one person's name is set forth, all should sign. If stock is held in the name of a corporation or partnership, this proxy should be executed by a properly authorized person.

                                  Dated:                                 , 1999
                                        ---------------------------------

                                  ---------------------------------------------
                                                                      Signature

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                                     Signature, if held jointly

Shareholders planning to attend the Special Meeting in person are asked to check this block. / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                           -- FOLD AND DETACH HERE --

                                                                        A&T ESOP

                    EXECUTION OF THIS VOTING INSTRUCTION FORM
                              IS BEING SOLICITED BY
                            THE BOARD OF DIRECTORS OF
                           ANALYSIS & TECHNOLOGY, INC.

Name:

No. of Shares:

                               Voting Instructions

The undersigned hereby instructs the trustees of the Analysis & Technology, Inc. Employee Stock Ownership Plan ("ESOP") or their proxies to vote all shares of stock credited to his or her account at the Special Meeting of Shareholders of Analysis & Technology, Inc. (the "Company") to be held on June 22, 1999 at 11:00 A.M., EDT, at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut, and at adjournment thereof.

1. Proposal to approve the Agreement and Plan of Merger, dated as of March 7, 1999, among Anteon Corporation, Buffalo Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of Anteon, and the Company pursuant to which (i) Merger Sub would merge with and into the Company and (ii) each outstanding share of the Company's Common Stock (other than shares the holders of which have exercised dissenters' rights under the Connecticut Business Corporation Act and shares owned by the Company, Anteon or Merger Sub or their wholly owned subsidiaries) would be converted into the right to receive $26.00 in cash.


        FOR _____              AGAINST _____            ABSTAIN _____


IN THEIR DISCRETION, THE TRUSTEES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

These instructions when properly executed will be voted in the manner directed herein by the undersigned participant. IF NO DIRECTION IS MADE, THE SHARES CREDITED TO THE ESOP ACCOUNT OF THE UNDERSIGNED WILL BE VOTED IN THE DISCRETION OF THE TRUSTEES.

                          Signed:*    _________________________________________

                          Dated:       ________________________________________

*  Please sign your name exactly as set forth above.

                                                                     401(k) Plan

                    EXECUTION OF THIS VOTING INSTRUCTION FORM
                              IS BEING SOLICITED BY
                            THE BOARD OF DIRECTORS OF
                           ANALYSIS & TECHNOLOGY, INC.

Name:

No. of Shares:

                               Voting Instructions

The undersigned hereby instructs the trustees of the Analysis & Technology, Inc. Savings and Investment Plan (the "401(k) Plan") or their proxies to vote all shares of stock credited to his or her account at the Special Meeting of Shareholders of Analysis & Technology, Inc. (the "Company") to be held on June 22, 1999 at 11:00 A.M., EDT, at The Mystic Hilton, Coogan Boulevard, Mystic, Connecticut, and at adjournment thereof.

1. Proposal to approve the Agreement and Plan of Merger, dated as of March 7, 1999, among Anteon Corporation, Buffalo Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of Anteon, and the Company pursuant to which (i) Merger Sub would merge with and into the Company and (ii) each outstanding share of the Company's Common Stock (other than shares the holders of which have exercised dissenters' rights under the Connecticut Business Corporation Act and shares owned by the Company, Anteon or Merger Sub or their wholly owned subsidiaries) would be converted into the right to receive $26.00 in cash.


       FOR _____               AGAINST _____            ABSTAIN _____


IN THEIR DISCRETION, THE TRUSTEES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

These instructions when properly executed will be voted in the manner directed herein by the undersigned participant. IF NO DIRECTION IS MADE, THE SHARES CREDITED TO THE 401(k) PLAN ACCOUNT OF THE UNDERSIGNED WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED BY THE TRUSTEE FROM THE PARTICIPANTS IN THE 401(k) PLAN.

                          Signed:*    _________________________________________

                          Dated:       ________________________________________

*  Please sign your name exactly as set forth above.